UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
Primo Water Corporation
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)
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Primo Water Corporation 4221 W. Boy Scout Blvd. Suite 400 Tampa, Florida 33607
March 31, 2022
Dear Shareowners:
We are pleased to invite you to attend our annual meeting of shareowners, which will be held at 8:00 a.m. (local time in Tampa) on Tuesday, May 10, 2022. Out of an abundance of caution, to proactively deal with the unprecedented impact of the coronavirus (COVID-19) outbreak and to mitigate risks to the health and safety of our shareowners, associates and other stakeholders, we will again hold our annual meeting of shareowners in a virtual meeting, via live audio webcast. You can access the meeting by visiting www.virtualshareholdermeeting.com/PRMW2022. You will be able to listen to the meeting live and submit questions and submit your vote while the meeting is being held.
At this meeting, you will have the opportunity to learn more about Primo and our strategy and to receive our financial results for the 2021 fiscal year.
The notice of meeting and proxy statement that accompany this letter describe the business to be conducted at the meeting.
We are pleased to furnish our proxy materials over the Internet in accordance with applicable law. As a result, we are mailing to many of our shareowners a notice instead of paper copies of our proxy statement, form of proxy and 2021 annual report. The notice contains instructions on how to access these materials over the Internet, as well as instructions on how shareowners can receive paper copies of these materials. Employing this distribution process will conserve natural resources, consistent with our sustainability efforts described in this proxy statement, and reduce the costs of printing and distributing these materials.
Even if you cannot attend the meeting, it is important that your shares be represented and voted by using the form of proxy provided. We encourage you to read the proxy statement and vote as soon as possible. We look forward to your participation.
Sincerely,

Thomas J. Harrington
Chief Executive Officer

Primo Water Corporation

Notice of Annual Meeting of Shareowners
The Annual Meeting of Shareowners of Primo Water Corporation (“Primo”) will be held
on:	Tuesday, May 10, 2022
at:	8:00 a.m. (local time in Tampa). We encourage you to access the meeting prior to the start time to allow you ample time to log in to the live audio webcast and test your computer audio system.
at:
Virtual meeting only via live audio webcast online at www.virtualshareholdermeeting.com/
PRMW2022. To participate in the meeting, you will need the 16-digit control number included on your proxy card or on the instructions that accompany your proxy materials. You will be able to listen to the meeting live and submit questions and submit your vote while the meeting is being held.

to:	•	receive the financial statements for the year ended January 1, 2022 and the report on those statements by Primo’s independent registered certified public accounting firm,
	•	elect directors,
	•	approve the appointment of Primo’s independent registered certified public accounting firm,
	•	hold a non-binding advisory vote on executive compensation, and
	•	transact any other business that properly may be brought before the meeting and any adjournment of the meeting.
By order of the board of directors

Marni Morgan Poe
Chief Legal Officer and Secretary
Tampa, Florida
March 31, 2022
YOU ARE INVITED TO VOTE BY COMPLETING, DATING AND SIGNING THE FORM OF PROXY AND RETURNING IT BY MAIL OR BY FOLLOWING THE INSTRUCTIONS FOR VOTING OVER THE INTERNET OR BY PHONE IN THE PROXY STATEMENT. A VOTE BY PROXY WILL BE COUNTED IF IT IS COMPLETED PROPERLY AND IS RECEIVED BY BROADRIDGE NO LATER THAN 11:59 P.M. LOCAL TIME IN TAMPA ON MAY 9, 2022 OR THE LAST BUSINESS DAY PRIOR TO ANY POSTPONED OR ADJOURNED MEETING OR IS OTHERWISE RECEIVED BY OUR SECRETARY, AS DESCRIBED HEREIN, PRIOR TO THE COMMENCEMENT OF THE MEETING OR ANY POSTPONED OR ADJOURNED MEETING. BROADRIDGE’S MAILING ADDRESS IS: VOTE PROCESSING C/O BROADRIDGE, 51 MERCEDES WAY, EDGEWOOD, NY 11717.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREOWNERS TO BE HELD ON MAY 10, 2022
This communication is not a form for voting and presents only an overview of the more complete proxy materials, which are available on the Internet or by mail. We encourage you to access and review all of the important information contained in the proxy materials before voting.
Our proxy statement, form of proxy and 2021 annual report are available at our website (www.primowatercorp.com), as well as our profile on SEDAR (www.sedar.com). Our proxy statement includes information on the following matters, among other things:
•	The date, time and location of the Annual Meeting of Shareowners;
•	A list of the matters being submitted to the shareowners for approval; and
•	Information concerning voting at the Annual Meeting of Shareowners.
If you want to receive a paper copy or e-mail of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy to Broadridge by internet at www.proxyvote.com, by telephone at 1-800-579-1639, or by email at sendmaterial@proxyvote.com, or contact Primo’s Investor Relations Department directly at our principal executive office: Primo Water Corporation, 4221 W. Boy Scout Blvd., Suite 400, Tampa, Florida 33607, telephone (813) 313-1732, email InvestorRelations@primowater.com.

Primo Water Corporation
Annual Meeting of Shareowners
THIS PROXY STATEMENT EXPLAINS:
•	details of the matters to be voted upon at the meeting, and
•	how to exercise your right to vote even if you cannot attend the meeting.
THIS PROXY STATEMENT CONTAINS:
•	the notice of the meeting,
•	the proxy statement for the meeting, and
•	a proxy form that you may use to vote your shares without attending the meeting.
REGISTERED SHAREOWNERS
A form of proxy is enclosed with this booklet. This form may be used to vote your shares if you are unable to attend the virtual meeting. Instructions on how to vote using this form are found starting on page 2 of this proxy statement.
NON-REGISTERED BENEFICIAL SHAREOWNERS
If your shares are held on your behalf or for your account by a broker, securities dealer, bank, trust company or other intermediary, you will not be able to vote unless you carefully follow the instructions provided by your intermediary.
The accompanying proxy statement and form of proxy are furnished in connection with the solicitation of proxies by or on behalf of management and the board of directors for use at the annual meeting of shareowners to be held on Tuesday, May 10, 2022 and any continuation of the meeting after an adjournment of such meeting.
AVAILABILITY OF QUARTERLY FINANCIAL INFORMATION
If you are a shareowner and wish to receive (or continue to receive) our quarterly interim financial statements (and the related management discussion and analysis) by mail, you must complete and return the enclosed request form. If you do not do so, quarterly financial statements will not be sent to you. Financial results are announced by media release, and financial statements are available on our website at www.primowatercorp.com, on the SEDAR website maintained by the Canadian securities regulators at www.sedar.com and on the EDGAR website maintained by the United States Securities and Exchange Commission at www.sec.gov.

i

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Primo Water Corporation
Proxy Statement
GENERAL INFORMATION
This proxy statement is furnished in connection with the solicitation of proxies by or on behalf of management and the board of directors (the “Board”) of Primo Water Corporation (“Primo”) for use at the annual meeting of shareowners (the “meeting”) that is to be held at the time and place, and for the purposes, described in the accompanying notice of the meeting and any continuation of the meeting after an adjournment of such meeting.
We are first mailing or making available to shareowners this proxy statement, our 2021 annual report and related materials on or about March 31, 2022. All dollar amounts are in United States dollars unless otherwise stated. All information contained in this proxy statement is as of March 21, 2022, unless otherwise indicated. Our fiscal year ends on the Saturday closest to December 31 of each year. In this proxy statement, therefore, references to the year 2019 are to the fiscal year ended December 28, 2019, references to the year 2020 are to the fiscal year ended January 2, 2021, and references to the year 2021 are to the fiscal year ended January 1, 2022. As used herein, “GAAP” means United States generally accepted accounting principles.
Out of an abundance of caution, to proactively deal with the unprecedented impact of the coronavirus (COVID-19) outbreak and to mitigate risks to the health and safety of our shareowners, associates and other stakeholders, we will again hold our annual meeting of shareowners in a virtual meeting, via live audio webcast. Shareowners can access the meeting by visiting www.virtualshareholdermeeting.com/PRMW2022. To participate in the meeting, shareowners will need the 16-digit control number included on their proxy cards or on the instructions that accompany the proxy materials. We recommend that shareowners carefully review in advance the procedures needed to gain admission virtually to the meeting. Technicians will be ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during check-in or during the meeting, please call the technical support number that will be posted on the meeting login page at www.virtualshareholdermeeting.com/PRMW2022.
We designed the format of the online meeting to ensure that our shareowners who attend the meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting and to enhance shareowner access, participation and communication through online tools. We will take the following steps to ensure such an experience:
•	providing shareowners with the ability to submit appropriate questions real-time via the meeting website; and
•	answering questions submitted in the time allotted for the meeting (given time constraints, we may have to limit the number of questions addressed at the meeting).
If there are any questions that cannot be addressed due to time constraints or for any other reason, we will post answers to such questions on our website following the meeting. If we receive substantially similar questions, we may group them together and provide a single response to avoid repetition. Only questions that are relevant to the purpose of the meeting or our business will be answered.

VOTING AT THE MEETING
Who Can Vote
March 21, 2022 is the record date to determine shareowners who are entitled to receive notice of the meeting. Shareowners at the close of business on that date will be entitled to vote at the meeting. As of the record date, 161,069,922 common shares were outstanding. Each common share entitles the holder to one vote on all matters presented at the meeting.
Voting By Registered Shareowners
The following instructions are for registered shareowners only. If you are a non-registered beneficial shareowner, please follow your intermediary’s instructions on how to vote your shares. See below under “Voting By Non-Registered Beneficial Shareowners.”
Voting at the Meeting
Primo is holding the meeting in a virtual only format and shareowners will not be able to attend the meeting in person. Registered shareowners who attend the meeting online by accessing www.virtualshareholdermeeting.com/PRMW2022 may electronically vote the shares registered in their name on resolutions put before the meeting. If you are a registered holder who will attend and vote online at the meeting, you do not need to complete or return the form of proxy, although you are requested to do so. Whether or not you plan to attend the meeting, you are requested to complete and promptly return the enclosed proxy. Sending in a proxy card will not prevent a registered shareowner from voting online at the meeting. Such registered shareowner’s vote will be taken and counted at the meeting. If you are attending the meeting, please log-on to the virtual meeting in advance to ensure that your vote will be counted.
Voting by Proxy
If you are a registered shareowner but do not plan to attend the online meeting, there are four ways that you can vote your proxy:
Mail: You may vote by completing, dating and signing the enclosed form of proxy and returning it to Broadridge Corporate Issuer Services (“Broadridge”) no later than 11:59 p.m. local time in Tampa on May 9, 2022, or the last business day prior to any postponed or adjourned meeting, by mail to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 using the envelope provided.
Telephone: You may vote over the phone by calling toll free 1-800-690-6903 no later than 11:59 p.m. local time in Tampa on May 9, 2022 or the last business day prior to any postponed or adjourned meeting.
Internet: You may vote over the Internet by accessing www.proxyvote.com and following the proxy login and voting procedures described for the meeting. The enclosed form of proxy contains certain information required for the Internet voting process. Detailed voting instructions will then be conveyed electronically via the Internet to those who have completed the login procedure. You may vote (and revoke a previous vote) over the Internet at any time before 11:59 p.m. local time in Tampa on May 9, 2022 or the last business day prior to any postponed or adjourned meeting.
The Internet voting procedure, which complies with Canadian law, is designed to authenticate shareowners’ identities, to allow shareowners to vote their shares and to confirm that shareowners’ votes have been recorded properly. Shareowners voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies that must be borne by the shareowners. Also, please be aware that Primo is not involved in the operation of the Internet voting procedure and cannot take responsibility for any access or Internet service interruptions that may occur or any inaccurate, erroneous or incomplete information that may appear.
Other: If you have not availed yourself of any of the foregoing voting procedures by 11:59 p.m. local time in Tampa on May 9, 2022 or the last business day prior to any postponed or adjourned meeting but still wish to vote by proxy, you may vote by (i) completing, dating and signing the enclosed form of proxy and faxing it to the attention of our Secretary at (813) 434-2139, or (ii) having the person you have chosen as your proxyholder deliver it in person to our Secretary, in each case so that it is received prior to the commencement of the meeting or any postponed or adjourned meeting.

What Is a Proxy?
A proxy is a document that authorizes another person to attend the meeting and cast votes on behalf of a registered shareowner at the meeting. If you are a registered shareowner, you can use the accompanying proxy form. You may also use any other legal form of proxy.
How do You Appoint a Proxyholder?
Your proxyholder is the person you appoint to cast your votes for you at the meeting. The persons named in the enclosed form of proxy are directors or officers of Primo. You may choose those individuals or any other person to be your proxyholder. Your proxyholder does not have to be a shareowner of Primo. If you want to authorize a director or officer of Primo who is named on the enclosed proxy form as your proxyholder, please leave the line near the top of the proxy form blank, as their names are pre-printed on the form. If you want to authorize another person as your proxyholder, fill in that person’s name in the blank space located near the top of the enclosed proxy form.
Your proxy authorizes the proxyholder to vote and otherwise act for you at the meeting, including any continuation of the meeting if it is adjourned.
How Will a Proxyholder Vote?
If you mark on the proxy how you want to vote on a particular issue, your proxyholder must cast your votes as instructed. By checking “WITHHOLD” on the proxy form, you will be abstaining from voting.
If you do NOT mark on the proxy how you want to vote on a particular matter, your proxyholder is entitled to vote your shares as he or she sees fit. If your proxy does not specify how to vote on any particular matter, and if you have authorized a director or officer of Primo to act as your proxyholder, your shares will be voted at the meeting:
•	FOR the election of the nominees named in this proxy statement as directors;
•	FOR the approval of the appointment of PricewaterhouseCoopers LLP as Primo’s independent registered certified public accounting firm; and
•
FOR the approval, on a non-binding advisory basis, of the compensation of the named executive officers, as such information is disclosed in the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative disclosure beginning on page 64 (commonly referred to as “say-on-pay”).

For more information on these matters, please see “Election of Directors,” beginning on page 8, “Independent Registered Certified Public Accounting Firm—Approval of Appointment of Independent Registered Certified Public Accounting Firm” on page 61, and “Advisory Vote on Executive Compensation” on page 64.
If any amendments are proposed to these matters, or if any other matters properly arise at the meeting, your proxyholder can generally vote your shares as he or she sees fit. The notice of the meeting sets out all the matters to be presented at the meeting that are known to management as of March 21, 2022.
How do You Revoke Your Proxy?
Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before the meeting by delivering to our Secretary a written notice of revocation or a duly executed proxy bearing a later date, by voting via the Internet at a later date or by attending the online meeting and voting at the online meeting. You may send a written notice to our Secretary to the following address: 4221 W. Boy Scout Blvd., Suite 400, Tampa, Florida 33607.
This revocation must be received by our Secretary before the meeting (or before the date of the reconvened meeting if it is adjourned), or in any other way permitted by law.
If you revoke your proxy and do not replace it with another form of proxy that is properly deposited, you may still vote shares registered in your name online during the meeting.
Voting By Non-Registered Beneficial Shareowners
If your common shares are not registered in your name but in the name of an intermediary (typically a bank, trust company, securities dealer or broker, or a clearing agency in which an intermediary participates), then you are a non-registered beneficial shareowner (as opposed to a registered shareowner). Copies of this document have been distributed to intermediaries who are required to deliver them to, and seek voting instructions from, our non-registered beneficial shareowners. Intermediaries often use a service company (such as Broadridge) to forward meeting materials to beneficial shareowners. Primo intends to pay for intermediaries to deliver proxy-related materials and the request for voting instructions (Form 54-101F7) to “objecting beneficial owners” in accordance with National Instrument 54-101—Communication with Beneficial Owners of Securities. If you are a non-registered beneficial shareowner, you can vote your common shares by proxy, by following the instructions your intermediary provides to you, through your intermediary or at the meeting. As a non-registered beneficial shareowner, while you are invited to attend the meeting, you will not be entitled to vote at the meeting unless you make the necessary arrangements with your intermediary to do so.
Voting at the Meeting
Primo is holding the meeting in a virtual only format and shareowners will not be able to attend the meeting in person. A non-registered beneficial shareowner who received a voting instruction form from the intermediary and who wishes to attend and vote at the meeting online by accessing www.virtualshareholdermeeting.com/PRMW2022 (or have another person attend and vote on their behalf) should strike out the proxyholders named in the voting instruction form and insert the beneficial shareowner’s (or such other person’s) name in the blank space provided or follow the corresponding instructions provided by the intermediary. However, even if you plan to attend the meeting, Primo recommends that you vote your shares in advance, so that your vote will be counted in the event you later decide not to attend the meeting.
Voting by Proxy through Intermediary
Internet: If your intermediary is registered with Broadridge, which we have retained to manage beneficial shareowner Internet voting, you may vote over the Internet by following the proxy login and voting instructions on your voting instruction form.
Through Intermediary: A beneficial shareowner who does not vote via the Internet will be given a voting instruction form or other document by his or her intermediary that must be submitted by the beneficial shareowner in accordance with the instructions provided by the intermediary. In such case, you cannot use the Internet voting procedures described above and must follow the intermediary’s instructions (which in some cases may allow the completion of the voting instruction form by telephone or on the intermediary’s Internet website). Occasionally, a beneficial shareowner may be given a form of proxy that has been signed by the intermediary and is restricted to the number of shares owned by the beneficial shareowner but is otherwise not completed. This form of proxy does not need to be signed by the beneficial shareowner. In this case, you can complete the form of proxy and vote by mail only in the same manner as described above under “Voting by Registered Shareowners—Voting by Proxy” beginning on page 2 of this proxy statement.
In all cases, beneficial shareowners should carefully follow the instructions provided by the intermediary.
Proxies returned by intermediaries as “non-votes” because the intermediary has not received instructions from the beneficial shareowner with respect to the voting of certain shares, or because under applicable stock exchange or other rules, the intermediary does not have the discretion to vote those shares on one or more of the matters that come before the meeting, will be treated as not entitled to vote on any such matter and will not be counted as having been voted in respect of any such matter. Shares represented by such broker “non-votes” will, however, be counted in determining whether there is a quorum for the meeting. In addition to being able to submit to Primo or the intermediary, as applicable, a voting instruction form, beneficial shareowners are permitted to submit any other documents in writing that requests that the beneficial shareowner or a nominee thereof be appointed as a proxyholder.

Confidentiality of Vote
Broadridge counts and tabulates proxies in a manner that preserves the confidentiality of your votes. Proxies will not be submitted to management unless:
•	there is a proxy contest;
•	the proxy contains comments clearly intended for management; or
•	it is necessary to determine a proxy’s validity or to enable management and/or the Board to meet their legal obligations to shareowners or to discharge their legal duties to Primo.
Quorum
The annual meeting requires a quorum, which for this meeting means:
•	at least two persons personally present, each being a shareowner entitled to vote at the meeting or a duly appointed proxy for an absent shareowner so entitled; and
•	persons owning or representing not less than a majority of the total number of our shares entitled to vote.
Vote Counting Rules
All matters that are scheduled to be voted upon at the meeting are ordinary resolutions. Ordinary resolutions are passed by a simple majority of votes—if more than half of the votes that are cast are cast in favor, the resolution passes.
Ten directors nominated must be elected by ordinary resolution of the shareowners. Pursuant to Primo’s Majority Voting and Director Resignation Policy, if a nominee in an uncontested election does not receive the vote of at least the majority of the votes cast (including votes “for” and votes “withheld”), such director is required to promptly deliver written notice to the ESG and Nominating Committee offering to resign from the Board. Primo’s Majority Voting and Director Resignation Policy is described more particularly below under the heading “Majority Voting and Director Resignation Policy” on page 14 of this proxy statement.
The approval of Primo’s independent registered certified public accounting firm must be approved by ordinary resolution of the shareowners.
Due to the non-binding advisory nature of the matter to be voted upon in respect of the compensation of our executive officers, there is no minimum vote requirement for the proposal. However, the matter will be considered to have passed with the affirmative vote of a majority of the votes cast by shareowners that are present or represented and entitled to vote at the meeting.
Proxies may be marked “FOR,” “AGAINST” or “WITHHOLD/ABSTAIN.” Abstentions/withholding and broker non-votes are counted for purposes of establishing a quorum, but they are not counted as votes cast for or against a proposal.
Solicitation of Proxies
The cost of soliciting proxies will be borne by Primo. In addition, Primo may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of our directors, officers and employees, without additional compensation, personally or by telephone, telegram, letter or facsimile. We have hired MacKenzie Partners, Inc., a professional soliciting organization, to assist us in distributing proxy solicitation materials and responding to information requests from shareowners with respect to the materials. For these services, MacKenzie Partners, Inc. will be paid a fee of $12,500, plus limited reimbursement for out-of-pocket expenses.
Please Complete Your Proxy
Our management, with the support of the Board, requests that you fill out your proxy to ensure your votes are cast at the meeting. This solicitation of your proxy (your vote) is made on behalf of management and the Board.

PROCEDURE FOR CONSIDERING SHAREOWNER PROPOSALS
If you want to propose any matter for inclusion in our 2023 proxy statement, it must be received by our Chief Legal Officer and Secretary no later than December 1, 2022 at Primo Water Corporation, 4221 W. Boy Scout Blvd., Suite 400, Tampa, Florida 33607.
Our by-laws fix a deadline by which shareowners must submit director nominations prior to any meeting of shareowners. In the case of annual meetings, advance notice must be delivered to us not less than 30 days prior to the date of the annual meeting; provided, however, that if the annual meeting is called for a date that is less than 50 days after the date on which the first public announcement of the date of the annual meeting was made, advance notice may be made not later than the close of business on the 10th day following the date on which the public announcement of the date of the annual meeting is first made by us. In the case of a special meeting of shareowners (which is not also an annual meeting), advance notice must be delivered to us no later than the close of business on the 15th day following the day on which the public announcement of the date of the special meeting is first made by us. Our by-laws also require any shareowner making a director nomination to provide certain important information about its nominees with its advance notice. Only shareowners who comply with these requirements will be permitted to nominate directors to the Board unless the “advance notice” requirements of our by-laws are waived by the Board in its sole discretion. You are advised to review our by-laws, which contain additional requirements about advance notice of director nominations.

PRINCIPAL SHAREOWNERS
We are not aware of any person who, as of March 21, 2022, beneficially owned or exercised control or direction, directly or indirectly, over more than 5% of our common shares except as set forth below:
Name and Address	Nature of Ownership or Control	Number of Shares	Percentage of Class(1)
BlackRock, Inc.(2) 55 East 52nd Street New York, NY 10055	Beneficial ownership	11,027,687	6.85%

The Vanguard Group Inc.(3) 100 Vanguard Blvd. Malvern, PA 19355	Beneficial ownership	10,191,181	6.33%

Nitorum Capital, L.P.(4) 450 Park Avenue, 7th Floor New York, New York 10022	Beneficial ownership	8,516,937	5.29%

JPMorgan Chase & Co.(5) 383 Madison Avenue New York, New York 10179	Beneficial ownership	8,400,092	5.22%

FMR LLC(6) 245 Summer Street Boston, Massachusetts 02210	Beneficial ownership	8,350,261	5.18%

(1)	Percentage of class is based on 161,069,922 shares outstanding as of March 21, 2022.
(2)
Based on information reported in a Schedule 13G/A filed by BlackRock, Inc. on February 7, 2022 with the Securities and Exchange Commission (the “SEC”). As reported in such filing, BlackRock, Inc. is the beneficial owner of 11,027,687 shares, with sole voting power with respect to 10,675,458 shares and sole dispositive power with respect to 11,027,687 shares.

(3)
Based on information reported in a Schedule 13G filed by The Vanguard Group Inc. (“Vanguard Group”) on February 10, 2022 with the SEC. As reported in such filing, the Vanguard Group is the beneficial owner of 10,191,181 shares, with shared voting power with respect to 1,182,706 shares, sole dispositive power with respect to 9,167,771 shares and shared dispositive power with respect to 1,023,410 shares.

(4)
Based on information reported in a Schedule 13G/A filed jointly by Nitorum Capital, L.P. (“Nitorum Capital”), Nitorum GP, LLC (“Nitorum GP”), and Mr. Seth Rosen on February 14, 2022 with the SEC. As disclosed in the Schedule 13G/A, Nitorum Fund, L.P. and Nitorum Master Fund, L.P. (together, the “Nitorum Funds”) hold the common stock directly. Nitorum Capital serves as the investment adviser to the Nitorum Funds, Nitorum GP serves as the general partner of the Nitorum Funds, and Mr. Rosen serves as the Managing Partner of Nitorum Capital and the Managing Member of Nitorum GP. As indicated in the Schedule 13G/A, each of Nitorum Capital, Nitorum GP and Mr. Rosen have shared voting power and shared dispositive power over 8,516,937 shares.

(5)
Based on information reported in a Schedule 13G filed by JPMorgan Chase & Co. on January 26, 2022 with the SEC. As reported in such filing, certain subsidiaries of JPMorgan Chase & Co. listed in the filing are the beneficial owners of 8,400,092 shares, with sole voting power with respect to 8,078,267 shares and sole dispositive power with respect to 8,285,997 shares.

(6)
Based solely on information reported in an amended Schedule 13G filed by FMR LLC (“FMR”) on February 9, 2022 with the SEC. As reported in such filing, FIAM LLC, Fidelity Institutional Asset Management Trust Company, Fidelity Management & Research Company LLC and Strategic Advisers LLC reported that each beneficially owns Primo common shares. Abigail P. Johnson is the Chairman and Chief Executive Officer of FMR. Members of the family of Ms. Johnson (the “Johnson Family”) are the predominant owners, directly or through trusts, of Series B voting common shares of FMR, representing 49% of the voting power of FMR. The Johnson Family and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson Family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR. Neither FMR nor Ms. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company LLC, a wholly owned subsidiary of FMR, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company LLC carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees.

FINANCIAL STATEMENTS
At the meeting, we will submit to our shareowners Primo’s annual consolidated financial statements for the year ended January 1, 2022, and the related report of Primo’s independent registered certified public accounting firm. No vote will be taken regarding the financial statements.

ELECTION OF DIRECTORS
The ESG and Nominating Committee of the Board (the “ESG and Nominating Committee”) reviews annually the qualifications of persons proposed for election to the Board and submits its recommendations to the Board for consideration.
The ESG and Nominating Committee believes that the Board should be comprised of directors with a broad range of experience and expertise. The following table reflects the diverse skill set requirements of the Board and identifies the specific experience and expertise brought by each individual director nominee.
	Industry Experience	International Experience	Executive Experience	Investment Banking/Private Equity/M&A Experience	Finance	Accounting	Legal	Governance	Gender Diversity(1)	Racial/Ethnic Diversity(1)
Britta Bomhard		X	X	X	X	X		X	X
Susan E. Cates	X	X	X	X	X	X		X	X
Jerry Fowden	X	X	X	X	X			X
Stephen H. Halperin		X		X			X	X
Thomas J. Harrington	X	X	X	X	X			X
Gregory Monahan				X	X	X		X
Billy D. Prim	X	X	X	X				X
Eric Rosenfeld		X		X	X			X
Archana Singh		X	X					X	X	X
Steven P. Stanbrook		X	X	X	X			X
(1)	For additional information, please see “Corporate Governance-Diversity” on page 53 of this proxy statement.
In the opinion of the ESG and Nominating Committee and the Board, each of the ten nominees for election as a director is well qualified to act as a director of Primo and, together, the nominees bring the mix of independence, diversity, expertise and experience necessary for the Board and its committees to function effectively. Our approach to corporate governance and the roles of the Board and its committees are described under “Corporate Governance” on page 50 of this proxy statement.
During 2021, the Board held six meetings. Each of our incumbent directors attended, in person, by video conference or by telephone, 75% or more of the applicable meetings of the Board and committees on which they served in 2021.
Set forth below is certain information concerning our nominees for election as directors of Primo, including information regarding each person’s service as a director, committee membership, business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the ESG and Nominating Committee and the Board to determine that the person should serve as a director of Primo. If elected, each director will hold office until the next annual meeting of shareowners.

The Board has considered the independence of each of the nominees for election as directors of Primo for purposes of the rules of the SEC, New York Stock Exchange and National Instrument 58-101—Disclosure of Corporate Governance Practices (“NI 58-101”) of the Canadian Securities Administrators. All nominees are independent except for Mr. Harrington, our Chief Executive Officer, Mr. Fowden, our current Chairman of the Board and former Chief Executive Officer and Executive Chairman of the Board, and Mr. Prim, former Executive Chairman of the legacy Primo business. See “Certain Relationships and Related Transactions” on page 18 of this proxy statement for further discussion of the Board’s determinations as to independence.
Nominee	Committee Membership
Britta Bomhard, 53, of Princeton, New Jersey, U.S.A., is the co-founder of Encourage-Ventures, a startup investment network and a Distinguished Careers Institute fellow at Stanford University. From 2016 to 2021, she was the Executive Vice President and Chief Marketing Officer of Church & Dwight Co., Inc., an S&P 500 company and maker of Arm & Hammer baking soda and other branded household, personal care and specialty products. She previously held the role of President of Europe at Church & Dwight from 2013 to 2016. From 2005 to 2013, Ms. Bomhard held the general manager role for Energizer Holdings, Inc. in Spain & Portugal and Nordics & Austria as well as a variety of marketing roles. Prior to Energizer, Ms. Bomhard worked for Wella AG and GlaxoSmithKline in their marketing organizations. Ms. Bomhard has served on our Board since November 2018. The Board nominated Ms. Bomhard to be a director because of her background in international business with extensive experience in strategic planning, sales and marketing, operational improvement and acquisition integration.
ESG and Nominating Committee
Susan E. Cates, 51, of Chapel Hill, North Carolina, U.S.A., is the co-founder and Managing Partner of Leeds Illuminate, a growth equity fund investing in the Education and Workforce Development sectors. She serves on the Board of Advisors at Kenan-Flagler Business School at the University of North Carolina at Chapel Hill, where she co-chaired the Nominations and Governance Committee from 2016 through 2020. Ms. Cates served on the board of the legacy Primo business for six years prior to our acquisition of such business. She served on the audit committee of that board and was appointed lead independent director in January 2019. Ms. Cates served as the Chief Executive Officer of the Association of College and University Educators from 2019 to 2021, and as Chief Operating Officer of 2U, Inc., a leading provider of digital education services to universities around the world, from 2016 to 2017. Prior to joining 2U, Ms. Cates served as the President of Executive Development at UNC’s Kenan-Flagler Business School from 2008 to 2016, and as the founding Executive Director of MBA@UNC from 2010 to 2016. Prior to joining UNC, Ms. Cates was a partner with Best Associates, a Dallas-based private equity firm, where she led the identification, acquisition and oversight of multiple domestic and international companies operating in the education sector, including leading M&A efforts for Best Associates’ largest portfolio company and closing a series of acquisitions and partnerships in South America. Prior to joining Best Associates, she was part of the founding team of ThinkEquity Partners, a boutique investment bank in New York, with former colleagues from Merrill Lynch & Co. At ThinkEquity, Ms. Cates headed the education investment banking practice with responsibility for business development, client relationships and deal execution. Prior to ThinkEquity, she worked in investment banking at Merrill Lynch in New York, as well as in corporate lending at Wachovia Bank in Atlanta. She has served on our Board since May 2020. The Board nominated Ms. Cates to be a director because she has extensive executive, financial and transactional experience, and has extensive knowledge of the legacy Primo business.
Audit Committee

Nominee	Committee Membership
Jerry Fowden, 65, of St. Petersburg, Florida, U.S.A., was our Chief Executive Officer from 2009 until the end of 2018, at which point he became our Executive Chairman. Beginning in the second quarter of 2020, he transitioned to the role of Chairman. Prior to his service as our Chief Executive Officer, he served as President of our international operating segment, Interim President North America and Interim President of our UK and European business from 2007 to 2009. Prior to joining Primo, Mr. Fowden served as Chief Executive Officer of Trader Media Group (now known as Autotrader plc) and was a member of the Guardian Media Group plc’s board of directors from 2005 to 2007. Prior to this time, Mr. Fowden served in a variety of roles at multiple companies, including global Chief Operating Officer of ABInBev S.A. Belgium, an alcoholic beverage company, Chief Executive Officer of Bass Brewers Ltd., a subsidiary of AB InBev S.A. Belgium, Managing Director of the Rank Group plc’s Hospitality and Holiday Division and member of the Rank Group plc’s board of directors, Chief Executive Officer of Hero AG’s European beverage operations and various roles within PepsiCo Inc.’s beverage operations and Mars, Incorporated’s pet food operations. Mr. Fowden currently serves on the board of directors of Constellation Brands Inc., a premium alcoholic beverage company, and is a member of its Corporate Governance Committee and Chair of its Human Resources Committee. From 2019 to 2021, Mr. Fowden served on the board of directors of British American Tobacco p.l.c., a leading consumer goods company, and was a member of its Audit Committee and its Nominations Committee. Mr. Fowden previously served as a member of the board of directors of the American Beverage Association and the British Soft Drinks Association. He has served on our Board since 2009. The Board nominated Mr. Fowden to be a director because he is our former Chief Executive Officer and has extensive international business and industry experience.
—
Stephen H. Halperin, 72, of Toronto, Ontario, Canada, is of counsel at the law firm of Goodmans LLP. He was a partner with Goodmans from 1987 until his retirement from the partnership at the end of 2017. He is a member of the Board of Governors of McGill University and the incoming chair of the nominating, governance and ethics committee and member of the executive committee of that board, and is on the board of directors of Our Family Office Ltd, a private company registered as an investment advisor under Canadian law. Mr. Halperin previously served on the board of trustees of KCP Income Fund, a TSX-listed custom manufacturer of national brand and retailer brand consumer products, and on the board of directors of Gluskin Sheff + Associates Inc., a TSX-listed wealth management company. He has also served on the boards of five other publicly listed issuers. He has served on our Board since 1992. The Board nominated Mr. Halperin to be a director because he is an expert in Canadian corporate law, with over 40 years of experience counseling boards and senior management regarding corporate governance, mergers and acquisitions, compliance, disclosure, international business conduct, capital markets, corporate strategy and other relevant issues.
Chair, Human Resources and Compensation Committee; ESG and Nominating Committee
Thomas J. Harrington, 64, of Tampa, Florida, U.S.A., was appointed as our Chief Executive Officer effective as of the beginning of 2019. Prior to his appointment, Mr. Harrington served as the Chief Executive Officer of our North America business unit since our acquisition of DS Services in December 2014 and was appointed President Route Based Services in July 2016. Prior to the acquisition, Mr. Harrington served in various roles	—

Nominee	Committee Membership
with DS Services from 2004 to 2014, including Chief Executive Officer, President, Chief Operating Officer, West Division President, and Senior Vice President, Central Division. Prior to joining DS Services, Mr. Harrington served in various roles with Coca-Cola Enterprises, Inc. including Vice President and General Manager of Coca-Cola Enterprises New York and Chicago divisions. He also served in various sales and marketing roles with Pepperidge Farm from 1979 to 1985. Mr. Harrington previously served as a member of the board of directors of the National Automatic Merchandising Association, the International Bottled Water Association and the Water Quality Association. He has served on our Board since the beginning of 2019. The Board nominated Mr. Harrington to be a director because he is our Chief Executive Officer and has extensive international business and industry experience.

Gregory Monahan, 48, of Darien, Connecticut, U.S.A., has been a Senior Managing Director of Crescendo Partners, L.P., a New York-based investment firm, since December 2014. Prior to December 2014, he served as Managing Director of Crescendo Partners and has held various positions at Crescendo Partners since May 2005. He is also a Managing Member and Portfolio Manager for Jamarant Capital, LP, a private investment firm. Since November 2021, he has also been the CEO of Legato Merger Corp. II, a special purpose acquisition company. Previously, he was co-founder of Bind Network Solutions, a consulting firm focused on network infrastructure and security. Mr. Monahan is currently on the board of directors of Absolute Software Corp., a leader in firmware-embedded endpoint security and management for computers and ultra-portable devices. He previously served on the board of directors of BSM Technologies Inc., a global commercial fleet telematics provider, COM DEV International Ltd., a supplier of space equipment and services, SAExploration Holdings Inc., a seismic data services company, ENTREC Corporation, a heavy haul and crane services provider, Bridgewater Systems, a telecommunications software provider, and O’Charley’s Inc., a multi-concept restaurant company. Mr. Monahan has served on our Board since June 2008. The Board nominated Mr. Monahan to be a director because it believes he possesses valuable financial expertise, including extensive expertise with capital markets transactions and investments in both public and private companies. He has served in managing roles in investment and technology consulting firms, which experience informs his judgment and risk assessment as a board member.
Audit Committee
Billy D. Prim, 66, of Palm Beach Gardens, Florida, U.S.A., founded the legacy Primo business in 2004 and served on that board since inception and served as Executive Chairman from June 2017 until the closing of our acquisition of the legacy Primo business in March 2020. Prior to founding legacy Primo, Mr. Prim founded Blue Rhino Corporation, a provider of propane cylinder exchange and complementary propane and non-propane products, in March 1994 and served as its Chief Executive Officer and Chairman of the board. Mr. Prim led Blue Rhino’s initial public offering in May 1998 and remained its Chief Executive Officer until April 2004, when Blue Rhino was acquired by Ferrellgas Partners, L.P. at which time he was elected to the board of directors of Ferrellgas on which he served until November 2008. Mr. Prim previously served on the board of directors of Southern Community Bank and Trust from 1996 through 2005, its previous parent company, Southern Community Financial Corporation, and Towne Park Ltd. Mr. Prim also serves on the Wake Forest School of Business
—

Nominee	Committee Membership
Board of Visitors and the Wake Forest Institute for Regenerative Medicine Advisory Board. He has served on our Board since May 2020. The Board nominated Mr. Prim to be a director because he has extensive business, managerial and leadership experience, as well as extensive knowledge of the legacy Primo business and substantial corporate and shareholder governance expertise.

Eric Rosenfeld, 64, of New York, New York, U.S.A., has been the President and Chief Executive Officer of Crescendo Partners, L.P., a New York-based investment firm, since its formation in November 1998. Prior to forming Crescendo Partners, he held the position of Managing Director at CIBC Oppenheimer and its predecessor company Oppenheimer & Co., Inc. for 14 years. Mr. Rosenfeld currently serves as Chairman Emeritus for CPI Aerostructures Inc., a company engaged in the contract production of structural aircraft parts. He is also on the board at Pangaea Logistics Solutions Ltd., a logistics and shipping company, Aecon Group Inc., a construction company, and Algoma Steel Group Inc., a fully integrated steel producer that merged with Legato Merger Corp., a special purpose acquisition company, for which he served as Chief SPAC Officer. Mr. Rosenfeld has been the Chief SPAC Officer at Legato Merger Corp. II, a special purpose acquisition company, since December 2021. In addition, Mr. Rosenfeld is the CEO of Allegro Merger Corp., a shell company. Mr. Rosenfeld has also served as Chairman and CEO for Arpeggio Acquisition Corporation, Rhapsody Acquisition Corporation, Trio Merger Corp., Quartet Merger Corp. and Harmony Merger Corp., all blank check corporations that later merged with Hill International, Primoris Services Corporation, SAExploration Holdings Inc., Pangaea Logistics Solutions Ltd. and NextDecade Corporation, respectively. He was also a director of Canaccord Genuity Group Inc., a full-service financial services company, NextDecade Corporation, a development stage company building natural gas liquefaction plants, Absolute Software Corp., a leader in firmware-embedded endpoint security and management for computers and ultraportable devices, AD OPT Technologies Inc., an airline crew planning service, Sierra Systems Group Inc., an information technology, management consulting and systems integration firm, Emergis Inc., an electronic commerce company, Hill International, a construction management firm, Matrikon Inc., a company that provides industrial intelligence solutions, DALSA Corp., a digital imaging and semiconductor firm, HIP Interactive, a video game company, GEAC Computer Corporation, a software company, Computer Horizons Corp. (Chairman), an IT services company, Pivotal Corp, a cloud software firm, Call-Net Enterprises, a telecommunication firm, Primoris Services Corporation, a specialty construction company, and SAExploration Holdings Inc., a seismic exploration company. Mr. Rosenfeld is a regular guest lecturer at Columbia Business School and has served on numerous panels at Queen’s University Business Law School Symposia, McGill Law School, the World Presidents’ Organization and the Value Investing Congress. He is a senior faculty member at the Director’s College. He has also been a regular guest host on CNBC. Mr. Rosenfeld has served on our Board since June 2008 and is our Lead Independent Director. The Board nominated Mr. Rosenfeld to be a director because he has extensive experience serving on the boards of multinational public companies and in capital markets and mergers and acquisitions transactions. Mr. Rosenfeld also has valuable experience in the operation of a worldwide business faced with a myriad of international
Chair, ESG and Nominating Committee

Nominee	Committee Membership
business issues. Mr. Rosenfeld’s leadership and consensus-building skills, together with his experience as senior independent director, make him an effective Lead Independent Director for the Board.
Archana Singh, 52, of Gig Harbor, Washington, U.S.A, is the Chief People Officer of Expedia Group, Inc, an online travel shopping company for consumer and small business travel. She has held this position since 2019. From 2016 to 2019, she held the position of Chief Human Resource Officer at John Wiley & Sons, Inc., a global publishing company. Prior to Wiley, from 2014 to 2016, she was Chief Human Resource Officer, Managing Director, at the consultancy Hay Group, Inc. She also held executive-level HR positions at Computer Science Corporation, AMD Corporation, Unisys Corporation, Sun Microsystems and Credit Suisse First Boston. Ms. Singh has served on our Board since August 2021. The Board nominated Ms. Singh to be a director because of her background in international business with extensive experience in human resources and talent management.
Human Resources and Compensation Committee
Steven P. Stanbrook, 64, of Racine, Wisconsin, U.S.A., is a corporate director, currently serving on the board of directors for Group 1 Automotive, Inc., an international automotive retailer listed on the NYSE. Additionally, he is an Executive Advisory Partner at Wind Point Partners, a Chicago-based private equity firm, where he serves on the Board of Directors of one of their portfolio companies, Voyant Beauty LLC, a contract manufacturer of personal and beauty care products. Mr. Stanbrook previously served on the board of directors of Imperial Brands PLC, a multinational company listed on the London Stock Exchange, The Vollrath Company, LLC, a privately owned commercial and institutional foodservice equipment supplier, as well as Hewitt Associates, Inc., a provider of human capital and management consulting services, and Chiquita Brands International, Inc., a producer and distributor of fresh fruit and produce, fruit ingredients and other processed foods, both listed on the NYSE. From 1996 to 2015, Mr. Stanbrook served in various roles at S.C. Johnson & Son, Inc., a global manufacturer of consumer products, including Chief Operating Officer, International Markets. Prior to S.C. Johnson & Son, Inc., he served as Chief Executive Officer of Sara Lee Bakery. Mr. Stanbrook has served on our Board since November 2018. The Board nominated Mr. Stanbrook to be a director because he has extensive executive experience gained through his various roles with international consumer packaged goods businesses and extensive governance experience gained from serving on the boards of multinational companies.
Human Resources and Compensation Committee
It is intended that each director will hold office until the close of business of the 2023 annual meeting or until his or her earlier resignation, retirement or death. Pursuant to Primo’s Corporate Governance Guidelines, no director may stand for election or re-election to the Board after the director has reached the age of 73 (a director that turns 73 during his or her term, however, may serve out the remainder of that term). As a result of this policy, Mr. Mario Pilozzi and Mr. Graham Savage (who are each over the age of 73) will serve out the remainder of their respective terms, which will conclude immediately prior to the 2022 Annual Meeting of Shareowners, and will not stand for re-election at the 2022 Annual Meeting of Shareowners. Other than Mr. Halperin, no nominee identified above will reach the age of 73 prior to the date of the 2023 annual meeting. If elected at the 2022 Annual Meeting, Mr. Halperin will serve out the remainder of his term and will not stand for re-election at the 2023 annual meeting.
Unless otherwise instructed, the persons named in the accompanying form of proxy intend to vote FOR the election to the Board of the ten nominees who are identified above. Management and the Board do not contemplate that any of the nominees will be unable to serve as a director. If, for any reason at the time of the meeting, any of the nominees are unable to serve, then the persons named in the accompanying form of proxy will, unless otherwise instructed, vote at their discretion for a substitute nominee or nominees.
Cease Trade Orders, Corporate and Personal Bankruptcies, Penalties and Sanctions
To the knowledge of Primo, none of its nominee directors and officers is, or within 10 years prior to the date hereof has been, a director, chief executive officer or chief financial officer of any company (including Primo) that (i) was subject to a cease trade order, an order similar to a cease trade order, or an order that denied the relevant company access to any exemption under securities legislation, that was in effect for a period of more than 30 consecutive days, that was issued while the director or officer was acting in the capacity as director, chief executive officer or chief financial officer, or (ii) was subject to a cease trade order, an order similar to a cease trade order, or an order that denied the relevant company access to any exemption under securities legislation, that was in effect for a period of more than 30 consecutive days, that was issued after the director or officer ceased to be a director, chief executive officer or chief financial officer and that resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer.
To the knowledge of Primo, none of its nominee directors and officers is, or within 10 years prior to the date hereof has been, a director or executive officer of any company (including Primo) that, (i) while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets, or (ii) has, within 10 years prior to the date hereof, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the director or executive officer.
To the knowledge of Primo, none of its nominee directors and officers has been subject to (i) any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority, or (ii) any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable securityholder in deciding whether to invest in Primo.
Majority Voting and Director Resignation Policy
Pursuant to Primo’s Majority Voting and Director Resignation Policy, if a nominee in an uncontested election does not receive the vote of at least the majority of the votes cast, the director is required to promptly deliver a written notice to the ESG and Nominating Committee offering to resign from the Board. Following receipt of an offer of resignation, the ESG and Nominating Committee must consider whether or not to accept the offer of resignation and recommend to the Board whether or not to accept it. With the exception of exceptional circumstances that would warrant the continued service of the applicable director on the Board, the ESG and Nominating Committee is expected to accept and recommend acceptance of the resignation by the Board. In considering whether or not to accept the resignation, the ESG and Nominating Committee may consider factors provided as guidance by the TSX and all factors deemed relevant by members of the ESG and Nominating Committee including, without limitation, any stated reasons why shareowners withheld votes from the election of that nominee, the length of service and the qualifications of the director whose resignation has been submitted, such director’s contributions to Primo, Primo’s governance guidelines and Primo’s obligations under applicable laws. The Board must make its decision on the ESG and Nominating Committee’s recommendation within 90 days following the meeting of Primo’s shareowners. In considering the ESG and Nominating Committee’s recommendation, the Board will evaluate the factors considered by the ESG and Nominating Committee and such additional information and factors that the Board deems relevant and, with the exception of exceptional circumstances that would warrant the continued service of the applicable director on the Board, the Board will accept the resignation. If an offer of resignation is accepted in accordance with this policy, the Board may in accordance with the provisions of Primo’s articles and by-laws appoint a new director to fill any vacancy created by the resignation or reduce the size of the Board.

COMPENSATION OF DIRECTORS
We use a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on the Board. We set director compensation at a level that reflects the significant amount of time and high skill level required of directors in performing their duties for Primo and for its shareowners. In 2021, other than Thomas J. Harrington, our Chief Executive Officer, no employees served as directors. Mr. Harrington was not compensated for serving as a director in 2021. His compensation as Chief Executive Officer during 2021 has been fully reflected in the Summary Compensation Table on page 35 of this proxy statement. We provided the following annual compensation to our non-employee directors in 2021:
Name	Fees Earned or Paid in Cash ($)(4)	Stock Awards ($)(5)	Total ($)
Britta Bomhard	92,500	120,000	212,500
Susan E. Cates	92,500	120,000	212,500
Jerry Fowden	242,500	120,000	362,500
Stephen H. Halperin(1)	107,500	120,000	227,500
Betty Jane Hess(2)	31,060	—	31,060
Gregory Monahan	92,500	120,000	212,500
Mario Pilozzi(1)	92,500	120,000	212,500
Billy D. Prim	92,500	120,000	212,500
Eric Rosenfeld	132,500	120,000	252,500
Graham W. Savage(1)	112,500	120,000	232,500
Archana Singh(3)	39,429	92,055	131,484
Steven P. Stanbrook	92,500	120,000	212,500
(1)
Messrs. Halperin, Pilozzi and Savage are compensated in Canadian dollars. The amounts paid to such individuals are converted from the U.S. dollar amounts listed above to Canadian dollar amounts at the U.S. to Canadian conversion rate in effect at the time of payment.

(2)
On April 29, 2021, Betty Jane Hess notified the Company of her intention to retire as a director of the Company, effective as of May 4, 2021, and not stand for re-election at the 2021 Annual and Special Meeting of Shareowners.

(3)	Ms. Singh was appointed to the Board on August 3, 2021.
(4)
Non-employee directors are also reimbursed for certain business expenses, including travel expenses, in connection with Board and committee meeting attendance. These amounts are not included in the above table.

(5)
Represents common shares issued in payment of the annual director long-term incentive fee for non-employee directors. The values of the awards reflect the grant date fair values, as computed in accordance with FASB ASC Topic 718 (“ASC 718”).

Directors’ Compensation Schedule
The compensation of directors is considered in light of the overall governance structure of Primo. Compensation for directors is recommended to the Board by the Human Resources and Compensation Committee (the “Compensation Committee”) and is approved by the independent directors. Director compensation is set solely on an annual fee basis (paid quarterly in arrears) and per-meeting attendance fees are not paid. Generally, directors are not separately compensated for service on Board committees in roles other than the committee chair.
During 2021, directors were entitled to the following annual fees:
Category	Annual Fees
Annual Board retainer	$90,000(1)
Annual fee for the non-executive chair of the Board	$150,000
Annual fee for chairing the:
Audit Committee	$20,000
Compensation Committee	$15,000
ESG and Nominating Committee	$10,000
Annual fee for the lead independent director	$30,000
Annual long-term equity incentive fee (stock award)	$120,000(1)
(1)
Upon recommendation of the Compensation Committee, the Board determined to (i) increase the annual board retainer from $90,000 to $100,000, effective as of the beginning of the fourth quarter of 2021, and (ii) increase the annual long-term equity incentive fee from $120,000 to $135,000 for grants commencing immediately following the 2022 Annual Meeting of Shareowners.

Share Ownership Requirements for Board Members
The Board has adopted minimum share ownership requirements for non-management directors. Under the requirements, each such director must own common shares having a minimum aggregate value equal to five times his or her annual board retainer fee (excluding additional committee or chairman retainers). The Compensation Committee or the Board may, from time to time, reevaluate and revise these guidelines to give effect to changes in Primo’s common share price or capitalization. The value of shares owned by each director is recalculated on an annual basis on December 31 of each year. Compliance with the requirements is measured on December 31 of each year and reported to the Compensation Committee. Directors are not required to attain the minimum ownership level by a particular deadline. However, until the guideline amount is achieved, such directors are required to retain an amount equal to 100% of net shares received as equity compensation. Once a director achieves the applicable ownership guideline, such director will be considered in compliance, regardless of any changes in the price of Primo common shares, so long as such director continues to own at least the number of Primo common shares owned in order to achieve the applicable guideline. “Net shares” are defined as those shares that remain after shares are sold or netted to pay the exercise price of stock options (if applicable) and taxes payable upon the grant of a stock payment or the vesting of restricted shares, restricted share units, performance shares, or performance share units or the exercise of stock options or stock appreciation rights. Failure to meet or to show sustained progress toward meeting the guidelines may be a factor considered by the Compensation Committee in determining future long-term incentive equity grants to such directors. These requirements are designed to ensure that directors’ long-term interests are closely aligned with those of our shareowners. Shares purchased on the open market may be sold in compliance with Primo’s policies and applicable securities law.
Each of the incumbent non-management directors, other than Archana Singh, who was appointed to the Board on August 3, 2021, holds common shares in excess of the threshold required by the share ownership guidelines as of December 31, 2021.

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT
The following table and the notes that follow show the number of our common shares beneficially owned as of March 21, 2022 by each of our directors, the individuals named in the Summary Compensation Table, and our current directors, director nominees and executive officers as a group.
Name	Common Shares Beneficially Owned, Controlled or Directed(1)	Options Exercisable within 60 days	Total	Common Shares Percentage of Class(2)
Britta Bomhard	29,753	—	29,753	*
Susan E. Cates	39,607	—	39,607	*
Jerry Fowden	1,259,210	491,956	1,751,166	1.1%
Stephen H. Halperin	126,058	—	126,058	*
Gregory Monahan(3)	128,721	—	128,721	*
Mario Pilozzi	167,268	—	167,268	*
Billy D. Prim(4)	1,149,004	—	1,149,004	*
Eric Rosenfeld(5)	717,454	—	717,454	*
Graham W. Savage	58,764	—	58,764	*
Archana Singh	5,582	—	5,582	*
Steven P. Stanbrook	63,615	—	63,615	*
Thomas J. Harrington(6)(7)	547,838	847,765	1,395,603	*
Jay Wells(6)	178,041	379,553	557,594	*
Cate Gutowski(6)	—	—	—	*
Anne Melaragni(6)	2,621	8,457	11,078	*
Marni Morgan Poe(6)	228,985	492,484	721,469	*
Directors, director nominees and executive officers as a group (consisting of 19 persons, including the directors and executive officers named above)	4,771,525	2,312,853	7,084,378	4.4%
*	Less than 1%
(1)
Each director and officer has provided the information on shares beneficially owned, controlled or directed. The shareowners named in this table have sole voting and investment power over all shares shown as beneficially owned by them except as otherwise noted in the footnotes below.

(2)	Percentage of class is based on 161,069,922 shares outstanding as of March 21, 2022.
(3)	Includes 27,280 shares indirectly held by Mr. Monahan through Jamarant Capital, L.P.
(4)
Includes (a) 1,078,876 common shares held by the Billy D. Prim Revocable Trust (as to which he has shared voting and investment power); (b) 15,887 common shares held by 2010 Irrevocable Trust fbo Sarcanda W. Bellissimo (as to which he has shared voting and investment power); (c) 15,887 common shares held by 2010 Irrevocable Trust fbo Anthony Gray Westmoreland (as to which he has shared voting and investment power); (d) 3,177 common shares held by the 2010 Irrevocable Trust fbo Jager Grayln Dean Bellissimo (as to which he has shared voting and investment power); (e) 3,177 common shares held by the 2010 Irrevocable Trust fbo Joseph Alexander Bellissimo (as to which he has shared voting and investment power), and (f) 32,000 shares held by the Primo Family Foundation (as to which he has sole voting and investment power). Mr. Prim disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.

(5)	Includes 245,033 shares indirectly held by Mr. Rosenfeld through Crescendo Partners III, L.P. and 172,687 shares indirectly held by Mr. Rosenfeld through Crescendo Partners, II, L.P. Series II.
(6)	Amounts reported in the above table do not include unvested time-based restricted share units included in the amount of securities beneficially owned by such person as reported on Form 4.
(7)	Includes 285,053 shares held indirectly by Mr. Harrington through TAH Capital LLC.
Section 16(a) Beneficial Ownership Reporting Compliance
Our directors and executive officers and any beneficial owner of more than 10% of our common shares, as well as certain affiliates of those persons, must file reports with the SEC showing the number of common shares they beneficially own and any changes in their beneficial ownership. Based on our review of these reports and written representations of our directors and executive officers, we believe that all required reports in 2021 were filed in a timely manner, except that, as a result of administrative errors, one Form 4 reporting a total of three transactions was not timely filed on behalf of each of Messrs. Jerry Fowden and Jay Wells and Ms. Anne Melaragni.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
The Board has determined that seven of the nominees for director, Britta Bomhard, Susan E. Cates, Stephen H. Halperin, Gregory Monahan, Eric Rosenfeld, Archana Singh and Steven P. Stanbrook, are independent within the meaning of the rules of the SEC, NYSE and NI 58-101. A director is “independent” in accordance with the rules of the SEC, NYSE and NI 58-101 if the Board affirmatively determines that such director has no material relationship with us (either directly or as a partner, shareowner or officer of an organization that has a relationship with us). Mr. Harrington is a management director and therefore is not independent. Mr. Fowden is our current Chairman of the Board and former Chief Executive Officer and Executive Chairman of the Board. In the second quarter of 2020, Mr. Fowden transitioned to the role of Chairman of the Board, and will not be eligible to be independent for a three-year period after the date of the transition (i.e., until April 2023). Mr. Prim is the former Executive Chairman of the legacy Primo business and was considered an executive officer in such role, and therefore will not be eligible to be independent for a three-year period after the closing of the Primo acquisition (i.e., until March 2023).
Mr. Halperin is of counsel at Goodmans LLP, a law firm that provides services to Primo on a regular basis, where he previously served as a partner prior to December 31, 2017. The amount of fees earned by Goodmans LLP for legal services rendered to Primo was and has been financially immaterial to Goodmans LLP and is unrelated to Mr. Halperin’s compensation from such firm. Following his retirement from the partnership, Mr. Halperin (i) has not received and is not anticipated to receive any compensation from Goodmans LLP, other than in respect of de minimis payments on account of ongoing benefit programs; and (ii) is not involved in the management or oversight of Goodmans LLP operations. Prior to his retirement, Mr. Halperin did not provide and was not involved in the provision of legal services by Goodmans LLP to Primo, and following his retirement, he has not and does not intend to provide or be involved in the provision of such services by Goodmans LLP to Primo. The Board considered these matters and determined that Mr. Halperin is independent.
Each director and nominee for election as director delivers to Primo annually a questionnaire that includes, among other things, a request for information relating to any transactions in which both the director or nominee, or their family members, and Primo participates, and in which the director or nominee, or such family member, has a material interest. Pursuant to Primo’s Corporate Governance Guidelines and the charter of the ESG and Nominating Committee, the ESG and Nominating Committee is required to review all transactions between Primo and any related party (including transactions reported to it by a director or nominee in response to the questionnaire, or that are brought to its attention by management or otherwise), regardless of whether the transactions are reportable pursuant to Item 404 of Regulation S-K under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).
After considering advice from the ESG and Nominating Committee, the Board is required to review, and, if appropriate, approve or ratify, such related party transactions. A “related party transaction” is defined under the Corporate Governance Guidelines as any transaction in which Primo was or is to be a participant and in which any related party has a direct or indirect material interest, other than transactions that (i) are available to all employees generally, (ii) involve compensation of executive officers or directors duly authorized by the appropriate board committee, or (iii) involve reimbursement of expenses in accordance with Primo’s established policy.
A “related party” is defined under the Corporate Governance Guidelines as any person who is, or at any time since the beginning of Primo’s last fiscal year was, an executive officer or director (including in each case nominees for director), any shareowner owning in excess of 5% of Primo’s common shares, or an immediate family member of an executive officer, director, nominee for director or 5% shareowner.
An “immediate family member” is defined under the Corporate Governance Guidelines as a person’s spouse, parents, stepparents, children, stepchildren, siblings, mother- and father-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and anyone (other than employees) who shares such person’s home.
Management and directors must also update the Board as to any material changes to proposed transactions as they occur.
Because related party transactions potentially vary, the ESG and Nominating Committee or the Board has not to date developed a written set of standards for evaluating them, but rather addresses any such transactions on a case-by-case basis.
To the knowledge of the directors, no insider, director or proposed nominee for election as a director, or any associate or affiliate of any such persons, had any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any material transaction with Primo since January 2, 2021.
None of the directors, executive officers, employees, former executive officers, former directors or former employees of Primo has any indebtedness to Primo or any of its subsidiaries.

COMPENSATION OF EXECUTIVE OFFICERS
Compensation Discussion and Analysis
Executive Summary
This Compensation Discussion and Analysis focuses on the compensation of our named executive officers for 2021, who were:
Thomas J. Harrington	Chief Executive Officer
Jay Wells	Chief Financial Officer
Cate Gutowski	Chief Operating Officer
Anne Melaragni	Chief Human Resources Officer
Marni Morgan Poe	Chief Legal Officer and Secretary
Our management’s focus is on executing our vision of becoming the leading brand in the pure-play water category with a unique portfolio of sustainable drinking water solutions. We are focused on the intersection of our associates’ experience and our customers’ experience to deliver on our Company purpose. In 2021, our vision was executed through a focus on several key strategies: (1) Water Your Way, (2) Category Leading Innovation, (3) Customer for Life Promise, (4) Operational Excellence, (5) ESG Leadership, and (6) Inspiring Our Associates. We believe that our named executive officers were instrumental in helping us execute our strategy in 2021, as follows:
•	Continued our focus on pure-play water solutions to help customers achieve their health and wellness journeys;
•	Increased household penetration of our water solutions across our global footprint;
•	Launched innovative new dispensers and water products to drive water consumption growth;
•	Understood customer needs and improved customer experience based on their feedback;
•	Enhanced our recurring-revenue offering with key investments in innovations such as BIBO counter-top filtration and Sipple bottle-filling kiosks;
•	Expanded our global footprint through the acquisition of Sipwell in Belgium and other Water Direct tuck-in acquisitions in North America;
•	Utilized our contact-free offering to safely support our customers during the ongoing global COVID-19 pandemic;
•	Leveraged our global footprint and scale to increase productivity, efficiencies and margins;
•	Achieved ESG milestones in 2021, as further described under the heading “Environmental, Social and Governance”;
•	Enhanced our executive management team globally including key succession planning additions, including Cate Gutowski, our Global Chief Operating Officer; and
•	Cultivated an engaged workforce with a consistent set of values and behaviors all inspired by our purpose.
We are a pay-for-performance company, offering market-competitive compensation, meaningful benefits, and differentiated rewards for our high performers. We believe that investing in our associates results in increased engagement, satisfaction and retention, which ultimately leads to an elevated customer experience and increased shareowner value.
Our total rewards program encompasses six primary components that collectively define our organization’s value proposition:
•	Compensation. Includes both fixed and variable pay tied to performance levels for services rendered.
•
Benefits/Perquisites. Programs to supplement the compensation associates receive, including health and well-being, income protection, savings and retirement programs that offer security for associates and their families.

•	Recognition. Either formal or informal programs that acknowledge or give special attention to associate actions, efforts, behaviors or performance that support business strategy.
•	Talent Development. Programs and tools for associates to advance their skills and competencies in both their short- and long-term careers.
•
Performance Management. The alignment of organizational, team and individual efforts toward the achievement of business goals and organizational success. Performance management includes establishing expectations, skill demonstration, assessment, feedback and continuous improvement.

•	Work-Life Effectiveness. A specific set of organizational practices, policies and programs, plus a philosophy that actively supports efforts to help associates achieve success at both work and home.
Our total rewards program is designed to:
•	Attract, motivate, reward, and retain talent who contribute to the success of Primo.
•	Value the diversity of our workforce, recognizing that different people have different needs, and thus strive to provide flexibility and choice in our reward system.
•	Be both internally and externally equitable, providing our talent with opportunities, which relate to competitive practices and reflect individual responsibilities, skills, and contributions to Primo.
•	Support the whole person, enabling personal and professional growth.
•	Be transparent and effectively communicate; simple and easy to understand the value.
What We Do and Do Not Do. As it relates to our compensation programs, we seek to ensure that these programs are closely aligned with the interests of our shareowners by following these best practices:
WHAT WE DO		WHAT WE DO NOT DO
✔
Administer a robust risk management program, which includes our Compensation Committee’s oversight of the ongoing evaluation of the relationship between our compensation programs and risk, as well as the oversight of risk by the Audit Committee on behalf of the full Board pursuant to the Audit Committee Charter
✘
Permit employees or directors to engage in any hedging or monetization transactions, short-term, or speculative transactions, or to hold Primo securities in a margin account or pledging Primo securities as collateral for a loan

✔	Award annual incentive compensation subject to achievement of objective and pre-established performance goals tied to operational and strategic objectives	✘	Perform stock option re-pricing without shareowner approval
✔	Benchmark executive officer compensation around the market median on all elements of target compensation against a relevant peer group	✘	Provide cash buyouts for underwater stock options or stock appreciation rights without shareowner approval
✔	Include double trigger change in control vesting provisions for equity awards	✘	Provide cash compensation upon death or disability
✔	Engage an independent compensation consultant that does not provide any services to management and that had no relationship with management prior to the engagement	✘	Provide excise tax gross-ups upon change in control
✔
Use a clawback policy to allow the Board to recoup any excess annual or long-term incentive compensation paid to our current and former executive officers in the event of a required accounting restatement of a financial statement of Primo, whether or not based on misconduct, due to material non-compliance with any
		✘	Provide excessive perquisites

WHAT WE DO		WHAT WE DO NOT DO
financial reporting requirement under the securities laws of the United States
✔
Require our directors, named executive officers, and other key employees to hold a certain amount of shares received as equity compensation from Primo, with the amount set at a particular multiple of base salary

The charts below illustrate the target total direct compensation for 2021 for our Chief Executive Officer and the average of the other four named executive officers.

As summarized in the above charts:
✔	56% of Chief Executive Officer compensation is variable or at-risk.	✔	50% of average named executive officer compensation is variable or at-risk.
✔	65% of Chief Executive Officer compensation is long-term.	✔	47% of average named executive officer compensation is long-term.

Additionally, we believe that the following table is helpful in understanding the targeted versus actual payout of the performance-based cash bonuses to our named executive officers over the previous three fiscal years. This table supplements the information in the Summary Compensation Table appearing following the Compensation Discussion and Analysis.
PERFORMANCE-BASED CASH BONUS ACHIEVEMENT HISTORY
Named Executive Officer	Fiscal Year	Annual Bonus Actual Payout as Percent of Target
Thomas J. Harrington Chief Executive Officer	2021	87.0%
	2020	73.0%
	2019	86.0%

Jay Wells Chief Financial Officer	2021	87.0%
	2020	73.0%
	2019	86.0%

Cate Gutowski Chief Operating Officer	2021	87.0%
	2020	—(1)
	2019	—(1)

Anne Melaragni Chief Human Resources Officer	2021	85.5%
	2020	—(1)
	2019	—(1)

Marni Morgan Poe Chief Legal Officer and Secretary	2021	87.0%
	2020	73.0%
	2019	86.0%
(1)	Such individual was not a named executive officer for this year.
As we believe the above information indicates, a substantial portion of executive officer compensation is variable or at-risk, in line with our philosophy of rewarding our executives when they produce value for our shareowners and our associates. We encourage you to read this Compensation Discussion and Analysis for details regarding our executive compensation program, including information about the 2021 compensation of the named executive officers.
Say-on-Pay and Say-on-Frequency Results
At the 2021 annual and special meeting of shareowners, we solicited from our shareowners an advisory vote on the compensation of our named executive officers. The shareowners voted to approve, on an advisory basis, the compensation of our named executive officers, as such information is disclosed in the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative disclosure, set forth in our 2021 annual meeting proxy statement. The vote was 96.6% of the shares voting “For,” 3.3% of the shares voting “Against,” and 0.1% of the shares “Withholding” their votes.
The Compensation Committee took into account the result of the shareowner vote in determining executive compensation policies and decisions since the 2021 annual and special meeting of shareowners. The Compensation Committee viewed the vote as an expression of the shareowners’ general satisfaction with our current executive compensation programs.
Consistent with our shareowners’ determination, on an advisory basis, at the 2017 annual and special meeting of shareowners, the Board determined that an advisory vote on the compensation of our named executive officers will be conducted every year. The next advisory vote on the frequency of an advisory vote on executive compensation will take place at the 2023 annual meeting of shareowners.

Overview of Compensation Programs
The Compensation Committee is responsible for overseeing Primo’s compensation programs, which include compensation (base salary, bonus and equity compensation) and perquisites as described below and as set forth in the Summary Compensation Table. In addition, the Compensation Committee is responsible for overseeing talent management and succession planning for the senior management team, as well as setting objectives and evaluating the performance of Primo’s Chief Executive Officer. To assist in executing its responsibilities, the Compensation Committee may retain independent compensation consultants, at Primo’s expense, who report solely to the Compensation Committee. The Compensation Committee is responsible for ensuring that the total compensation paid to our Chief Executive Officer and the officers who directly report to him is fair, reasonable and competitive. The Compensation Committee must recommend to the independent members of the Board, and the Board must review and, if it deems appropriate, approve any changes to our Chief Executive Officer’s compensation package. The Compensation Committee reviews and approves all compensation packages and any adjustments thereto for the direct reports. The Compensation Committee also approves any severance packages to departing direct reports, as well as the severance plans that govern the terms of the severance packages. We refer to the officers who report directly to our Chief Executive Officer as “direct reports.” In 2021, each of our named executive officers, other than Mr. Harrington, were direct reports.
Company Objectives
We are a pay-for-performance company, offering market-competitive compensation, meaningful benefits, and differentiated rewards for our high performers. We believe that investing in our associates results in increased engagement, satisfaction and retention, which ultimately leads to an elevated customer experience and increased shareowner value.
Our total rewards program encompasses six primary components that collectively define our organization’s value proposition:
•	Compensation. Includes both fixed and variable pay tied to performance levels for services rendered.
•
Benefits/Perquisites. Programs to supplement the compensation associates receive, including health and well-being, income protection, savings and retirement programs that offer security for associates and their families.

•	Recognition. Either formal or informal programs that acknowledge or give special attention to associate actions, efforts, behaviors or performance that support business strategy.
•	Talent Development. Programs and tools for associates to advance their skills and competencies in both their short- and long-term careers.
•
Performance Management. The alignment of organizational, team and individual efforts toward the achievement of business goals and organizational success. Performance management includes establishing expectations, skill demonstration, assessment, feedback and continuous improvement.

•	Work-Life Effectiveness. A specific set of organizational practices, policies and programs, plus a philosophy that actively supports efforts to help associates achieve success at both work and home.
Our total rewards program is designed to:
•	Attract, motivate, reward, and retain talent who contribute to the success of Primo.
•	Value the diversity of our workforce, recognizing that different people have different needs, and thus strive to provide flexibility and choice in our reward system.
•	Be both internally and externally equitable, providing our talent with opportunities, which relate to competitive practices and reflect individual responsibilities, skills, and contributions to Primo.
•	Support the whole person, enabling personal and professional growth.
•	Be transparent and effectively communicate; simple and easy to understand the value.
Setting Executive Compensation and the Role of Executive Officers in Compensation Decisions
Periodically, the Compensation Committee determines what adjustments, if any, to base salary, cash performance bonus amounts, performance targets for performance-based compensation, and the applicable levels and targets for other compensation would be appropriate for our Chief Executive Officer and recommends any adjustments to the Board. The Board considers the Compensation Committee’s proposals and, if acceptable, approves them.

The Compensation Committee also determines whether any adjustments to compensation would be appropriate for the direct reports. The Compensation Committee, annually and as it otherwise deems appropriate, meets with our Chief Executive Officer and our Chief Human Resources Officer to obtain recommendations with respect to our compensation programs and packages for the direct reports. The Chief Executive Officer and our Chief Human Resources Officer may make recommendations to the Compensation Committee on base salary, long-term incentive plan awards, performance targets, and other compensation terms for the direct reports that the Compensation Committee may consider. The Compensation Committee considers management’s proposals, reviews independent data to validate these recommendations and, if acceptable, approves them. The Compensation Committee is not bound to, and does not always accept, management’s recommendations with respect to executive compensation for the direct reports. In addition, the Compensation Committee has the authority to access (at Primo’s expense) independent, outside compensation consultants and other advisors for both advice and competitive data as it determines the level and nature of Primo’s executive compensation.
In 2021, the Compensation Committee continued to retain Frederic W. Cook & Co. (“FW Cook”) as its sole independent compensation consultant. FW Cook only performs work for and reports directly to the Compensation Committee and attends Compensation Committee meetings as requested. FW Cook provided recommendations to the Compensation Committee on the competitiveness and appropriateness of all elements of executive compensation, including the Chief Executive Officer’s compensation. FW Cook did not provide any additional services to the Board or management in 2021.
The Compensation Committee has considered the independence of FW Cook in light of SEC rules and NYSE listing standards. In connection with this process, the Compensation Committee has reviewed, among other items, a report from FW Cook addressing the independence of FW Cook and the members of the consulting team serving the Compensation Committee, including the following factors: (i) other services provided to Primo by FW Cook; (ii) fees paid by Primo as a percentage of FW Cook’s total revenue; (iii) policies or procedures of FW Cook that are designed to prevent conflicts of interest; (iv) any business or personal relationships between the senior advisor of the consulting team with a member of the Compensation Committee; (v) any Primo stock owned by the senior advisor or any immediate family member; and (vi) any business or personal relationships between our executive officers and the senior advisor. The Compensation Committee discussed these considerations and concluded that the work performed by FW Cook and its senior advisor involved in the engagement did not raise any conflict of interest.
The Compensation Committee periodically reviews compensation data and pay practices from Primo’s peer group and general industry surveys to determine the “market median” of the compensation of executives performing similar functions in the competitive market and in Primo’s peer group. However, the Board and the Compensation Committee retain discretion in setting the compensation for our Chief Executive Officer and his direct reports, respectively. As a result, compensation for these executives may differ materially from the peer group and may vary according to factors such as experience, position, tenure, individual and organizational factors, and retention needs, among others. The Compensation Committee periodically evaluates and selects which companies to reference for purposes of executive compensation competitiveness. With guidance from its compensation consultant and input and discussion with management, the Compensation Committee discusses annually whether the mix of companies in the peer group produces a valid competitive analysis relative to our talent requirements.
The Compensation Committee, with input from FW Cook, determined that the peer group below, consisting of selected North American companies, was appropriate for setting 2021 target compensation.
Companies used for Compensation Comparison
ADT Inc.	Regal Rexnord Corporation
A.O. Smith Corporation	Rollins, Inc.
The Brink’s Company	Stericycle Inc.
Chemed Corporation	Terminix Global Holdings Inc.
Cintas Corporation	Tetra Tech, Inc.
Evoqua Water Technologies Corp.	UniFirst Corporation
Franklin Electric Co., Inc.	Watts Water Technologies Inc.
IDEX Corporation	Windstream Holdings, Inc.
Mueller Water Products, Inc.	Xylem Inc.
Pentair plc

During its May 2021 meeting, the Compensation Committee, with input from FW Cook, reviewed the peer group that would be used for setting 2022 target compensation and determined to remove Windstream Holdings, Inc. (given such company is no longer publicly traded).
In addition, the Compensation Committee reviews size-adjusted median compensation data from two general industry surveys in which management annually participates: the Aon Hewitt Total Compensation Measurement survey and the Willis Towers Watson Compensation Data Bank survey. The Aon Hewitt survey in 2020 included 412 companies ranging in size from approximately $10 million to over $500 billion in annual revenue, and the Willis Towers Watson survey in 2020 included over 800 organizations ranging in size from approximately $50 million to over $265 billion in annual revenue.
The Compensation Committee annually reviews peer group and survey data in recommending our Chief Executive Officer’s compensation to the Board and in setting compensation for the direct reports. We consider the compensation paid by companies in our peer group as one factor in setting compensation for our named executive officers, and we may review peer group data with respect to individual components of compensation in addition to overall compensation. Compensation for the majority of our named executive officers has historically fallen at the low end of our “market median range.” Our market median range is defined as plus or minus 10% of the market median for base salary, plus or minus 15% of the market median for all other elements of compensation, and plus or minus 15% of the market median for total direct compensation. Our goal, over time and depending on the success of our overall business, is to more closely align components of our named executive officers’ compensation with the market median range for all compensation elements. In 2021, total direct compensation opportunities for our named executive officers were within the market median range (with total direct compensation opportunities for our Chief Human Resources Officer being slightly above market median range).
The Compensation Committee intends to continue to make adjustments to executive compensation in light of the objectives of our compensation program, our financial and competitive position and our business. The Compensation Committee may exercise discretion as to the type and magnitude of these adjustments. In addition, the Compensation Committee may choose to set compensation based on factors other than external data and company performance, including individual responsibilities, potential and achievement. The Compensation Committee believes that its 2021 decisions supported the objectives of Primo’s compensation program.
Long-Term versus Currently-Paid Compensation
Currently-paid compensation to our named executive officers includes base salaries, which are paid periodically throughout the fiscal year, annual cash performance bonuses based on performance targets proposed by management and approved by the Compensation Committee, which are awarded after the end of the fiscal year, and perquisites and personal benefits, which are paid consistent with our policies in appropriate circumstances. Our named executive officers historically have been eligible to participate in our long-term equity incentive plans, including the Amended and Restated Primo Water Corporation Equity Incentive Plan (the “Amended and Restated Equity Plan”) and the Primo Water Corporation 2018 Equity Incentive Plan, as each may be amended from time to time (the “2018 Equity Plan” and together with the Amended and Restated Equity Plan, the “Equity Plans”). The Equity Plans provide the Compensation Committee and management with the flexibility to design compensatory awards responsive to Primo’s business needs and goals. Awards under the Equity Plans may be in the form of stock options, stock appreciation rights, restricted shares, restricted share units, performance shares, performance units or stock payments. The Equity Plans are described in more detail under the heading “Equity Compensation Plan Information” on page 48 of this proxy statement. Our executive officers may also participate in our 401(k) Plan, which is available to all employees in the United States, except for certain union employees.
The compensation structure for our named executive officers is intended to balance the need of these executives for current income with the need to create long-term incentives that are directly tied to achievement of our operational targets and growth in shareowner value. For our Chief Executive Officer, the Compensation Committee reviews peer group and survey data and recommends to the Board the terms of his compensation arrangements. The Board reviews the recommendation and, if acceptable, approves such arrangements. Our Chief Executive Officer and Chief Human Resources Officer review peer group and survey data and recommend to the Compensation Committee the terms of the compensation arrangements for direct reports. The Compensation Committee reviews those recommendations and, if acceptable, approves them.

Compensation Components
For 2021, the principal compensation components for Primo’s named executive officers consisted of the following:
Base salary
Fixed pay that takes into account an individual’s role and responsibilities, experience, expertise, and individual performance, and compensates named executive officers for services rendered during the fiscal year.

Cash Performance bonuses	Performance-based compensation that is paid to reward attainment of annual corporate and individual performance targets.

Long-term equity incentive awards
Equity compensation that reinforces the link between incentives and long-term Primo performance, incentivizes our named executive officers, aligns the interests of our named executive officers with those of our shareowners, and encourages executive retention.

Retirement benefits
Retirement benefits that provide the opportunity for financial security in retirement consistent with programs for our broad-based employee population, including limited matching contributions under Primo’s 401(k) Plan.

Perquisites and benefits	Perquisites and benefits that effectively facilitate job performance, including an annual executive physical examination and a car allowance.
Base Salary
We provide named executive officers and other employees with base salary, paid over the course of the year, to compensate them for services rendered during the fiscal year. Base salary is determined by an annual assessment of a number of factors, including position and responsibilities, experience, individual job performance relative to responsibilities, impact on development and achievement of our business strategy, and competitive market factors for comparable talent in the peer group. However, the Board and the Compensation Committee retain discretion in setting the compensation for our Chief Executive Officer and the direct reports, respectively, and as a result, base salary for these executives may differ from that of comparable executives in the peer group.
The following table sets forth the 2021 base salary, 2020 base salary, and, if applicable, the percentage increase or decrease for each named executive officer:
Name	2021 Base Salary	2020 Base Salary	% Decrease or Increase
Thomas J. Harrington	$927,000	$900,000	3.0%
Jay Wells	$585,000	$570,000	2.6%
Cate Gutowski(1)	$600,000	—	—
Anne Melaragni(2)	$410,000	$309,000	32.7%
Marni Morgan Poe	$450,000	$425,000	5.9%
(1)	Ms. Gutowski was appointed Chief Operating Officer effective October 27, 2021.
(2)	Ms. Melaragni was appointed Chief Human Resources Officer effective May 4, 2021. Prior to her promotion, she served as the Senior Vice President of Human Resources for Primo Water North America.
In 2021, the Compensation Committee recommended, and the Board approved, an increase to the base salary for our Chief Executive Officer, effective as of April 10, 2022. Similarly, in 2021, upon the recommendation of our Chief Executive Officer and our Chief Human Resources Officer, the Compensation Committee determined to increase the base salary for each of our other named executive officers (other than our recently appointed Chief Operating Officer), effective as of April 10, 2022.

Performance Bonuses
General
The Compensation Committee believes that some portion of overall cash compensation for named executive officers should be performance-based, that is, contingent on successful achievement of corporate and individual targets. To that end, and depending on our financial and operating performance, the Compensation Committee may approve performance-based bonuses. The addition of performance bonuses in these situations more closely aligns a named executive officer’s overall compensation with his or her individual performance and the profitability of the business unit for which he or she is accountable. Eligibility for performance bonuses is set forth in a named executive officer’s employment offer letter, and is based on market competitiveness, the impact of the executive’s role within Primo, and the executive’s long-term contributions. Any changes to the target bonus levels set forth in the employment offer letter for our Chief Executive Officer are recommended by the Compensation Committee and determined by the Board. Any changes to the target bonus levels set forth in the employment offer letters for the direct reports are reviewed and approved by the Compensation Committee. The targets related to performance-based bonuses are reviewed and approved by the Compensation Committee. The Compensation Committee believes that this bonus arrangement presents executives with clear, quantified targets that will focus them on strategic issues and align management’s interests with those of our long-term shareowners in the sustained growth of shareowner value.
At the end of each fiscal year, an individual performance review is conducted for each named executive officer. If an individual performance review results in a rating below acceptable levels for the relevant period, all or a portion of the performance bonus may be withheld, even if corporate targets were met. During the performance review for our Chief Executive Officer and for his direct reports, the Compensation Committee determines whether the individual performance targets were met. Our Board retains the discretion to make adjustments to the performance bonus for our Chief Executive Officer, and the Compensation Committee retains the discretion to make adjustments to the performance bonuses for the direct reports.
Additionally, discretionary performance bonuses may be paid to named executive officers. No such bonuses were paid in 2021. While discretionary bonuses may be paid in appropriate circumstances, no named executive officer has a guaranteed right to a discretionary bonus as a substitute for a performance-based bonus in the event that performance targets are not met.
Company Performance Targets
Performance bonus eligibility in 2021 was determined based in part on achieving corporate targets and in part on achieving individual targets. In 2021, the performance bonus of our named executive officers was calculated based on achievement of a specified level of EBITDA, operating free cash flow and revenue, weighted 50%, 25% and 25%, respectively.
For performance bonus purposes, (i) “EBITDA” is GAAP earnings before interest, taxes, depreciation, and amortization, (ii) “operating free cash flow” is GAAP net cash provided by operating activities, less capital expenditures, and (iii) “revenue” is GAAP revenue. The metrics utilized for performance bonus purposes may be adjusted to exclude the impact of certain items as approved by the Compensation Committee, and as a result, they may not correspond to the reported measures used in Primo’s other disclosures or filings. The Compensation Committee considers potential adjustments pursuant to pre-established guidelines, including materiality, to provide consistency in how the Compensation Committee views the business. The Compensation Committee may approve adjustments to reflect events in the prior period and/or the results achieved during the applicable performance period to account for items not indicative of underlying performance. Individual adjustments may have positive or negative impact, and in any given year, aggregate adjustments may increase or decrease incentive payouts.
Generally, the business unit in which an individual is employed determines the bonus pool from which he or she is eligible to receive a performance bonus payment and the metrics applicable for the payment of the bonus. All of our named executive officers (other than our Chief Human Resources Officer) participated in the Corporate bonus pool in 2021. The 2021 bonus for our Chief Human Resources Officer was weighted 50% on corporate consolidated results and 50% on Primo Water North America results.
The metrics described above closely correspond with the performance of our business, and the Compensation Committee therefore viewed them as appropriate performance targets for measuring the achievement of Primo’s business goals by our named executive officers. Once the corporate performance targets were achieved, the individual performance of the named executive officer was considered, and if expectations for his or her role had been met, the executive was paid a bonus in full. A bonus could have been withheld in whole or in part if the executive did not meet expectations for his or her role. No bonus or portion of a bonus was withheld in 2021.
Performance bonuses in 2021 had a “threshold” level, a base “target” level and an “outperform” level. Performance bonuses may be paid if the actual result for any metric is less than the applicable “threshold” level; however, if the actual results for the EBITDA metric are below the “threshold” level, no performance bonuses will be paid, subject to the discretion of the Board and the Compensation Committee to modify the performance bonus of our Chief Executive Officer and his direct reports, respectively, based on achievement of individual performance targets. For 2021, our named executive officers could earn a performance bonus of up to a maximum level of 200% of the target bonus amount based on achievement of goals in excess of the “outperform” level. The target bonus awards for 2021 for our named executive officers varied between 75% and 110% of annual base salary.
The Compensation Committee believes that setting an achievable goal is important in motivating our employees appropriately and in constructing a pay package that allows us to compete successfully in the market for talented employees. The following chart sets forth the “threshold,” “target” and “outperform” performance targets established by the Compensation Committee in February 2021 for the bonus pools in which our named executive officers participate, and the actual results achieved for those bonus pools.
2021 Performance Bonus Program

Targets applicable to named executive officers ($ in millions)
	Corporate Pool (enterprise level)			PWNA Unit Pool (operating unit level)
	EBITDA $	Operating Free Cash Flow $	Revenue $	PWNA EBITDA $	Corporate Operating Free Cash Flow $	PWNA Revenue $
“Threshold”	320.9	130.4	1,959.3	277.8	130.4	1,489.6
“Target”	377.5	153.4	2,062.4	326.8	153.4	1,568.0
“Outperform”	434.1	176.4	2,206.8	375.8	176.4	1,677.8
Actual(1)	374.7	132.8	2,058.3	321.2	132.8	1,556.2
(1)	Please see Appendix C for a reconciliation of GAAP to non-GAAP amounts.
These metrics are interpolated on a straight-line basis between the “threshold,” “target” and “outperform” performance levels, resulting in a payout percentage for each metric. The relative weighting for each metric as set forth in the chart below is applied to the payout percentages, and the results are aggregated, resulting in a bonus payout as a percentage of the target award. This percentage is then applied to the target bonus amount to determine the amount of a named executive officer’s bonus, subject to the discretion of the Board and the Compensation Committee to modify the performance bonus.
The following chart sets forth the calculation of the bonus payouts as a percentage of target award opportunities for the bonus pools in which our named executive officers participate.
2021 Performance Bonus Program

Calculation of bonus payout as a percent target award
	Corporate Pool (enterprise level)			PWNA Unit Pool (operating unit level)
	EBITDA 50%	Operating Free Cash Flow 25%	Revenue 25%	PWNA EBITDA 50%	PWNA Operating Free Cash Flow 25%	PWNA Revenue 25%
% Payout (Per Metric)	98%	55%	98%	94%	55%	93%
% Payout—Weighted (Per Metric)	49%	14%	24%	47%	14%	23%
Bonus Payout % Target Award		87%			84%

As noted above, actual results, when weighted as described above, resulted in a bonus payout of 87.0% of target award opportunity for our named executive officers other than the Chief Human Resources Officer. The bonus payout for the Chief Human Resources Officer was 85.5% (weighting 50% of the bonus payout percentage for the corporate pool and 50% of the bonus payout percentage for the PWNA pool).
For 2022, the Compensation Committee has determined to utilize the same metrics and weighting utilized in the 2021 performance bonus program.
Individual Performance Targets
During 2021, we used individual performance targets for named executive officers in two ways. First, the Compensation Committee could have reduced a performance bonus based on a named executive officer’s achievement of or failure to achieve individual performance targets. The Compensation Committee determined that our named executive officers met their respective individual performance targets and, as a result, no reductions would be made to performance bonuses. Second, the Compensation Committee made salary adjustment decisions with respect to a named executive officer based in part upon achievement of individual performance targets, as discussed above under the heading “Compensation Components—Base Salary” on page 26 of this proxy statement. The targets set for 2021 varied by business unit and the named executive officer’s function within Primo. The individual targets for the Chief Executive Officer were approved by the Compensation Committee, and the individual targets for the other named executive officers were approved by the Chief Executive Officer. The targets were set to reflect the executive’s role in ongoing and planned business initiatives and were designed to closely correlate with our business plan for 2021. In setting specific target levels, a variety of factors were considered, including our areas of focus for the year, our relationships with customers and suppliers and general economic conditions. A description of the individual 2021 performance targets applicable to our named executive officers is set out below:
Chief Executive Officer:
•	Develop and implement strategic and operational initiatives for long-term growth of Primo; and
•	Achieve specific financial and operational targets.
Chief Financial Officer:
•	Implement strategic and operational initiatives for long-term growth of Primo; and
•	Achieve specific financial and operational targets.
Chief Operating Officer:
•	Implement strategic and operational initiatives for long-term growth of Primo; and
•	Achieve specific financial and operational targets.
Chief Human Resources Officer:
•
Develop and execute human resource strategy and operational initiatives, specifically in the areas of succession planning, talent management, change management, organizational and performance optimization, training and development, and total rewards; and

•	Function as a strategic business advisor regarding key organizational and management issues.
Chief Legal Officer and Secretary:
•	Develop and oversee legal support function for implementation of strategic and operational initiatives for long-term growth of Primo; and
•	Resolve certain litigation matters in a cost-effective manner.
The individual performance targets are set in order to accomplish two objectives. First, the targets represent management’s and the Compensation Committee’s goals for Primo’s performance over time, based on market factors and other operational considerations that we weigh in preparing internal forecasts. Second, they provide executives with meaningful objectives, directly related to their job function, that motivate them to positively contribute to our success.
For 2022, the Compensation Committee determined to eliminate individual performance-based objectives and replace such objectives with aggregated accountability for each officer to grow the business and shareowner value.

Long-Term Incentive Plans
In 2021, our senior-level employees were eligible to participate in our Equity Plans. Generally, we use a methodology to determine award size based on benchmarking against our peer group and the industry in general, among other factors. The Equity Plans provide the Compensation Committee and management with the flexibility to design compensatory awards responsive to Primo’s needs. Awards under the Equity Plans may be in the form of stock options, stock appreciation rights, restricted shares, restricted share units, performance shares, performance units or stock payments.
In December 2021, each of our named executive officers received an equity award for the 2022 annual grant cycle. Following a review of peer group and survey data, and with input from its compensation consultant, FW Cook, the Compensation Committee determined to change the mix of awards granted to participants in our Equity Plans commencing with the awards granted in 2021 by eliminating stock options from the mix and allocating awards 60% to performance-based restricted share units and 40% to time-based restricted share units. All of the time-based restricted share units vest in three equal annual installments. The performance-based restricted share units granted vest based upon the achievement of average annual ROIC and aggregate revenues over a three-year period beginning on the first day of Primo’s 2022 fiscal year and ending on the last day of Primo’s 2024 fiscal year (with the metrics weighted 75% and 25%, respectively). The Compensation Committee selected a three-year performance period based upon input received from FW Cook regarding the time period utilized with respect to similar awards made by Primo’s peer group companies, as well as the Compensation Committee’s belief that a three-year measurement period reinforces the link between incentives and long-term Primo performance. We believe that these equity awards incentivize our named executive officers, align their interests with those of our shareowners and encourage executive retention.
The performance-based restricted share units granted in 2019 to our Chief Executive Officer, Chief Financial Officer and Chief Legal Officer were originally granted with a pre-tax income target of $212.9 million. Following the sale of S&D and the acquisition of the legacy Primo business, the Compensation Committee determined to revise such target to $162.5 million to exclude from the target the pre-tax income attributable to S&D (discontinued operations) and include the pre-tax income attributable to acquired operations, and make similar adjustments to pre-tax income achieved for the three-year period ending at the end of 2021. Set forth below are the pre-tax income thresholds and variable vesting percentages based on the level of pre-tax income achieved:
Achievement	Pre-Tax Income	Percentage of Performance Units Vested
125% of Target or greater	$203.1 million	200%
100% of Target	$162.5 million	100%
70% of Target	$113.8 million	40%
Less than 70% of Target	Less than $113.8 million	0%
Actual (continuing operations)(1)	$160.1 million	97%
(1)	Please see Appendix C for a reconciliation of GAAP to non-GAAP amounts.
As noted above, our actual cumulative pre-tax income for our remaining businesses (or continuing operations) during the three-year period ending at the end of fiscal 2021 was $160.1 million, which included the benefit of pre-tax income contributed by acquired companies (notably, legacy Primo). As a result, the percentage of performance-based restricted share units that vested in February 2022 was 97%. For performance-based restricted share unit purposes, “pre-tax income” is GAAP income before income taxes. This metric may be adjusted to exclude the impact of certain items as approved by the Compensation Committee and, as a result, it may not correspond to similarly titled reported measures used in Primo’s other disclosures or filings. As discussed above, the Compensation Committee considers potential adjustments pursuant to pre-established guidelines, including materiality, to provide consistency in how the Compensation Committee views the business. The Compensation Committee may approve adjustments to reflect events in the prior period and/or the results achieved during the applicable performance period to account for items not indicative of underlying performance. Individual adjustments may have a positive or negative impact, and in any given year, aggregate adjustments may increase or decrease incentive payouts.
Retirement Benefits
In 2021, as part of our cost management efforts, we continued to limit executive benefits to those specifically granted pursuant to employment agreements (as discussed in the narrative following the Summary Compensation

Table and below). Our named executive officers are eligible to participate in our 401(k) Plan, which is generally open to all employees in the United States except certain union employees. Employees can contribute a percentage of their eligible earnings, subject to annual contribution limits set by the Internal Revenue Service.
Perquisites and Other Personal Benefits
We provide our named executive officers with perquisites and other personal benefits that are not otherwise available to all of our employees, including an annual executive physical examination and a car allowance. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to named executive officers to ensure that they are appropriately limited and effectively facilitate job performance. Perquisites and personal benefits are taken into account as part of the total compensation to executive officers.
Perquisites and other personal benefits for our named executive officers are set forth in the Summary Compensation Table, under the heading “All Other Compensation” and related footnotes on page 35 of this proxy statement.
Severance Arrangements
We have arrangements with our named executive officers to provide for payment and other benefits if such executive’s employment is terminated under certain circumstances. We have entered into such arrangements in order to discourage these executives from voluntarily terminating their employment with us in order to accept other employment opportunities, and to provide assurances to these executives that they will be compensated if terminated by us without cause.
Severance Plan
As of the last day of fiscal 2021, each of our named executive officers participated in our Amended and Restated Severance and Non-Competition Plan (the “Amended and Restated Severance Plan”), which we first implemented in 2009. The Amended and Restated Severance Plan defines the entitlements for these executives upon a qualified termination of employment and replaces all previous termination and severance entitlements to which they may have been entitled. The Amended and Restated Severance Plan and entitlements under such plan are described in more detail under the heading “Potential Payments Upon Termination or Change of Control—Amended and Restated Severance Plan” on page 44 of this proxy statement.
Treatment of Equity Awards upon Termination or Change of Control
Our Equity Plans (see “Equity Compensation Plan Information” on page 48 of this proxy statement) contain provisions triggered by a change of control of Primo, thus providing assurances to our named executive officers and employees that their equity investment in Primo will not be lost in the event of the sale, liquidation, dissolution or other change of control of Primo. These terms provide for the acceleration of equity awards in limited circumstances, namely, when the awards (1) are not continued, assumed, or replaced by the surviving or successor entity or (2) are so assumed, but where a named executive officer or employee is involuntarily terminated for reasons other than Cause, or terminates his or her employment for Good Reason (as such capitalized terms are defined in the Amended and Restated Equity Plan), within two years after the change of control.
Additionally, our Equity Plans contain provisions triggered when a named executive officer or employee is terminated without Cause, resigns with Good Reason or retires. In the case of a termination without Cause or resignation with Good Reason, the Equity Plans contemplate partial vesting for performance-based awards, restricted shares and restricted share units based on the length of employment relative to the performance or vesting period and accelerated vesting of options, generally on the employment termination date. In the case of retirement (defined in the Equity Plans as having attained age 60 and completed ten continuous years of service with Primo), the Equity Plans contemplate continued vesting of such awards.
A more detailed discussion of payments in connection with a termination or change of control is set forth under “Potential Payments Upon Termination or Change of Control” on page 42 of this proxy statement.
Share Ownership Guidelines
The Board has established minimum share ownership requirements for the Chief Executive Officer, Chief Financial Officer, all other direct reports to the Chief Executive Officer, and certain other members of senior management. Under these requirements, the Chief Executive Officer must own common shares having a minimum aggregate value equal to six times his annual base salary. The Chief Financial Officer must own common shares having a minimum aggregate value equal to two times his annual base salary. Other direct reports must own common shares having a minimum aggregate value equal to one and a half times his or her annual base salary. The Compensation Committee or the Board may, from time to time, reevaluate and revise these guidelines to give effect to changes in Primo’s common share price, capitalization, or changes in the base salary or the title of the above mentioned persons.
The value of shares owned by each of the above persons necessary to maintain compliance with the guidelines is recalculated on an annual basis on December 31 of each year. Compliance with the requirements is measured on December 31 of each year and reported to the Compensation Committee. Individuals are expected to monitor their own compliance throughout the year. Individuals subject to the guidelines are not required to attain the minimum ownership level by a particular deadline; however, until the guideline amount is achieved, the CEO is required to retain an amount equal to 100% of net shares received as equity compensation, and each other named executive officer is required to retain an amount equal to 75% of the net shares received as equity compensation. Once an individual achieves the applicable ownership guideline, he or she will be considered in compliance, regardless of any changes in base salary (except for promotional increases) or the price of Primo common shares, so long as he or she continues to own at least the number of Primo common shares owned at the time he or she achieved the applicable guideline. “Net shares” are defined as those shares that remain after shares are sold or netted to pay the exercise price of stock options (if applicable) and taxes payable upon the grant of a stock payment or the vesting of restricted shares, restricted share units, performance shares, performance share units or the exercise of stock options or stock appreciation rights. Shares purchased on the open market may be sold in compliance with Primo’s policies and applicable securities laws. Failure to meet or to show sustained progress toward meeting the guidelines may be a factor considered by the Compensation Committee in determining future long-term incentive equity grants to such persons. These requirements are designed to ensure that the economic interests of senior management correlate with the value of our stock and are thus closely aligned with the interests of Primo’s shareowners.
Employee Share Purchase Plan
We have maintained Primo’s Employee Share Purchase Plan (the “ESPP”) since 2015. The purpose of the ESPP is to provide eligible employees of Primo and our designated subsidiaries with an opportunity to acquire an ownership interest in us through the purchase of our common shares through payroll deductions at a discounted price. Eligible employees may purchase common shares at a price equal to 90% of the lower of the closing price of common shares on the NYSE on the first and last day of the offering period. We believe the ESPP further aligns the interests of our employees and shareowners and aids in the recruitment and retention of employees.
Insider Trading Restrictions and Policy Against Hedging
Our insider trading policy prohibits directors, officers, employees and consultants of Primo and certain of their family members from purchasing or selling any type of security, whether issued by us or another company, while such person is aware of material non-public information relating to the issuer of the security or from providing such material non-public information to any person who may trade while aware of such information. Trades by directors, executive officers and certain other employees are prohibited during certain prescribed blackout periods and are required to be pre-cleared by our Chief Legal Officer and Secretary, subject to limited exceptions for approved Rule 10b5-1 plans. This policy prohibits directors, officers, employees and consultants of Primo from engaging in “short sales” with respect to our securities, trading in put or call options, or engaging in hedging or monetization transactions, such as zero-cost collars and forward sale contracts, with respect to our securities. This policy also prohibits employees and directors, including the named executive officers, from holding Primo securities in a margin account or pledging Primo securities as collateral for a loan.
Policy Regarding Clawback of Incentive Compensation
Our Board has adopted a clawback policy that allows the Board to recoup any excess annual or long-term incentive compensation paid to our current and former executive officers in the event of a required accounting restatement of a financial statement of Primo, whether or not based on misconduct, due to material non-compliance with any financial reporting requirement under the securities laws of the United States. The clawback policy is intended to reduce potential risks associated with our incentive plans, and thus better align the long-term interests of our named executive officers and shareowners.

We believe that the clawback policy is sufficiently broad to reduce the potential risk that an executive officer would intentionally misstate results in order to benefit under an incentive program and provides a right of recovery in the event that an executive officer took actions that, in hindsight, should not have been rewarded.
Risk Management Considerations
The Compensation Committee believes that Primo’s performance-based cash bonus and long-term incentive plans provide incentives for our executives and other employees to create long-term shareowner value. Several elements of the program are designed to promote the creation of long-term value and thereby discourage behavior that leads to excessive risk:
•
The base salary portion of compensation is designed to provide a steady income regardless of Primo’s performance so that executives do not feel pressured to focus on achievement of certain performance goals at the expense of other aspects of Primo’s business.

•
The performance goals used to determine the amount of an executive’s bonus are measures that the Compensation Committee believes drive long-term shareowner value. The Compensation Committee attempts to set ranges for these measures that promote success without encouraging excessive risk-taking to achieve short-term results.

•
The measures used to determine whether performance-based restricted share units vest are based on performance over a three-year period. The Compensation Committee believes that the three-year measurement period reinforces the link between incentives and long-term Primo performance, and the performance cycles overlap to reduce any incentive to maximize performance in a particular period at the expense of another.

•	Cash bonuses are capped at 200% of target. Similarly, vesting for performance-based restricted share units is capped at 200% of target.
•
The equity awarded to our named executive officers is a mix of performance-based restricted share units and time-based restricted share units. The Compensation Committee believes that this mix avoids having a relatively high percentage of compensation tied to one element, and that the time-based restricted share units should reduce risky behavior because these awards are designed to retain employees and because they are earned over time.

•	Compensation is balanced between short-term and long-term compensation, creating diverse time horizons.
•
The Compensation Committee believes that linking performance and the corresponding payout factor mitigates risk by avoiding situations where a relatively small amount of increased performance results in a relatively high corresponding amount of increased compensation.

•	Named executive officers are required to hold a certain amount of Primo shares, which aligns their interests with those of our shareowners.
•	We have implemented accounting policies and internal controls over the measurement and calculation of performance goals.
•
We have implemented a clawback policy, which is intended to reduce potential risks associated with our incentive plans, and thus better align the long-term interests of our named executive officers and shareowners.

•
We have a “no-hedging” policy that prohibits our directors, officers, employees and consultants from engaging in any hedging or monetization transactions, such as zero-cost collars and forward sale contracts, with respect to Primo securities.

•
We have a policy prohibiting employees from engaging in any short-term, speculative transactions involving Primo securities, including purchasing securities on margin, engaging in short sales, buying or selling put or call options, and trading in options.

•	We have a policy prohibiting employees from holding Primo securities in a margin account or pledging Primo securities as collateral for a loan.

•
The Compensation Committee approves our short-term and long-term incentive compensation programs, which mitigates risk by empowering a group of independent directors with substantial experience and expertise.

•
The Compensation Committee has engaged an outside, independent compensation consultant who is knowledgeable regarding various compensation policies and their associated risks and is free from any conflict of interest.

The Compensation Committee has reviewed Primo’s compensation policies and practices for its employees and determined that the risks arising from those policies and practices are not reasonably likely to have a material adverse effect on Primo.
Tax and Accounting Implications
When determining amounts of long-term incentive grants to executives and employees, the Compensation Committee considers the accounting cost associated with the grants. Under FASB ASC Topic 718, “Share-based Payments,” grants of equity-classified awards result in compensation expense for Primo. The Compensation Committee considers the accounting and tax treatment accorded to equity awards and takes steps to ensure that any issues are addressed by management; however, such treatment has not been a significant factor in establishing Primo’s compensation programs or in the decisions of the Compensation Committee concerning the amount or type of equity award.
As part of its role, the Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). Prior to 2018, Section 162(m) limited the deductibility of compensation in excess of $1 million paid to our Chief Executive Officer and our three other most highly compensated executive officers (other than our principal financial officer) serving on the last day of the year. Beginning in 2018, as a result of the passage of the Tax Cuts and Jobs Act of 2017 (the “TCJA”), the $1 million deductibility limitation of Section 162(m) also applies to compensation paid to our principal financial officer and will continue to apply to each of these officers for all future years (including after death). Our Amended and Restated Equity Plan was intended to provide for the deductibility of payments in excess of the $1 million limitation with respect to awards under Primo’s annual performance bonus plan and awards of stock options and performance-based restricted share units, by designing these awards to constitute “qualified performance-based compensation.” Prior to 2018, qualified performance-based compensation was exempt from the deductibility limitations of Section 162(m). Beginning in 2018, however, the TCJA eliminated the qualified performance-based compensation exemption from Section 162(m), except for certain grandfathered payments related to awards made under plans in effect on November 2, 2017, which are not modified after such date. The adoption of the 2018 Equity Plan in May 2018 was intended, in part, to help preserve the grandfathered status of such awards under the Amended and Restated Equity Plan. In contrast, time-based restricted share units generally did not qualify as “performance-based compensation” under Section 162(m). Therefore, the payment of vested time-based restricted share units in some cases could be non-deductible due to the limitations of Section 162(m). While we view preserving tax deductibility as an important objective, we believe the primary purpose of our compensation program is to support our strategy and the long-term interests of our shareowners, and we intend to continue to make performance-based awards notwithstanding the elimination of the qualified performance-based compensation exception to the Section 162(m) deductibility limitation. In specific instances we have authorized, and in the future may authorize, compensation arrangements that are not fully tax deductible but that promote other important objectives of Primo and of our executive compensation program.

Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1)(2) ($)	Option/ SAR Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation ($)	Total ($)
Thomas J. Harrington Chief Executive Officer	2021	919,731	—	3,500,000	—	887,139	25,874(4)	5,332,744
	2020	824,231	—	3,579,266(5)	1,847,715(5)	722,700	25,633	6,999,545(5)
	2019	850,000	—	1,562,500	937,500	731,000	25,760	4,106,760

Jay Wells Chief Financial Officer	2021	580,963	—	975,000	—	381,714	24,225(6)	1,961,903
	2020	525,967	521,550	562,500	337,500	312,075	25,155	2,284,747
	2019	553,019	562,500	337,500	356,697	24,533	1,834,249

Cate Gutowski Chief Operating Officer	2021	87,692	500,000(7)	5,200,000(8)	—	70,792	2,077(9)	5,860,561

Anne Melaragni Chief Human Resources Officer	2021	368,731	—	825,000(10)	—	262,913	23,100(11)	1,479,743

Marni Morgan Poe Chief Legal Officer and Secretary	2021	443,268	—	700,000	—	293,624	23,936(12)	1,460,829
	2020	389,196	—	437,500	262,500	232,688	31,554	1,353,438
	2019	398,154	—	437,500	262,500	256,809	16,819	1,371,782
(1)
Stock awards made in 2021 were time-based and performance-based restricted share units granted under the Amended and Restated Equity Plan and the 2018 Equity Plan. The amounts reported in this column for 2021 reflect the aggregate grant date fair values for time-based and performance-based restricted share units computed in accordance with ASC 718, excluding the effect of estimated forfeitures. The assumptions used for the valuations are set forth in Note 9 to our audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended January 1, 2022. Assuming achievement of the highest level of performance for these awards, the grant date fair values of awards subject to performance conditions would have been as follows: Mr. Harrington: $2,100,000; Mr. Wells: $585,000; Ms. Gutowski: $540,000; Ms. Melaragni: $255,000; and Ms. Poe: $420,000.

(2)
Following a review of peer group and survey data, and with input from its compensation consultant, FW Cook, the Compensation Committee determined to change the mix of awards granted to participants in our Equity Plans commencing with the awards granted in 2021 by eliminating stock options from the mix and allocating awards 60% to performance-based restricted share units and 40% to time-based restricted share units.

(3)	The amounts under the Non-Equity Incentive Plan Compensation column reflect amounts earned under Primo’s annual performance bonus plan.
(4)	Includes a car allowance, 401(k) match, and annual medical exam.
(5)
On August 4, 2020, we amended each of the Amended and Restated Equity Plan and the 2018 Equity Plan to provide for defined criteria for a retirement along with continued vesting of equity awards upon a retirement. Mr. Harrington meets the criteria for retirement under the Equity Plans, and as a result, we incurred incremental compensation expense associated with the modification of his outstanding awards in fiscal 2020. The incremental fair values of the modified awards computed as of the modification date are included in the Stock Awards and Option/SAR Awards columns for 2020, even though the grant date fair values for such equity awards are or have been reported in the Summary Compensation Table for prior fiscal years. Accordingly, the Summary Compensation Table shows a significant increase in the total compensation for fiscal 2020 for Mr. Harrington. This increase in compensation relates to accounting charges resulting from the modification of Mr. Harrington’s equity awards, and not an increase in the realizable value of the awards. The table below sets forth equity modification charges required by the applicable accounting rules and the total compensation amounts for fiscal 2020 after excluding such modification charges:

Name	Time-Based Restricted Share Unit Modification Charge	Performance- Based Restricted Share Unit Modification Charge	Options Modification Charge	Total Modification Charge	Total (Without Equity Accounting Modification Charge)
Thomas J. Harrington	$504,379	$1,199,887	$722,715	$2,426,981	$4,572,564
(6)	Includes a car allowance, phone allowance, and 401(k) match.
(7)
In connection with her appointment, Ms. Gutowski received a cash sign-on bonus of $500,000, subject to repayment if, prior to 18 months from her employment date, she voluntarily resigns her position for any reason or is terminated for Cause (as defined in the offer letter and/or in the Amended and Restated Severance Plan).

(8)
Includes $4,300,000 in time-based restricted share units granted to Ms. Gutowski in connection with her appointment as Chief Operating Officer, which vest in equal installments on the first and second anniversaries of her hire date, and are subject to accelerated vesting if she is terminated without Cause within 18 months of her employment date.

(9)	Represents a car allowance.
(10)
Includes $400,000 in time-based restricted share units granted to Ms. Melaragni in connection with her appointment as Chief Human Resources Officer, which vest in equal installments on the first and second anniversaries of her appointment date.

(11)	Includes a car allowance, and 401(k) match.
(12)	Includes a car allowance, phone allowance, and 401(k) match.

CEO Pay Ratio
In accordance with SEC rules, we are providing the ratio of the annual total compensation of Mr. Harrington, our CEO, to the annual total compensation of our median associate. The 2021 annual total compensation of Mr. Harrington was $5,332,744, the 2021 annual total compensation of our median compensated associate was $45,852, and the ratio of these amounts is 116 to 1. This ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on the methodology described below.
Methodology for Determining Our Median Associate
As permitted by the SEC rules, we used the same median employee as in 2020, as there were no significant changes to our median employee’s status, our employee population or our compensation programs in 2021. The methodology and the material assumptions and estimates we used to determine the median employee in 2020 were as follows.
Determination Date and Associate Population
We determined that, as of October 31, 2020, the date we selected to identify the median associate, our associate population consisted of approximately 8,800 associates working for Primo (after reflecting the sale of our S&D Coffee and Tea business and the acquisition of the legacy Primo business) and its consolidated subsidiaries. No associates were excluded under the de minimis or data privacy exemptions under the rule.
Compensation Measure Used to Identify the Median Associate
To identify the median associate, we used base salary/wages and overtime pay, plus actual annual cash incentive compensation (annual bonus) paid through October 31, 2020 as the compensation measure. In addition, we annualized the compensation of all associates over the full calendar year and the compensation of new hires in 2020 as if they were hired at the beginning of the fiscal year. We did not make any cost-of-living adjustments.
Annual Total Compensation of Median Associate
In order to determine the annual total compensation of the median associate, we identified and calculated the elements of that associate’s compensation for 2021 in accordance with SEC requirements, resulting in annual total compensation in the amount of $45,852.
Annual Total Compensation of Chief Executive Officer
With respect to the annual total compensation of our CEO, we included the amount reported for Mr. Harrington in the “Total” column for 2021 in the Summary Compensation Table included in this proxy statement.
Named Executive Officer Employment Agreements
Each of our named executive officers has a written employment agreement or offer letter setting forth the material terms of his or her employment. Under these employment agreements or offer letters, these executives receive annual base salaries, which may be adjusted from time to time. Each of these agreements provides for:
•	eligibility to earn bonuses based upon the achievement of agreed-upon criteria established from time to time by the Compensation Committee; and
•	customary allowances and perquisites.
Each of the named executive officers employed by Primo as of the end of 2021 participates in both short-term and long-term incentive programs provided by us. The level of participation is determined by the Compensation Committee and varies by named executive officer. Each of our named executive officers is bound by restrictive covenants that generally limit their ability to compete with us in any countries in which we conduct business. They have also agreed to non-solicitation and non-disparagement covenants. These limitations continue during the term of employment and for a period of time following termination (regardless of the cause of the termination).
Potential severance payments in the event of termination or change of control of Primo for each named executive officer, as applicable, are described more particularly below under the heading “Potential Payments Upon Termination or Change of Control” on page 42 of this proxy statement.

Thomas J. Harrington Employment Agreement
On August 1, 2018, we entered into an employment letter agreement with Thomas J. Harrington to serve as our Chief Executive Officer, effective as of December 30, 2018, the first day of our 2019 fiscal year. The agreement has an indefinite term and provides for an annual base salary, which will be increased to $975,000 effective as of April 10, 2022, and a car allowance. Mr. Harrington is eligible to participate in our annual performance bonus plan with a target bonus equal to 110% of his base salary.
Mr. Harrington is eligible to participate in all of our long-term incentive plans made available from time to time to our senior executives at the discretion of the Compensation Committee. The grants to Mr. Harrington under our long-term incentive plans are set forth in the “Grants of Plan-Based Awards in Fiscal 2021” Table below.
Mr. Harrington participates in the Amended and Restated Severance Plan, pursuant to which he is subject to standard confidentiality undertakings and non-disparagement covenants that survive the termination of his employment, regardless of the cause of the termination. He is also subject to a non-competition covenant that generally limits his ability to compete with us in any countries in which we conduct business, as well as a non-solicitation covenant. These limitations continue during the term of employment and for a period of two years following termination, regardless of the cause of the termination.
Jay Wells Employment Agreement
In December 2020, we entered into an amended and restated offer letter agreement with Jay Wells to serve as our Chief Financial Officer, which memorialized the previously disclosed terms of his employment with us. The agreement has an indefinite term and provides for an annual base salary, which will be increased to $610,000 effective as of April 10, 2022, and a car allowance. Mr. Wells is eligible to participate in our annual performance bonus plan with an annual target bonus equal to 75% of his base salary.
Mr. Wells is also eligible to participate in our benefit plans made available to our employees and senior executives, as well as our long-term incentive plans at the discretion of the Compensation Committee. The grants to Mr. Wells under our long-term incentive plans are set forth in the “Grants of Plan-Based Awards in Fiscal 2021” Table below.
Mr. Wells participates in the Amended and Restated Severance Plan, pursuant to which he is subject to standard confidentiality undertakings and non-disparagement covenants that survive the termination of his employment, regardless of the cause of the termination. He is also subject to a non-competition covenant that generally limits his ability to compete with us in any countries in which we conduct business, as well as a non-solicitation covenant. These limitations continue during the term of employment and for a period of fifteen months following termination, regardless of the cause of the termination.
Cate Gutowski Employment Agreement
In September 2021, we entered into an offer letter agreement with Cate Gutowski to serve as our Chief Operating Officer. The agreement has an indefinite term and provides for an annual base salary of $600,000, and a car allowance. Ms. Gutowski is eligible to participate in our annual performance bonus plan with an annual bonus target of 75% of her base salary. In connection with her appointment, Ms. Gutowski received a cash sign-on bonus of $500,000, subject to repayment if, prior to 18 months from her employment date, she voluntarily resigns her position for any reason or is terminated for Cause (as defined in the offer letter and in the Amended and Restated Severance Plan). She also received a one-time award of $4,300,000 in time-based restricted share units, which vest in equal installments on the first and second anniversaries of her hire date, and are subject to accelerated vesting if she is terminated without Cause within 18 months of her employment date. Ms. Gutowski was also entitled to up to $250,000 for relocation assistance to the Tampa, Florida area, which is subject to repayment under certain circumstances if Ms. Gutowski fails to relocate to the Tampa area on a permanent basis by a certain deadline, or resigns her employment for any reason or is terminated for Cause (as defined in the offer letter and/or in the Amended and Restated Severance Plan) prior to the first anniversary of the relocation date.
Ms. Gutowski is also eligible to participate in our benefit plans made available to our employees and senior executives, as well as our long-term incentive plans at the discretion of the Compensation Committee. The grants to Ms. Gutowski under our long-term incentive plans are set forth in the “Grants of Plan-Based Awards in Fiscal 2021” Table below.

Ms. Gutowski participates in the Amended and Restated Severance Plan, pursuant to which she is subject to standard confidentiality undertakings and non-disparagement covenants that survive the termination of her employment, regardless of the cause of the termination. She is also subject to a non-competition covenant that generally limits her ability to compete with us in any countries in which we conduct business, as well as a non-solicitation covenant. These limitations continue during the term of employment and for a period of fifteen months following termination, regardless of the cause of the termination.
Anne Melaragni Employment Agreement
In May 2021, we entered into an offer letter agreement with Anne Melaragni to serve as our Chief Human Resources Officer. The agreement has an indefinite term and provides for an annual base salary, which will be increased to $440,000 effective as of April 10, 2022, and a car allowance. Ms. Melaragni is eligible to participate in our annual performance bonus plan with an annual bonus target of 75% of her base salary. In connection with her appointment, Ms. Melaragni received a one-time award of $400,000 in time-based restricted share units, which vest in equal installments on the first and second anniversaries of her hire date. Ms. Melaragni was also entitled to up to $200,000 for relocation assistance to the Tampa, Florida area, which is subject to repayment under certain circumstances if Ms. Melaragni fails to relocate to the Tampa area on a permanent basis by a certain deadline, or resigns her employment for any reason or is terminated for Cause (as defined in the offer letter and/or in the Amended and Restated Severance Plan) prior to the first anniversary of the relocation date.
Ms. Melaragni is also eligible to participate in our benefit plans made available to our employees and senior executives, as well as our long-term incentive plans at the discretion of the Compensation Committee. The grants to Ms. Melaragni under our long-term incentive plans are set forth in the “Grants of Plan-Based Awards in Fiscal 2021” Table below.
Ms. Melaragni participates in the Amended and Restated Severance Plan, pursuant to which she is subject to standard confidentiality undertakings and non-disparagement covenants that survive the termination of her employment, regardless of the cause of the termination. She is also subject to a non-competition covenant that generally limits her ability to compete with us in any countries in which we conduct business, as well as a non-solicitation covenant. These limitations continue during the term of employment and for a period of fifteen months following termination, regardless of the cause of the termination.
Marni Morgan Poe Employment Agreement
In December 2020, we entered into an amended and restated offer letter agreement with Marni Morgan Poe to serve as our Chief Legal Officer, which memorialized the previously disclosed terms of her employment with us. The agreement has an indefinite term and provides for an annual base salary, which will be increased to $475,000 effective as of April 10, 2022, and a car allowance. Ms. Poe is eligible to participate in our annual performance bonus plan with an annual bonus target of 75% of her base salary.
Ms. Poe is also eligible to participate in our benefit plans made available to our employees and senior executives, as well as our long-term incentive plans at the discretion of the Compensation Committee. The grants to Ms. Poe under our long-term incentive plans are set forth in the “Grants of Plan-Based Awards in Fiscal 2021” Table below.
Ms. Poe participates in the Amended and Restated Severance Plan, pursuant to which she is subject to standard confidentiality undertakings and non-disparagement covenants that survive the termination of her employment, regardless of the cause of the termination. She is also subject to a non-competition covenant that generally limits her ability to compete with us in any countries in which we conduct business, as well as a non-solicitation covenant. These limitations continue during the term of employment and for a period of fifteen months following termination, regardless of the cause of the termination.
Grants of Plan-Based Awards in Fiscal 2021
The following table sets forth information with respect to performance-based restricted share units and time-based restricted share units granted under our Equity Plans during the year ended January 1, 2022 to each of our named executive officers (unless otherwise indicated in the footnotes below, all such awards were granted under the 2018 Equity Plan). Following a review of peer group and survey data, and with input from its compensation consultant, FW Cook, the Compensation Committee determined to change the mix of awards granted to participants in our Equity Plans commencing with the awards granted in 2021 by eliminating stock options from the mix and allocating awards 60% to performance-based restricted share units and 40% to time-based restricted share units. The following table also sets forth the range of possible cash payouts to each of our named executive officers under our annual performance bonus plan for achievement of specified levels of performance in fiscal 2021.
Name	Grant Date	Board Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	Grant Date Fair Value of Stock Awards (4) ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Thomas J. Harrington	—	—	509,850	1,019,700	2,039,400	—	—	—	—	—
	12/9/2021	12/8/2021	—	—	—	49,267	123,167	246,334	—	2,100,000
	12/9/2021	12/8/2021	—	—	—	—	—	—	82,111	1,400,000
Jay Wells	—	—	219,376	438,752	877,504	—	—	—	—	—
	12/9/2021	12/8/2021	—	—	—	13,724	34,310	68,620	—	585,000
	12/9/2021	12/8/2021	—	—	—	—	—	—	22,873	390,000
Cate Gutowski	—	—	37,500	75,000	150,000	—	—	—	—	—
	10/27/2021	9/16/2021	—	—	—	—	—	—	272,669	4,300,000(5)
	12/9/2021	12/8/2021	—	—	—	12,668	31,671	63,342	—	540,000
	12/9/2021	12/8/2021	—	—	—	—	—	—	21,114	360,000
Anne Melaragni	—	—	153,750	307,500	615,000	—	—	—	—	—
	5/4/2021	5/4/2021	—	—	—	—	—	—	24,390	400,000(6)
	12/9/2021	12/8/2021	—	—	—	5,982	14,956	29,912	—	255,000
	12/9/2021	12/8/2021	—	—	—	—	—	—	9,970	170,000
Marni Morgan Poe	—	—	168,750	337,499	674,998	—	—	—	—	—
	12/9/2021	12/8/2021	—	—	—	9,853	24,633	49,266	—	420,000
	12/9/2021	12/8/2021	—	—	—	—	—	—	16,422	280,000
(1)
The amounts in these columns show the range of possible cash payouts under our annual performance bonus plan for achievement of specified levels of performance in fiscal 2021. With respect to our named executive officers, amounts reported in these columns are calculated solely based on EBITDA, operating free cash flow, and revenue targets, and assume no adjustment to bonus levels based on achievement of individual performance targets. For additional information related to the annual cash incentive awards including performance goals, measures and weighting, see the “Compensation Discussion and Analysis” section of this proxy statement.

(2)
The amounts in these columns represent performance-based restricted share unit awards. The performance-based restricted share unit awards vest based upon the achievement of average annual ROIC and aggregate revenues over a three-year period beginning on the first day of Primo’s 2022 fiscal year and ending on the last day of Primo’s 2024 fiscal year (weighted 75% and 25%, respectively). The amounts included in the “Target” column reflect the total number of shares that would be issued at the end of the three-year performance period if 100% of the “target” ROIC and revenues are achieved. The amounts included in the “Maximum” column reflect the total number of shares that would be issued at the end of the three-year performance period if 125% of the “target” ROIC and revenues are achieved.

(3)
The amounts in this column represent grants of time-based restricted share units. Time-based restricted share units granted in 2021 vest in three equal installments on the first, second and third anniversaries of the grant date.

(4)
Unless otherwise noted, the “Grant Date Fair Value of Stock Awards” column shows the full grant date fair values of the performance- and time-based restricted share units granted in fiscal 2021. The grant date fair values of the awards are determined under ASC 718 and represent the amounts we would expense in our financial statements over the vesting schedule for the awards. In accordance with SEC rules, the amounts in this column reflect the actual ASC 718 accounting cost without reduction for estimates of forfeitures related to service-based vesting conditions. The assumptions used for determining values are set forth in Note 9 to our audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended January 1, 2022. The amounts reflect our accounting for these grants and do not correspond to the actual values that may be realized by the named executive officers.

(5)
Represents time-based restricted share units granted in connection with Ms. Gutowski’s appointment as Chief Operating Officer, which vest in equal installments on the first and second anniversaries of her hire date.

(6)
Represents time-based restricted share units granted under the Amended and Restated Equity Plan in connection with Ms. Melaragni’s appointment as Chief Human Resources Officer, which vest in equal installments on the first and second anniversaries of her appointment date.

Outstanding Equity Awards at 2021 Fiscal Year End
The following table sets forth information with respect to equity awards outstanding at January 1, 2022 for each of our named executive officers.
	OPTION AWARDS				STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Type of Award	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Thomas J. Harrington	78,781(2)	157,563(2)	15.84	12/9/2030	—	—	—
	183,284 (3)	91,642(3)	13.67	12/11/2029	—	—	—
	214,552(4)	—	14.68	12/11/2028	—	—	—
	108,921(5)	—	17.50	12/7/2027	—	—	—
	204,280(6)	—	10.40	12/6/2026	—	—	—
	57,947(7)	—	16.99	8/11/2026
	—	—	—	—	Performance-Based RSU	123,167(8)	2,171,434
	—	—	—	—	Time-Based RSU	82,111(9)	1,447,617
	—	—	—	—	Performance-Based RSU	71,022(10)	1,252,118
	—	—	—	—	Time-Based RSU	31,566(11)	556,509
					Performance-Based RSU	68,580(12)	1,209,065
	—	—	—	—	Time-Based RSU	15,240(13)	268,681
Jay Wells	23,634(2)	47,269(2)	15.84	12/9/2030	—	—	—
	65,982(3)	32,991 (3)	13.67	12/11/2029	—	—	—
	83,955(4)	—	14.68	12/11/2028	—	—	—
	69,242(5)	—	17.50	12/7/2027	—	—	—
	78,793(6)	—	10.40	12/6/2026	—	—	—
	57,947(7)	—	16.99	8/11/2026	—	—	—
	—	—	—	—	Performance-Based RSU	34,310(8)	604,885
	—	—	—	—	Time-Based RSU	22,873(9)	403,251
	—	—	—	—	Performance-Based RSU	21,306(10)	375,625
	—	—	—	—	Time-Based RSU	9,470(11)	166,956
	—	—	—	—	Performance-Based RSU	24,689(12)	435,267
	—	—	—	—	Time-Based RSU	5,487(13)	96,736
Cate Gutowski	—	—	—	—	Performance-Based RSU	31,671(8)	558,360
	—	—	—	—	Time-Based RSU	21,114(9)	372,240
	—	—	—	—	Time-Based RSU	272,669(14)	4,807,154
Anne Melaragni	3,939(2)	7,878(2)	15.84	12/9/2030	—	—	—
	4,518(15)	9,036(15)	14.30	8/24/2030	—	—	—
	—	—	—	—	Performance-Based RSU	14,956(8)	263,674
	—	—	—	—	Time-Based RSU	9,970(9)	175,771
	—	—	—	—	Time-Based RSU	24,390(16)	429,996
	—	—	—	—	Performance-Based RSU	3,551(10)	62,604
	—	—	—	—	Time-Based RSU	1,578(11)	27,820
	—	—	—	—	Performance-Based RSU	3,933(17)	69,339
	—	—	—	—	Time-Based RSU	1,748(18)	30,817
Marni Morgan Poe	18,382(2)	36,765(2)	15.84	12/9/2030	—	—	—
	51,319(3)	25,660(3)	13.67	12/11/2029	—	—	—
	65,298(4)	—	14.68	12/11/2028	—	—	—
	52,515(5)	—	17.50	12/7/2027	—	—	—
	62,013(6)	—	10.40	12/6/2026	—	—	—
	57,947(7)	—	16.99	8/11/2026	—	—	—
	73,844(19)	—	11.22	2/19/2026	—	—	—
	37,064(20)	—	9.25	2/25/2025	—	—	—
	41,504(21)	—	8.00	2/13/2024	—	—	—
	32,598(22)	—	9.29	5/2/2023	—	—	—
	—	—	—	—	Performance-Based RSU	24,633(8)	434,280
	—	—	—	—	Time-Based RSU	16,422(9)	289,520
	—	—	—	—	Performance-Based RSU	16,571(10)	292,147
	—	—	—	—	Time-Based RSU	7,365(11)	129,845
	—	—	—	—	Performance-Based RSU	19,202(12)	338,531
	—	—	—	—	Time-Based RSU	4,267(13)	75,227
(1)	The market value shown has been calculated based on the closing price of our common shares on the NYSE as of December 31, 2021 ($17.63), the last business day of our 2021 fiscal year.
(2)	This amount represents stock options granted on December 9, 2020, which vest in three equal installments on the first, second and third anniversaries of the grant date.

(3)	This amount represents stock options granted on December 11, 2019, which vest in three equal installments on the first, second and third anniversaries of the grant date.
(4)	This amount represents stock options granted on December 11, 2018, which are fully vested.
(5)	This amount represents stock options granted on December 7, 2017, which are fully vested.
(6)	This amount represents stock options granted on December 6, 2016, which are fully vested.
(7)	This amount represents stock options granted on August 11, 2016, which are fully vested.
(8)
This amount represents performance-based restricted share units granted on December 9, 2021. The performance-based restricted share unit awards vest based upon the achievement of average annual ROIC and aggregate revenues over a three-year period beginning on the first day of Primo’s 2022 fiscal year and ending on the last day of Primo’s 2024 fiscal year (with the metrics weighted 75% and 25%, respectively). The payout percentage of the performance-based restricted share units and the related unrecognized compensation cost is subject to change based on the level of targeted ROIC and revenues that is achieved during such period. The amounts included reflect the total number of shares that would be issued at the end of the three-year performance period if Primo achieves 100% of the “target” ROIC and revenue levels.

(9)	This amount represents time-based restricted share units granted on December 9, 2021, which vest in three equal installments on the first, second and third anniversaries of the grant date.
(10)
This amount represents performance-based restricted share units granted on December 9, 2020. The performance-based restricted share unit awards vest based upon the achievement of average annual ROIC and aggregate revenues over a three-year period beginning on the first day of Primo’s 2021 fiscal year and ending on the last day of Primo’s 2023 fiscal year (weighted 75% and 25%, respectively). The payout percentage of the performance-based restricted share units and the related unrecognized compensation cost is subject to change based on the level of targeted ROIC and revenues that is achieved during such period. The amounts included reflect the total number of shares that would be issued at the end of the three-year performance period if Primo achieves 100% of the “target” ROIC and revenue levels.

(11)	This amount represents time-based restricted share units granted on December 9, 2020, which vest in three equal installments on the first, second and third anniversaries of the grant date.
(12)
This amount represents performance-based restricted share units granted on December 11, 2019. The performance-based restricted share units vest based on the achievement of a specified target level of cumulative pre-tax income for the period beginning on December 29, 2019 and ending on the last day of our 2022 fiscal year. The payout percentage of the performance-based restricted share units and the related unrecognized compensation cost is subject to change based on the level of targeted pre-tax income that is achieved during such period. The amounts included reflect the total number of shares that would be issued at the end of the three-year performance period if Primo achieves 100% of the “target” pre-tax income level.

(13)	This amount represents time-based restricted share units granted on December 11, 2019, which vest in three equal installments on the first, second and third anniversaries of the grant date.
(14)	This amount represents time-based restricted share units granted on October 27, 2021, which vest in equal installments on the first and second anniversaries of the grant date.
(15)	This amount represents stock options granted on August 24, 2020, which vest in three equal installments on the first, second and third anniversaries of the grant date.
(16)	This amount represents time-based restricted share units granted on May 4, 2021, which vest in equal installments on the first and second anniversaries of the grant date.
(17)
This amount represents performance-based restricted share units granted on August 24, 2020. The performance-based restricted share units vest based on the achievement of a specified target level of cumulative pre-tax income for the period beginning on December 29, 2019 and ending on the last day of our 2022 fiscal year. The payout percentage of the performance-based restricted share units and the related unrecognized compensation cost is subject to change based on the level of targeted pre-tax income that is achieved during such period. The amounts included reflect the total number of shares that would be issued at the end of the three-year performance period if Primo achieves 100% of the “target” pre-tax income level.

(18)	This amount represents time-based restricted share units granted on August 24, 2020, which vest in three equal installments on the first, second and third anniversaries of the grant date.
(19)	This amount represents stock options granted on February 19, 2016, which vested in three equal installments on the first, second and third anniversaries of the grant date.
(20)	This amount represents stock options granted on February 25, 2015 that vested on the last day of our 2017 fiscal year.
(21)	This amount represents stock options granted on February 13, 2014 that vested on the last day of our 2016 fiscal year.
(22)	This amount represents stock options granted on May 2, 2013 that vested on the last day of our 2015 fiscal year.

Option Exercises and Stock Vested In Fiscal 2021
The following table sets forth information with respect to option exercises and stock awards vesting during 2021 for each of our named executive officers.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Thomas J. Harrington	—	—	101,068	1,673,349
Jay Wells	380,170	2,818,197	37,629	622,079
Cate Gutwoski	—	—	—	—
Anne Melaragni	—	—	1,663	28,511
Marni Morgan Poe	27,704	347,131	29,268	483,855
(1)
This amount includes (a) time-based restricted share units granted in 2018, the last installment of which vested on the third anniversary of the grant date, time-based restricted share units granted in 2019, one-third of which vested on the second anniversary of the grant date, and time-based restricted share units granted in 2020, one-third of which vested on the first anniversary of the grant date, and (b) performance-based restricted share units granted in 2018, which vested in February 2022 upon certification by the Compensation Committee that the pre-tax income target with respect to such awards was achieved at the 97% level.

(2)
With respect to time-based restricted share units granted in 2018 and 2019, the value realized on vesting has been calculated by utilizing the closing price of our common shares on the NYSE as of the applicable vesting date (December 10, 2021 ($17.02)). With respect to time-based restricted share units granted in 2020, the value realized on vesting has been calculated by utilizing the last closing price of our common shares on the NYSE as of the applicable vesting dates (August 24, 2021 ($17.23) and December 9, 2021 ($17.05)). With respect to performance-based restricted share units granted in 2018, the value realized on vesting has been calculated by utilizing the closing price of our common shares on the NYSE as of February 11, 2022 ($16.19), the date the Compensation Committee certified that the targets with respect to such awards were achieved.

Potential Payments Upon Termination or Change of Control
Amended and Restated Equity Plan and 2018 Equity Plan
Under the Equity Plans, in the event of a Change of Control and subject to any limitations imposed by Section 409A of the Internal Revenue Code of 1986, as amended, if applicable to an award, the surviving or successor entity may continue, assume or replace awards outstanding as of the date of the Change of Control. If (1) such awards are continued, assumed, or replaced by the surviving or successor entity, and within two years after the Change of Control a grantee experiences an involuntary termination of employment for reasons other than Cause, or terminates his or her employment for Good Reason, or (2) such awards are not continued, assumed or replaced by the surviving or successor entity, then (i) outstanding options and stock appreciation rights issued to a participant that are not yet fully exercisable will immediately become exercisable in full and will remain exercisable in accordance with their terms, (ii) all unvested restricted shares, restricted share units, performance shares and performance units will become immediately fully vested and non-forfeitable, and (iii) any performance objectives applicable to awards will be deemed to have been satisfied at the “target” level of performance specified in connection with the applicable award. Additionally, the Compensation Committee may terminate some or all of such outstanding awards, in whole or in part, as of the effective time of the Change of Control in exchange for payments to the holders as provided in the Equity Plans.
The Equity Plans define “Change of Control” as (i) the consummation of a consolidation, merger, amalgamation, or other similar corporate reorganization of Primo with or into any other corporation whereby the voting shareholders of Primo immediately prior to such event receive less than 50% of the voting shares of the consolidated, merged or amalgamated corporation, or any acquisition or similar transaction or series of transactions whereby any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than Primo, any entity controlled by Primo, or any employee benefit plan sponsored by Primo or an entity that is controlled by Primo), is or becomes, including pursuant to a tender or exchange offer for Primo common shares, the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Primo representing 50% or more of the combined voting power of Primo’s then outstanding securities; (ii) the consummation of a sale by Primo of all or substantially all of Primo’s assets; (iii) the date upon which individuals who, on the effective date of the Amended and Restated Equity Plan constitute Primo’s board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the board, provided that any person becoming a director subsequent to the effective date of the Amended and Restated Equity Plan whose appointment, election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors who remain on the board (either by a specific vote or by approval of the proxy statement of Primo in which such person is named as a nominee for director, without objection to such nomination) shall also be deemed to be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of Primo as a result of an actual or threatened election contest with respect to directors or any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the board shall be deemed to be an Incumbent Director; or (iv) a proposal by or with respect to Primo being made in connection with a liquidation, dissolution or winding-up of Primo (the 2018 Equity Plan defines this prong of “Change of Control” as the liquidation, dissolution or winding-up of Primo).
The definitions of “Cause” and “Good Reason” in the Equity Plans are substantially similar to the definitions of “Cause” and “Good Reason” in the Amended and Restated Severance Plan, as described below, except that the Equity Plans provide that individual employment agreement definitions control, if applicable. If a Change of Control had occurred on January 1, 2022 and either (1) the surviving or successor entity continued, assumed or replaced awards and within two years after the Change of Control, a named executive officer was involuntarily terminated for reasons other than Cause, or terminated his or her employment for Good Reason, or (2) the surviving or successor entity did not continue, assume or replace awards outstanding as of such date, and the Compensation Committee had not in either case elected to terminate some or all of such outstanding awards in exchange for payments to the holders as provided in the Equity Plans, the unvested awards granted to our named executive officers would have vested on an accelerated basis as set forth below:
Equity Plans	Accelerated Vesting ($)(1)
Thomas J. Harrington	7,550,364
Jay Wells	2,297,976
Cate Gutowski	5,737,754
Anne Melaragni	1,104,213
Marni Morgan Poe	1,726,973
(1)
Includes the value, based on the closing price of our common shares on the NYSE as of December 31, 2021 ($17.63), the last business day of our 2021 fiscal year, of common shares issuable pursuant to (i) time-based restricted share units granted in 2019, 2020 and 2021 that had not vested as of January 1, 2022, and (ii) performance-based restricted share units granted in 2020 and 2021, assuming the performance objectives applicable to such awards were satisfied at the “target” level of performance. Stock options granted in prior years are included in the table above, to the extent the exercise price of such options exceeded the closing price of our common shares on the NYSE as of December 31, 2021.

These amounts are included in the applicable “Accelerated Vesting” column in the tables under the heading “Payments under the Amended and Restated Severance Plan” on page 45 of this proxy statement.
In the case of a grantee’s termination without Cause or resignation with Good Reason, the number of restricted share units to be deemed earned by a grantee is equal to the pro rata number of restricted share units that he or she would have earned on the vesting date had he or she been continuously employed through such vesting date, as calculated by reference to the portion of the applicable restriction period or performance period during which the grantee was actually employed. Additionally, unvested options vest as of the later of the date of termination and the one-year anniversary of the effective date of the award and continue to be exercisable for three years following the date of termination.
Assuming the employment of our named executive officers had been terminated on January 1, 2022 by Primo without Cause or by the named executive officers for Good Reason, they would have been entitled to the following:
Equity Plans	Equity Awards ($)(1)
Thomas J. Harrington	7,550,364
Jay Wells	1,101,164
Cate Gutowski	1,912,393
Anne Melaragni	419,590
Marni Morgan Poe	836,343
(1)
Includes the value, based on the closing price of our common shares on the NYSE as of December 31, 2021 ($17.63), the last business day of our 2021 fiscal year, of common shares issuable pursuant to: (i) time-based restricted share units granted in 2019, 2020 and 2021 that had not vested as of January 1, 2022, and (ii) performance-based restricted share units granted in 2019, 2020 and 2021. Because the performance periods for the performance-based restricted share units granted to our named executive officers in 2019, 2020 and 2021 have not yet been completed, the number of common shares issuable pursuant to performance-based restricted share units that such named executive officers would have been entitled to on January 1, 2022 cannot be determined. As a result, this column includes the value of such performance-based restricted share units on a pro rata basis, assuming achievement of the performance goals at “target” and a share value equal to the closing price of our common shares on the NYSE as of December 31, 2021 ($17.63). Stock options granted in prior years are included in the table above, to the extent the exercise price of such options exceeded the closing price of our common shares on the NYSE as of December 31, 2021.
These amounts are included in the applicable “Equity Awards” column in the tables under the heading “Payments under the Amended and Restated Severance Plan” on page 45 of this proxy statement.
Amended and Restated Severance Plan
In February 2009, we commenced the Severance Plan. On December 9, 2020, we amended and restated the Severance Plan (the “Amended and Restated Severance Plan”), to, among other things, (i) increase the severance multiple for each of the three employee participant categories, (ii) calculate the bonus component of the cash severance payment based on the participant’s target bonus for the year in which termination occurs rather than the participant’s average bonus for the prior two years, (iii) provide for pro-rata payment of the participant’s annual bonus based on actual performance for the year of termination, (iv) cap health and welfare benefit continuation at 18 months, and (v) provide for up to $15,000 of outplacement assistance. The other material terms of the existing plan were not changed by the amendment and restatement. As of January 1, 2022, each of our named executive officers participated in the Amended and Restated Severance Plan.
The triggering events for any severance payments under the Amended and Restated Severance Plan are designed to discourage executive officers from voluntarily terminating their employment with us in order to accept other employment opportunities. The triggering events also provide assurances to the executive officers that they will be compensated if terminated by us without Cause. The Amended and Restated Severance Plan defines the entitlements for these executives upon a qualified termination of employment and replaces all previous termination and severance entitlements to which they may have been entitled.
The Compensation Committee determines which employees participate in the Amended and Restated Severance Plan. Each participant is assigned to one of three groups, which correspond to severance multiples as follows: Level 1 Employees—2 times; Level 2 Employees—1.25 times; Level 3 Employees—1 times. Mr. Harrington is a Level 1 employee; Mr. Wells and Mses. Gutowski, Melaragni and Poe are Level 2 employees.
The Amended and Restated Severance Plan defines “Cause” to mean:
(i)
the willful failure of the participant to properly carry out the participant’s duties and responsibilities or to adhere to Primo’s policies after written notice by Primo of the failure to do so, and such failure remaining uncorrected following an opportunity for the participant to correct the failure within ten days of the receipt of such notice;

(ii)
theft, fraud, dishonesty or misappropriation by the participant, or the gross negligence or willful misconduct by the participant, involving the property, business or affairs of Primo, or in the carrying out of the participant’s duties, including, without limitation, any breach by the participant of the representations, warranties and covenants contained in the participant’s employment agreement. if applicable, or Article 7 of the Amended and Restated Severance Plan;

(iii)	the participant’s conviction of or plea of guilty to a criminal offense that involves fraud, dishonesty, theft or violence;
(iv)	the participant’s breach of a fiduciary duty owed to Primo; or
(v)	the participant’s refusal to follow the lawful written reasonable and good faith direction of the Board.
The Amended and Restated Severance Plan defines “Good Reason” to include any of the following:
(i)	a material diminution in the participant’s title or duties or assignment to the participant of materially inconsistent duties;
(ii)
a reduction in the participant’s then current annual base salary or target bonus opportunity as a percentage of annual base salary, unless such reduction in target bonus opportunity is made applicable to all participants serving in substantially the same capacity as the participant;

(iii)
relocation of the participant’s principal place of employment to a location that is more than 50 miles away from the participant’s principal place of employment on the date upon which the participant became a participant, unless such relocation is effected at the request of the participant or with the participant’s approval;

(iv)
a material breach by Primo of any provisions of the Amended and Restated Severance Plan, or any employment agreement to which the participant and Primo are parties, after written notice by the participant of the breach and such failure remaining uncorrected following an opportunity for Primo to correct such failure within ten days of the receipt of such notice; or

(v)
the failure of Primo to obtain the assumption in writing of its obligation to perform the Amended and Restated Severance Plan by any successor to all or substantially all of the business or assets of Primo within fifteen days after a merger, consolidation, sale or similar transaction.

If a participant’s employment is terminated by us without Cause or by the participant for Good Reason, he or she will receive a cash payment of an amount equal to the participant’s total annual base salary and target bonus multiplied by his or her severance multiple. The terminated participant would also be paid accrued salary and vacation through the date of termination, less applicable withholdings, and a pro-rata payment of the participant’s annual bonus based on actual performance for the year of termination. In addition, the terminated participant would receive accelerated vesting of rights under our equity incentive plans, would continue to receive benefits under our benefit plans for the number of years equal to the severance multiple where we may do so legally and in accordance with the applicable benefit plans in effect from time to time (up to a maximum of 18 months), and would receive up to $15,000 of outplacement assistance.
Payments to all participants under the Amended and Restated Severance Plan subject to excise tax are cut back to an amount that will result in no portion of the payments being subject to the excise tax.
Participants whose employment terminates for Cause, or by voluntary resignation (other than for Good Reason), death, or disability are not entitled to benefits under the Amended and Restated Severance Plan.
Participants in the Amended and Restated Severance Plan agree to non-competition and non-solicitation provisions that continue beyond termination for the number of years equal to the applicable severance multiple, regardless of the cause of termination. Participants agree to execute a general release of claims against us in return for payments under the Amended and Restated Severance Plan, and the Amended and Restated Severance Plan supersedes applicable provisions of each participant’s prior employment agreement.
Payments under the Amended and Restated Severance Plan
As of January 1, 2022, each of our named executive officers participated in the Amended and Restated Severance Plan. Under the Amended and Restated Severance Plan, if their employment is terminated by Primo without Cause or by the executive for Good Reason, the executive would receive a cash payment equal to the sum of his or her annual base salary and target bonus times a severance multiple.
Assuming his or her employment had been terminated on January 1, 2022 by Primo without Cause or by the executive for Good Reason, the applicable named executive officers would have been entitled to the following:
	Cash Severance ($)	Non Equity Incentive Plan Payment ($)	Medical Continuation ($)	Equity Awards ($)	Total ($)
Thomas J. Harrington	3,893,400	887,139	23,082	7,550,364	12,353,985
Jay Wells	1,279,688	381,713	23,208	1,101,164	2,785,772
Cate Gutowski	853,253	71,864	—	1,912,393	2,837,511
Anne Melaragni	896,875	262,913	23,208	419,590	1,602,585
Marni Morgan Poe	984,375	293,625	23,208	836,343	2,137,550

Assuming his or her employment had been terminated in connection with a Change of Control on January 1, 2022, the applicable named executive officers would have been entitled to the following:
	Cash Severance ($)	Non Equity Incentive Plan Payment ($)	Medical Continuation ($)	Accelerated Vesting ($)	Total ($)
Thomas J. Harrington	3,893,400	887,139	23,082	7,550,364	12,353,985
Jay Wells	1,279,688	381,713	23,208	2,297,976	3,982,584
Cate Gutowski	853,253	71,864	—	5,737,754	6,662,872
Anne Melaragni	896,875	262,913	23,208	1,104,213	2,287,208
Marni Morgan Poe	984,375	293,625	23,208	1,726,973	3,028,180
Termination by Primo for Cause; Resignation by the Executive Officer other than for Good Reason
We are not obligated to make any cash payment or benefit to any of our executive officers if the executive officer’s employment is terminated by us for Cause or if the executive officer resigns for other than Good Reason (each as defined in applicable employment or severance arrangements), other than the payment of unpaid salary and accrued and unused vacation pay.
Death or Disability
Upon an executive officer’s death or disability, we pay accrued salary and a prorated target bonus to the executive officer or the executive officer’s estate. Upon an executive officer’s death, a pro rata portion of any restricted shares, restricted share units, performance shares or performance units granted to such executive officer under the Equity Plans vest and are paid, in the case of performance shares or units, upon certification by the Compensation Committee of the achievement of the results for the applicable performance period, and in the case of restricted shares or restricted share units, following the executive officer’s death. We provide executive-level life, short-term disability, and long-term care benefits to our executive officers that are not also available to our employees generally. Amounts in respect of such benefits are disclosed in the Summary Compensation Table on page 35 of this proxy statement.
Retirement
In the case of a grantee’s retirement (defined in the Equity Plans as having attained age 60, and completed ten continuous years of service with Primo), the executive’s outstanding options that have not vested prior to the date of retirement will vest on the original vesting date(s) and thereafter will continue to be exercisable until the third anniversary of the date of retirement. Restricted shares, restricted share units, performance shares and performance units held by a retired grantee will continue to vest according to their original schedule, subject to acceleration provisions and the satisfaction of performance objectives, as applicable.

THE HUMAN RESOURCES AND COMPENSATION COMMITTEE REPORT
The Human Resources and Compensation Committee of Primo’s Board (the “Compensation Committee”) has submitted the following report for inclusion in this proxy statement:
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management. Based on the Compensation Committee’s review of and the discussions with management with respect to the Compensation Discussion and Analysis, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into Primo’s Annual Report on Form 10-K for the fiscal year ended January 1, 2022 for filing with the SEC and with all applicable Canadian securities authorities.
The foregoing report is provided by the following directors, who constitute the Compensation Committee:
STEPHEN H. HALPERIN, CHAIR
MARIO PILOZZI
ARCHANA SINGH
STEVEN P. STANBROOK

February 22, 2022

EQUITY COMPENSATION PLAN INFORMATION
Set out below is information about the Equity Plans. The Equity Plans generally require us to issue shares that would be dilutive to our shareowners.
Plan	Number of Common Shares to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Common Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity Compensation Plans Approved by Security Holders(1)	6,986,104(2)	US$14.42(3)	3,998,289(4)
Equity Compensation Plans Not Approved by Security Holders	—	—	—
Total	6,986,104(2)	US$14.42(3)	3,998,289(4)
(1)
Equity compensation plans approved by security holders include the Amended and Restated Equity Plan, which was approved on April 30, 2013, and amended on February 18, 2015, May 3, 2016, March 13, 2020 and August 4, 2020, and the 2018 Equity Plan, which was approved on May 1, 2018 and amended on March 13, 2020 and August 4, 2020.

(2)
Represents 885,303 shares pursuant to time-based restricted share units, 1,246,213 shares pursuant to performance-based restricted share units, and 4,854,588 shares pursuant to stock options granted (and not exercised, forfeited or cancelled, as applicable) under the Equity Plans. If any of the shares to be issued pursuant to time-based restricted share units, performance-based restricted share units, or stock options are forfeited, expired, or are cancelled or settled without the issuance of shares, they will return to the pool of shares available for issuance under the Equity Plans. As of March 21, 2022, there were 6,581,196 shares to be issued upon the vesting or exercise of outstanding time-based restricted share units, performance-based restricted share units and stock options under the Equity Plans.

(3)	Represents the weighted-average exercise price of stock options granted under the Equity Plans.
(4)
Represents the number of shares available for future issuance under the Equity Plans. Based on the share counting methodology provided for in the Equity Plans, shares issued under each of the Equity Plans, respectively, will be applied to reduce the maximum number of shares remaining available for issuance under each of the Equity Plans, respectively; provided that the total number of shares available for issuance will be reduced 2.0 shares for each share issued pursuant to “full value” awards made after April 30, 2013 or May 1, 2018 for the Amended and Restated Equity Plan and the 2018 Equity Plan, respectively. “Full value” awards include any awards other than options or stock appreciation rights. “Full value” awards that lapse or are forfeited are returned to the pool at the same 2.0 multiple at which they were debited. As of January 1, 2022, there were 4,901,208 full value awards that were issued after April 30, 2013 under the Equity Plans, which reduce the shares available for future issuance under the Equity Plans by 9,802,416. As of March 21, 2022, approximately 289,795 shares remained available for issuance under the Amended and Restated Equity Plan and 3,857,297 shares remained available for issuance under the 2018 Equity Plan.

The Equity Plans are administered by the Compensation Committee or any other Board committee as may be designated by the Board from time to time. The Equity Plans provide the Compensation Committee flexibility to design compensatory awards that are responsive to Primo’s needs. Subject to the terms of the Equity Plans and applicable statutory and regulatory requirements, the Compensation Committee has the discretion to determine the persons to whom awards will be granted under the plan, the nature and extent of such awards, the times when awards will be granted, the duration of each award, and the restrictions and other conditions to which payment or vesting of awards may be subject.
The burn rate for our Equity Plans for the past three fiscal years for 2019, 2020 and 2021 was 1.7%, 2.3% and 1.8% respectively. Burn rate was calculated in accordance with applicable TSX guidance by dividing (1) the number of securities granted under the Amended and Restated Equity Plan for the applicable fiscal year (counting “full-value” awards at a 2 to 1 ratio and reflecting the actual payout percentage on the performance-based restricted share units) by (2) the weighted average securities outstanding for such fiscal year.

DIRECTORS’ AND OFFICERS’ INSURANCE
We provide insurance for the benefit of our directors and officers against certain liabilities that may be incurred by them in their capacity as directors and officers, as specified in the policy. We are reimbursed for amounts paid to indemnify directors and officers, subject to a deductible, which is our responsibility. There is no applicable deductible if we are unable to indemnify. In 2021, such policy provided for US$85,000,000 in aggregate coverage, with an annual premium of US$1,030,750, and deductibles ranging from nil to US$1,500,000, depending on the type of claim being made. The policy does not specify that a part of the premium is paid in respect of either directors as a group or officers as a group and directors and officers do not pay any portion of the premiums.
Under the terms of our by-laws and agreements with our directors and officers, we indemnify our directors and officers against certain liabilities incurred by them in their capacity as directors and officers to the extent permitted by law.

CORPORATE GOVERNANCE
Board and Management Roles
The Board has explicitly assumed responsibility for the stewardship of Primo, including:
•	adopting a strategic planning process;
•	identifying the principal risks for Primo and implementing appropriate risk management systems;
•	succession planning and monitoring of senior management;
•	ensuring that we have in place a communications policy to enable us to communicate effectively and in a timely manner with our shareowners, other stakeholders and the public generally; and
•	maintaining the integrity of our internal control and management information systems.
All decisions materially affecting Primo, our business and operations, including long-term strategic and operational planning, must be approved by the Board prior to implementation. Management develops and prioritizes strategic plans on an annual basis. Management then reviews these strategic plans with the Board during an annual Board strategy meeting, along with industry dynamics, Primo’s challenges, and legal, regulatory and governance developments, among other factors. At the conclusion of this annual strategy meeting, the Board approves Primo’s strategic plan. Additionally, the Board reviews and approves the annual budget under the existing strategy. Management provides the Board with comprehensive updates throughout the year regarding the implementation and results of Primo’s strategic plans, which facilitate the Board’s assessment of Primo’s performance against its stated business objectives. This process allows the Board to understand and impact Primo’s strategic plans, including plans related to return of capital to shareowners, mergers and acquisitions, competitive challenges and changing marketplace conditions. As a result, the Board has substantial oversight of the development and implementation of Primo’s strategic plans and the Board is able to effectively monitor Primo’s progress with respect to the strategic goals and objectives.
To assist in discharging its responsibilities effectively, the Board has established three committees: the Audit Committee, the ESG and Nominating Committee and the Compensation Committee. The roles of the committees as part of our governance process are outlined below, and their charters may be viewed on our website at www.primowatercorp.com. Each committee has the authority to retain its own legal, accounting or other advisors.
Allocation of Responsibility between the Board and Management
The Board has adopted a written mandate, the text of which is set out in Appendix A. The business and affairs of Primo are managed by or under the supervision of the Board in accordance with all applicable laws and regulatory requirements. The Board is responsible for providing direction and oversight, approving our strategic direction and overseeing the performance of our business and management. Management is responsible for presenting strategic plans to the Board for review and approval and for implementing our strategic direction. The Board has approved a job description for the Chief Executive Officer, which specifically outlines the responsibilities of this position. One of these responsibilities is to prepare, on behalf of management, a written statement of management’s objectives, plans and standards of performance. This report is reviewed and approved annually by both the Compensation Committee and the entire Board. Additionally, we have established a lead independent director role and position descriptions for the chairman of the Board and for each committee chair.
Board Oversight of Risk
Pursuant to the written mandate, management is responsible for day-to-day risk management and is responsible for implementing the risk management strategy for Primo. Risk oversight is a responsibility of the full Board that is administered by the Audit Committee pursuant to the Audit Committee Charter. The Audit Committee:
•	oversees Primo’s Enterprise Risk Management (“ERM”) program and requests reports from management on its monitoring and mitigation of risks;
•	discusses with management the relationship between Primo’s risk appetite and business strategies; and
•	reviews major financial risk exposures and oversees the guidelines and policies used to govern the ERM program.

Other Board committees also play the following roles in risk oversight:
•	The Audit Committee oversees the ERM program guidelines and policies, and considers Primo’s major financial risk exposures as well as risks associated with financial reporting and fraud.
•	The Compensation Committee considers executive officer succession planning as well as major compensation-related risks when reviewing our compensation strategy, plans and programs.
•	The ESG and Nominating Committee considers our Board’s succession planning and our corporate governance matters.
Management is responsible for supporting and coordinating management’s ERM process and activities; documenting risk assessments using a consistent approach; identifying and validating controls to mitigate risk; and reporting on results of risk evaluations.
Management provides regular presentations and updates on risk management efforts to the Audit Committee and the Board. In addition, the Board or the Audit Committee may conduct additional risk assessments at any time, and the Board—and each of its committees—is empowered to engage outside advisors to assist in performing its risk oversight duties.
In 2021, the Board and Audit Committee continued to pay particular attention to risks related to data privacy and security.
We believe that the Board’s oversight and involvement in risk assessment provides effective oversight of Primo’s enterprise risks.
Oversight of Cybersecurity
Protecting the security of our systems and networks has long been and will continue to be a priority at Primo. The Audit Committee (which is comprised of members who are independent for purposes of the rules of the SEC, NYSE and NI 58-101) has primary responsibility for overseeing Primo’s risk management program relating to cybersecurity.
To more effectively address the cybersecurity threats posed today, Primo has a dedicated Chief Information Security Officer whose team is responsible for leading enterprise-wide information security strategy, policy, standards, architecture and processes. Primo’s comprehensive information security program includes, among other aspects, vulnerability management, antivirus and malware protection, encryption and access control, and employee training. The Chief Information Security Officer leads an annual review and discussion with the full Board dedicated to Primo’s cyber risks, threats, and protections and provides updates throughout the year, as warranted. The Chief Information Security Officer also provides regular updates to the Audit Committee on cybersecurity matters.
Board’s Expectations of Management
The Board expects management to:
•
produce timely, complete and accurate information on our operations and business and on any other specific matter that may, in management’s opinion, have material consequences for us, our shareowners and other stakeholders;

•
act on a timely basis and make appropriate decisions with regard to our operations, in accordance with all the relevant requirements and obligations and in compliance with our policies, with a view to increasing shareowner value;

•	apply a rigorous budget process and closely monitor our financial performance in terms of the annual budget approved by the Board;
•	develop and implement a strategic plan in light of trends in the market; and
•	promote high ethical standards and practices in conducting our business.
Board Leadership
Our Board is currently composed of 12 directors, 9 of whom are independent (although as described under the heading “Election of Directors,” effective immediately prior to the annual meeting, the Board will be composed of 10 directors, 7 of whom are independent). Mr. Jerry Fowden is the Chairman of our Board. Mr. Eric Rosenfeld serves as our Lead Independent Director. The only nominees for director who are not independent are Mr. Thomas J. Harrington, Mr. Fowden, and Mr. Prim. See “Certain Relationships and Related Transactions” on page 18 of this proxy statement for further discussion of the Board’s determinations as to independence.
Historically, Primo has separated the roles of Chairman of the Board and Chief Executive Officer. The Chairman is not an independent director and will not be considered independent for a period of three years following the date of his transition from Executive Chairman to Chairman (i.e., until April 2023). Similarly, the Chief Executive Officer is not independent. As a result, Primo anticipates utilizing the Lead Independent Director in an enhanced capacity. The Board feels that separating the role of Chairman and Chief Executive Officer, together with maintaining a Lead Independent Director, reflects good governance procedures and is in the best interests of shareowners at this time. Mr. Rosenfeld, who has served as our Lead Independent Director since 2008, will continue in that role. Our Lead Independent Director presides at executive sessions of the independent directors to ensure free and open discussion and communication among directors. This structure ensures that independent directors play a greater role in the oversight of Primo and actively participate in establishing priorities and procedures for the work of the Board. The Board believes that its leadership structure has not been affected by the Board’s administration of the risk oversight function.
For each regular Board meeting and most special meetings, the Chairman establishes the agenda. Each member of the Board participates in setting the agenda and may also raise at any meeting subjects that are not on the agenda for that meeting.
Shareowner Communications
We seek to maintain a transparent and accessible exchange of information with all of our shareowners and other stakeholders with regard to our business and performance, subject to the requirements of all applicable laws and any other limitations of a legal or contractual nature. In addition to our timely and continuous disclosure obligations under applicable law, we regularly distribute information to our shareowners and the investment community through conferences, webcasts made available to the public and press releases. Shareowners and other interested parties are invited to communicate with one or more of our directors, including the Chairman, the Lead Independent Director or with our non-management directors as a group, by sending a letter to the attention of the directors, or any one of them, c/o Primo Water Corporation, 4221 W. Boy Scout Blvd., Suite 400, Tampa, Florida 33607 or by sending an e-mail to Primoboard@primowater.com. The letter or e-mail should indicate that you are a Primo shareowner or your other interest in Primo. Unless the letter or e-mail contains unsolicited advertising material, it will be forwarded to the director or directors to whom it is addressed (or, if it is not directed toward a specific director, to our Chairman).
Composition of the Board
Our articles of continuance permit a minimum of 3 and a maximum of 15 directors. The Board is currently composed of 12 directors although as described under the heading “Election of Directors,” effective immediately prior to the annual meeting, the Board will be composed of 10 directors.
All of our directors in office at the time of our 2021 annual and special meeting attended virtually.
Directors are elected, on an individual basis and in accordance with our Majority Voting and Director Resignation Policy, for a term of one year.
Board Refreshment
The Board does not currently impose, nor does it believe that it should establish, term limits on its directors, as such limits may cause the loss of experience and expertise important to the optimal operation of the Board. The annual self-evaluation and Board assessment process referred to below under “Board Evaluation” will be an important determinant for Board tenure. The Board has adopted a mandatory retirement policy for directors, which provides that no director may stand for election or re-election to the Board after the director has reached the age of 73. A director that turns 73 during his or her term, however, may serve out the remainder of that term. As a result of this policy, Mr. Mario Pilozzi and Mr. Graham Savage (who are each over the age of 73) will serve out the remainder of their respective terms, which will conclude immediately prior to the 2022 Annual Meeting of Shareowners, and will not stand for re-election at the 2022 Annual Meeting of Shareowners. Other than Mr. Halperin, no nominee identified above will reach the age of 73 prior to the date of the 2023 annual meeting. If elected at the 2022 Annual Meeting, Mr. Halperin will serve out the remainder of his term and will not stand for re-election at the 2023 annual meeting.

Diversity
We are proud to be an equal opportunity and affirmative action employer. It is our goal to have a work force that reasonably reflects the diversity of qualified talent that is available in relevant labor markets. We seek to recruit, develop and retain the most talented people from a diverse candidate pool.
As described in our Code of Business Conduct and Ethics, we base employment decisions, including selection, development and compensation decisions, on an individual’s qualifications, skills and performance.
We do not base these decisions on personal characteristics or status, such as race, color, sex, pregnancy, national origin, citizenship, religion, age, disability, veteran status, sexual orientation, gender identity, marital status, and/or genetic information. We are fully committed to equal employment opportunity and compliance with the letter and spirit of the full range of fair employment practices and non-discrimination laws in the countries in which we do business.
Recommendations concerning director nominees are, foremost, based on merit and performance. Diversity, including representation of women, visible minorities, indigenous people and people with disabilities, is taken into consideration, as it is beneficial that a diversity of backgrounds, views and experiences be present at the Board and management levels. In its evaluation of a potential member of the Board, the ESG and Nominating Committee will give consideration to (i) what skills and competencies the Board should possess, (ii) what skills and competencies each director currently possesses and (iii) what skills and competencies the potential nominee will bring. This process is designed to ensure that the Board includes members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to our business. The Board, taking into consideration the recommendations of the ESG and Nominating Committee, is responsible for selecting the nominees for election to the Board, for appointing directors to fill vacancies, and determining whether a nominee or appointee is independent.
The Board is mindful of the benefit of diversity on the Board and management of Primo and the need to maximize the effectiveness of the Board and management and their respective decision-making abilities. Accordingly, the Board has in place a diversity policy, the purpose of which is to outline how Primo approaches diversity, particularly when identifying individuals to serve as members of the Board or senior management. Pursuant to the policy, Primo, the ESG and Nominating Committee and the Board will consider diversity, including the level of representation of women, visible minorities, indigenous people and people with disabilities, in the identification and nomination of directors and in the hiring of senior management. The policy does not contain a specific target regarding diverse directors or senior management, as the Board does not believe that targets or quotas will necessarily result in the identification or selection of the best director and senior management candidates. The policy requires Primo to advise any third parties engaged by Primo to assist in identifying possible members of the Board or senior management of Primo’s recognition of the potential benefits of diversity. Similarly, the ESG and Nominating Committee charter requires the ESG and Nominating Committee to instruct any search firm engaged to identify potential candidates for directorship to seek to include diverse candidates in terms of race, gender, geography, thought, viewpoints, backgrounds, skills, experience and expertise.
The Board (or a committee of the Board) will annually review the policy and assess its implementation and effectiveness in connection with the composition of the Board and senior management. Primo annually reports in its proxy statement on the process it has used in relation to Board appointments and senior management hires.
The below chart illustrates the diversity of the Board and executive officers as of March 21, 2022:
	Diversity Matrix (As of March 21, 2022)
	Directors(1)		Executive Officers(2)
	Female	Male	Female	Male
Gender Identity	3	8	4	4
Demographic Background	—	—	—	—
Asian (Indian)	1	—	—	—
Hispanic or Latinx	—	—	1	—
White	2	8	3	4
(1)	Includes eleven directors as of March 21, 2022 (one director declined to disclose diversity characteristics); as of March 21, 2022, 25% of the Board consist of females.
(2)	Includes 8 executive officers; as of March 21, 2022, 50% of the executive officers consist of females.

Independence of the Board
The only nominees for director who are not independent are Mr. Harrington, our Chief Executive Officer, Mr. Fowden, our Chairman of the Board and former Chief Executive Officer and Executive Chairman of the Board, and Mr. Prim. See “Certain Relationships and Related Transactions” on page 18 of this proxy statement for further discussion of the Board’s determinations as to independence. Mr. Rosenfeld serves as our Lead Independent Director.
The independent directors meet separately as part of each regularly scheduled meeting of the Board. In 2021, the independent directors held five such meetings. In addition, directors who have a material interest in a transaction or agreement are required to disclose the interest to the Board and to refrain from voting on the matter, and they do not participate in discussions relating to the transaction or agreement.
Each of the Compensation Committee, the ESG and Nominating Committee and the Audit Committee is comprised entirely of independent directors. The Board oversees the establishment and function of all committees, the appointment of committee members and their conduct. The Board has considered the independence of each of its members for purposes of the rules of the NYSE and, where applicable, NI 58-101. See “Certain Relationships and Related Transactions” on page 18 of this proxy statement.
Board Committees
The Board has the following standing committees: ESG and Nominating Committee, Audit Committee and Compensation Committee. The charters of these committees are available on our website, www.primowatercorp.com. From time to time, the Board may form additional committees in its discretion.
ESG and Nominating Committee
Members: Eric Rosenfeld (Chair), Stephen H. Halperin, Britta Bomhard
The Board has determined that each member of the ESG and Nominating Committee is independent within the meaning of the rules of the NYSE and NI 58-101. The ESG and Nominating Committee is responsible for developing and monitoring our approach to corporate governance issues in general. Specifically, the ESG and Nominating Committee is responsible for:
•
reviewing and assessing Primo’s strategy, initiatives and policies relating to environmental, social and governance matters that are significant to Primo and receiving updates with respect thereto from management;

•	developing and maintaining a set of corporate governance principles applicable to Primo and monitoring, on behalf of the Board, Primo’s approach to corporate governance issues;
•	reviewing periodically and recommending changes to the governing documents and the mandates of the Board committees;
•
establishing and articulating qualifications, desired background, expertise (including risk assessment skills), diversity considerations, and other selection criteria for the members of the Board or any Board committee;

•
advising the Board regarding the appropriate number of directors, and identifying and recommending the nomination of new members to the Board and its committees from time to time and nominees for each annual meeting of shareowners (and as such functions as a nominating committee);

•
in the event that a director’s principal employment responsibilities change (except for internal promotions within his or her organization) and that director volunteers to resign from the Board as required pursuant to the Corporate Governance Guidelines, recommending to the Board whether or not to request such resignation;

•
when a director receives an invitation to serve on the board of directors of another publicly traded company, reviewing and determining whether to approve, with input from Primo’s Chairman, Chief Executive Officer and Chief Legal Officer, the proposed directorship in accordance with the Corporate Governance Guidelines;

•	advising the Board with respect to the Board’s leadership structure and the positions held by the members of the Board;

•
ensuring that management develops, implements and maintains appropriate orientation and education programs for directors and schedules periodic presentations for directors to ensure the Board is aware of major business trends and industry and corporate governance practices;

•	developing and recommending to the Board for approval an annual self-evaluation process of the Board and its committees (including each member thereof) and management;
•	monitoring the quality of the relationship between management and the Board and recommending any areas for improvement;
•	reporting on corporate governance as required by all applicable public disclosure requirements;
•	reviewing and assessing annually Primo’s Corporate Governance Guidelines;
•	reviewing and, as appropriate, recommending modifications to the Code of Business Conduct and Ethics, and pre-approving any request for a waiver of such Code;
•	reviewing all related party transactions, whether or not reportable pursuant to applicable U.S. and Canadian securities laws and regulations;
•	reviewing, on at least an annual basis, the way in which Primo’s corporate governance is being evaluated by relevant external organizations and publications;
•	developing and administering a mandatory retirement age policy;
•	being responsible for those matters assigned to it under Primo’s Code of Business Conduct and Ethics and Code of Ethics for Senior Officers;
•	reviewing and reassessing the adequacy of the ESG and Nominating Committee’s charter annually and recommending any proposed changes to the Board for approval;
•
reviewing and assessing the ESG and Nominating Committee’s own performance on an annual basis and reporting regularly to the Board regarding the results of the ESG and Nominating Committee’s activities; and

•
retaining, to the extent it deems necessary or appropriate, outside consultants and other outside advisors to the ESG and Nominating Committee at the expense of Primo, including any search firm engaged to identify potential candidates for directorship — and instructing any such search firm to seek to include diverse candidates in terms of race, gender, geography, thought, viewpoints, backgrounds, skills, experience and expertise.

In selecting candidates for the Board, the ESG and Nominating Committee applies a number of criteria, including the following:
•	each director should be an individual of the highest character and integrity;
•	each director should have sufficient experience to enable the director to make a meaningful contribution to the Board and to Primo;
•	each director should have sufficient time available to devote to our affairs in order to carry out his or her responsibilities as a director;
•	each person who is nominated as an independent director should meet all of the criteria established for independence under applicable securities or stock exchange laws, rules or regulations;
•	whether the residency of the nominee will impact residency and qualification requirements under applicable legislation relating to the composition of the Board and its committees; and
•	whether the person is being nominated, or is precluded from being nominated, to fulfill any contractual obligation we may have.
In addition to the factors considered above, the ESG and Nominating Committee also considers how a nominee will contribute to the diversity of the Board, which is measured by a number of factors, including professional background, education, race, gender, and residence (subject to any applicable law or regulation).

The ESG and Nominating Committee considers suggestions as to nominees for directors from any source, including any shareowner. In addition, our by-laws fix a deadline by which shareowners must submit director nominations prior to any meeting of shareowners. In the case of annual meetings, advance notice must be delivered to us not less than 30 days prior to the date of the annual meeting; provided, however, that if the annual meeting is called for a date that is less than 50 days after the date on which the first public announcement of the date of the annual meeting was made, advance notice may be made not later than the close of business on the 10th day following the date on which the public announcement of the date of the annual meeting is first made by us. In the case of a special meeting of shareowners (which is not also an annual meeting), advance notice must be delivered to us no later than the close of business on the 15th day following the day on which the public announcement of the date of the special meeting is first made by us. Our by-laws also require any shareowner making a director nomination to provide certain important information about its nominees with its advance notice. Only shareowners who comply with the requirements of our by-laws will be permitted to nominate directors to the Board unless the “advance notice” requirements of our by-laws are waived by the Board in its sole discretion.
Shareowners wishing to submit a director nomination should write to our Secretary and include the following:
•	the name, age, business address and residential address of the nominee;
•	the principal occupation or employment of the nominee;
•
the class or series and number of shares of Primo that are controlled or that are owned beneficially or of record by the nominee as of the record date for the meeting of shareowners (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice;

•
any relationships, agreements or arrangements, including financial, compensation and indemnity related relationships, agreements or arrangements, between the nominee or any of its affiliates and the nominating shareowner, any person acting jointly or in concert with the nominating shareowner or any of their respective affiliates; and

•
any other information relating to the nominee that would be required to be disclosed in a dissident’s proxy circular in connection with solicitations of proxies for election of directors pursuant to the Business Corporations Act (Ontario) (the “Act”) and applicable securities laws.

Such nominating shareowner giving the notice must also include the following:
•	the name and record address of the nominating shareowner;
•
the class or series and number of shares of Primo that are controlled or that are owned beneficially or of record by the nominating shareowner as of the record date for the meeting of shareowners (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice;

•	any derivatives or other economic or voting interests in Primo and any hedges implemented with respect to the nominating shareowners’ interests in Primo;
•	any proxy, contract, arrangement, understanding or relationship pursuant to which the nominating shareowner has a right to vote any shares of Primo;
•	whether the nominating shareowner intends to deliver a proxy statement and form of proxy to any shareowners of Primo in connection with the election of directors; and
•
any other information relating to the nominating shareowner that would be required to be made in a dissident’s proxy statement in connection with solicitations of proxies for election of directors pursuant to the Act and applicable securities laws.

You are advised to review our by-laws, which contains additional requirements about advance notice of director nominations.
Management, working with the ESG and Nominating Committee, provides orientations and education programs for new directors to familiarize them with Primo and its business. They also meet with Primo representatives to review the mandates and roles of the Board and its committees, as well as applicable corporate policies. Directors regularly meet with management to discuss corporate developments and participate in plant tours from time to time. In addition, directors are provided with materials concerning matters to be discussed at an upcoming meeting prior to the meeting.

The ESG and Nominating Committee may from time to time engage outside advisors to assist in identifying and evaluating potential nominees to the Board.
The ESG and Nominating Committee met six times in 2021.
Audit Committee
Members: Graham W. Savage (Chair), Susan E. Cates, Gregory Monahan
The Audit Committee reports directly to the Board. Each member has been determined by the Board to be independent within the meaning of the rules of the NYSE, NI 52-110 and Rule 10A-3 of the Exchange Act.
The Audit Committee, on behalf of the Board, oversees the integrity of our annual and interim consolidated financial statements, compliance with applicable legal and regulatory requirements, significant financial reporting issues, the internal audit function, the annual independent audit of our financial statements, the qualifications and independence of our independent auditor, the performance of our internal auditors and independent auditor and is responsible for satisfying itself that we have implemented appropriate systems of internal controls. The Audit Committee reviews the terms of engagement and proposed overall scope of the annual audit with management and the independent auditor. See “Independent Registered Certified Public Accounting Firm—Audit Committee Report” on page 63 of this proxy statement.
The Audit Committee is also tasked with fulfilling the Board’s oversight role with respect to enterprise risk management.
The Audit Committee operates pursuant to a written charter that was most recently updated in February 2021, the text of which is set out in Appendix B. Each member of the Audit Committee is financially literate. Additionally, the Board has determined that Mr. Savage and Ms. Cates each qualify as an “audit committee financial expert” as such term is defined in the rules of the SEC. The Audit Committee met five times in 2021.
Human Resources and Compensation Committee
Members: Stephen H. Halperin (Chair), Mario Pilozzi, Archana Singh, Steven P. Stanbrook
The Board has determined that each member of the Compensation Committee is independent within the meaning of the rules of the NYSE and NI 58-101. See “Certain Relationships and Related Transactions” on page 18 of this proxy statement. The responsibilities of the Compensation Committee pursuant to the Compensation Committee’s charter include:
•
reviewing and discussing with management Primo’s key people management strategies and programs, including culture, diversity, and equity and inclusion initiatives, in furtherance of Primo’s environmental, social and governance related strategies;

•
recommending to the independent members of the Board the annual compensation of the Chief Executive Officer, including base salary, incentive bonus structure, targets, pay-out levels, long-term incentive awards and perquisites;

•	establishing the annual compensation of the direct reports to the Chief Executive Officer;
•
periodically reviewing with the Board and approving short-term and long-term incentive compensation programs and equity-based plans, including general plan administration such as determining eligibility, and setting targets;

•	reviewing and recommending to the Board the remuneration to be paid to non-employee members of the Board;
•	reviewing all executive compensation disclosure before such information is publicly disclosed by Primo; and
•	evaluating whether and to what extent Primo’s compensation policies or practices create incentives that affect risk taking.
The Compensation Committee also is responsible for reviewing and reporting periodically to the Board on our organizational structure and ensuring that an appropriate succession plan for the Chief Executive Officer and our executive officers has been developed. On at least an annual basis, the Chief Executive Officer and the Chief Human Resources Officer present to the Compensation Committee on Chief Executive Officer and executive officer succession candidates, “next-generation” leadership development and external hiring initiatives for senior positions.

The annual reviews of the succession planning process include a review of specific individuals identified as active succession candidates, and each of those individuals is reviewed with respect to progress in current job position and progress toward meeting defined development goals in strategy, leadership and execution. The Compensation Committee then reports on succession planning to the full Board, and the Board discusses such matters in executive session. The Board and individual Board members seek to become familiar with Chief Executive Officer and other senior and “next generation” candidates in Primo. Directors are expected to become sufficiently familiar with Primo’s executive officers to be able to provide perspective on the experience, capabilities and performance of potential Chief Executive Officer candidates. Board meetings are planned to specifically include presentations and attendance by active succession candidates and other senior leaders in Primo.
The Compensation Committee met eight times in 2021.
In determining the amount of compensation for directors, the Compensation Committee reviews industry publications and trends provided by FW Cook to determine the appropriate level of compensation. The Compensation Committee then reports its findings and makes recommendations to the Board for approval.
In 2021, the Compensation Committee continued to retain FW Cook as its sole independent compensation consultant. FW Cook only performs work for and reports directly to the Compensation Committee and attends Compensation Committee meetings as requested. FW Cook provided recommendations to the Compensation Committee on the competitiveness and appropriateness of all elements of executive compensation, including the Chief Executive Officer’s compensation. FW Cook did not provide any additional services to the Board or management in 2021.
The Compensation Committee has considered the independence of FW Cook in light of SEC rules and NYSE and TSX listing standards. In connection with this process, the Compensation Committee has reviewed, among other items, a report from FW Cook addressing the independence of FW Cook and the members of the consulting team serving the Compensation Committee, including the following factors: (i) other services provided to Primo by FW Cook; (ii) fees paid by Primo as a percentage of FW Cook’s total revenue; (iii) policies or procedures of FW Cook that are designed to prevent conflicts of interest; (iv) any business or personal relationships between the senior advisor of the consulting team with a member of the Compensation Committee; (v) any Primo stock owned by the senior advisor or any immediate family member; and (vi) any business or personal relationships between our executive officers and the senior advisor. The Compensation Committee discussed these considerations and concluded that the work performed by FW Cook and its senior advisor involved in the engagement did not raise any conflict of interest.
For more information regarding the function of the Compensation Committee, see “Compensation Discussion and Analysis” beginning on page 19 of this proxy statement.
Board Evaluation
Our Board and our Board’s Audit Committee, Compensation Committee, and ESG and Nominating Committee thoroughly evaluate their own effectiveness throughout the year. The evaluation is a multi-faceted process that includes individual director input on Board and committee meeting topical agenda subjects, executive sessions without management present, periodic input to our CEO and senior management on topical agendas and enhancements to Board and committee effectiveness, and an annual formal self-evaluation. In 2021, our Board engaged a third-party evaluation firm to conduct annual written evaluation process, which included an evaluation of the Board and each committee, along with an individual director peer feedback component.
The process for the formal self-evaluation is as follows:
Determine Format. The formal self-evaluation is in the form of written questionnaires assessing the Board and each of its committees. Each year, our ESG and Nominating Committee discusses and considers the appropriate approach and approves the form of the evaluation.
Conduct Evaluation. Members of our Board and each of its committees participate in the formal evaluation process, responding to questions designed to elicit information to be used in improving Board, committee and individual director effectiveness.

Review Feedback. Director feedback solicited from the formal self-evaluation process is discussed during Board and committee executive sessions and, where appropriate, addressed with management. The Chairman provides feedback to each director from the individual director peer review (and the Lead Independent Director provides such feedback to the Chairman).
Respond to Director Input. In response to feedback from the multi-faceted evaluation process, our Board and committees work with management to take concrete steps to improve policies, processes, and procedures to further Board and committee effectiveness.
Formal Self-Evaluation
For the 2021 formal self-evaluation, the Board formal self-evaluation covered:
•	the basic ingredients and qualities of effective boards;
•	the Board’s role in developing strategy;
•	risk management; and
•	Board dynamics and adequacy of information given to the Board.
The committee formal self-evaluations covered:
•	whether the committee is meeting its mandates; and
•	the functioning of the committee.
The individual director peer feedback component covered the qualities of an effective Board member.
Actions Taken in Response to Formal Self-Evaluations
The following actions were taken in response to the evaluation process:
•	continually revise and revisit the presentation of information and materials regularly provided to directors to alleviate “information overload” and to enable directors to focus on the key data;
•	format of Board meetings has been altered to enable more time for director discussion of the material agenda items;
•	director education and “deep dive” presentations on emerging risk areas, ESG, e-commerce, technology, consumer expectations and competitors;
•	board meetings in locations with Company site visits are under consideration when permitted by health and travel conditions; and
•	management with varying degrees of seniority present to the Board and its committees.
Overboarding Policy
In December 2020, the Board adopted a policy requiring directors to advise the Chair of the ESG and Nominating Committee prior to accepting an invitation to serve on the board of directors of another publicly traded company. The ESG and Nominating Committee, with input from the Chairman, Chief Executive Officer and Chief Legal Officer, will review the following factors in determining whether to approve the suitability of the proposed directorship prior to acceptance of the position:
•	The time requirement and workload of the proposed directorship, including the precise role and any associated committee or other associated obligations.
•	Any existing or potential conflicts of interest.
•	Any legal or regulatory considerations associated with the proposed directorship.
•
If the director in question intends to resign from any other public company board, and if so, the timing of such resignation and whether this will be publicly disclosed at the time of taking up the proposed directorship.

•	The limit on the number of directorships set forth herein.
•	Any other factors that may compromise the director’s ability to fully perform his or her duties to Primo.

The policy states that no director may serve on the board of directors of more than five publicly traded companies, or, in the case of a director who serves as non-interim CEO or Executive Chair of a publicly traded operating company, two publicly traded companies, in each case, inclusive of the Board of Directors of Primo.
Environmental, Social and Governance
In 2021, we made significant progress toward our ESG platform’s cornerstone initiatives, water stewardship and carbon neutrality, continuing to build on our track record of sustainable practices:
•	We achieved 100% carbon neutral certification for our global operations in 2021;
•	We received certifications from the Alliance for Water Stewardship for our Mountain Valley site in Arkansas and our Georgia Mountain site in Georgia;
•	We continue to replace older model diesel vehicles in our delivery fleet with propane-powered vehicles that deliver greater fuel efficiency and help lower our greenhouse gas emissions;
•	We continue to utilize environmentally friendly packaging with a focus on the sale and distribution of our returnable, refillable, and recyclable 3- and 5-gallon bottles;
•
We announced our plan to exit the North American single-use retail bottled water category (primarily 1-gallon, 2.5 gallon and case-pack water) as part of our overall strategy to further reduce our carbon footprint and increase profitability;

•
We established a Diversity, Equity and Inclusion (“DEI”) Committee to develop, implement and promote strategies and best practices around the adoption of our Primo Way values, behaviors and culture; and

•
We appointed Shayron Barnes-Selby as our first Chief Diversity & Inclusion Officer; Ms. Barnes-Selby is responsible for overseeing the implementation of the end-to-end DEI framework and program across our global footprint.

For more information about these and other ESG initiatives, please visit www.primowatercorp.com/sustainability/.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
The members of the Compensation Committee are Stephen H. Halperin (Chair), Mario Pilozzi, Archana Singh and Steven P. Stanbrook. No member of the Compensation Committee is or was during 2021 an employee, or is or ever has been an officer, of Primo or its subsidiaries. No executive officer of Primo served as a director or a member of the Compensation Committee of another company, one of whose executive officers served as a member of Primo’s Board or Compensation Committee.

INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM
Approval of Appointment of Independent Registered Certified Public Accounting Firm
At the meeting you will be asked to approve the appointment of PricewaterhouseCoopers LLP as our independent registered certified public accounting firm for the 2022 fiscal year. A majority of the votes cast must be in favor of this resolution in order for it to be approved. The appointment of PricewaterhouseCoopers LLP will be approved if a majority of the votes cast by those of you who are present at the online meeting or represented by proxy at the meeting are in favor of this action.
We recommend that you vote FOR the approval of the appointment of PricewaterhouseCoopers LLP.
IF YOU PROPERLY COMPLETE AND RETURN THE ENCLOSED FORM OF PROXY, YOUR SHARES WILL BE VOTED FOR THE APPROVAL OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP UNLESS YOU SPECIFICALLY INDICATE OTHERWISE ON THE FORM OF PROXY.
Principal Accounting Fees
The aggregate fees billed by PricewaterhouseCoopers LLP for professional services performed by PricewaterhouseCoopers LLP for us for 2021 and 2020 were as follows:
	Fees ($)
	2021	2020
Audit Fees (including out-of-pocket expenses)	3,344,000	5,075,900
Audit-Related Fees	—	28,000
Tax Fees	386,800	1,073,700
All Other Fees	7,900	82,700
Total	3,738,700	6,260,300
Audit Fees
Audit fees are those for services related to the audit of our annual financial statements for inclusion in our Annual Report on Form 10-K for the 2021 and 2020 fiscal years, including the integrated audit of internal controls over financial reporting, and for the review of the financial statements included in our Quarterly Reports on Form 10-Q for those years. In addition, services rendered in 2021 and 2020 included services related to the audit of statutory filings and various SEC filings.
Audit-Related Fees
There were no audit-related fees for the 2021 fiscal year. Audit-related fees for the 2020 fiscal year consisted primarily of review of pro forma financial statements and related SEC filings.
Tax Fees
Tax fees in 2021 and 2020 consisted of tax compliance services and advice.
All Other Fees
All Other Fees for 2021 and 2020 consisted of fees for services not included in the Audit, Audit Related, and Tax categories, including access to accounting research and disclosure review software resources.
Pre-Approval Policies and Procedures
In engaging Primo’s independent registered certified public accounting firm, the Audit Committee considers the following guidelines:
•
For audit services, the independent auditor is to provide the Audit Committee with an engagement letter for each fiscal year outlining the scope of the audit services proposed to be performed. If agreed to by the Audit Committee, this engagement letter will be formally accepted by the Audit Committee. The independent auditor is to submit an audit services fee proposal for approval by the Audit Committee.

•
For non-audit services, management and the independent auditor will periodically submit to the Audit Committee for approval in advance a description of particular non-audit services. Management and the independent auditor will each confirm to the Audit Committee that each proposed non-audit service is permissible under applicable legal requirements. The Audit Committee must approve permissible non-audit services in order for Primo to engage the independent auditor for such services. The Audit Committee will be informed routinely as to the non-audit services actually provided by the independent auditor pursuant to this process.

•
If management proposes that the Audit Committee engage the independent auditor to provide a non-audit service that is not contemplated or approved by the Audit Committee pursuant to the process outlined above, management will submit the request to the Audit Committee. Management and the independent auditor will each confirm to the Audit Committee that such non-audit service is permissible under all applicable legal requirements. Management will also provide an estimate of the cost of such non-audit service. The Audit Committee must approve the engagement for the non-audit service and the fees for such service prior to our engagement of the independent auditor for the purposes of providing such non-audit service.

Any amendment or modification to an approved permissible non-audit service must be approved by the Audit Committee or the chair of the Audit Committee prior to the engagement of the auditor to perform the service.
Our audit-related fees, tax fees and all other fees in 2021 were pre-approved by the Audit Committee. The Audit Committee has determined that the provision of the non-audit services for which these fees were rendered is compatible with maintaining the independent auditor’s independence.
The Audit Committee has selected PricewaterhouseCoopers LLP as Primo’s independent registered certified public accounting firm for the 2022 fiscal year, subject to shareowner approval at the 2022 Annual Meeting of Shareowners. One or more representatives of PricewaterhouseCoopers LLP will be present at the meeting, will have an opportunity to make a statement as he or she may desire and will be available to respond to appropriate questions.

Audit Committee Report
The Audit Committee reviewed and discussed with management Primo’s audited financial statements for the year ended January 1, 2022. The Audit Committee reviewed with the independent auditor its judgment as to the quality, not just the acceptability, of Primo’s accounting principles and such other matters as the Audit Committee and the auditor are required to discuss under generally accepted auditing standards, in particular those matters required to be discussed by Auditing Standard No. 1301, “Communications with Audit Committees”, as adopted by the Public Company Accounting Oversight Board. The Audit Committee also reviewed with management and the independent auditor the critical accounting policies underlying Primo’s financial statements and how these policies were applied to the financial statements for the year ended January 1, 2022.
The Audit Committee received the written disclosures and the letter from the auditor required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence, and has discussed with the independent auditor its independence from Primo and management. Additionally, the Audit Committee has considered the compatibility of non-audit services with the auditor’s independence.
The Audit Committee also discussed with the independent auditor the overall scope and plans for the audit. The Audit Committee met with the independent auditor, with and without management present, to discuss the results of their examination, their evaluation of Primo’s internal controls and the overall quality of Primo’s financial reporting.
In performing all of these functions, the Audit Committee acts in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of Primo’s management, which has the primary responsibility for establishing and maintaining adequate internal control over financial reporting and for preparing the financial statements, and other reports, and of the independent auditor, who is engaged to audit and report on Primo’s consolidated financial statements and the effectiveness of Primo’s internal control over financial reporting.
Based on the foregoing reviews and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in Primo’s Annual Report on Form 10-K for the year ended January 1, 2022 for filing with the U.S. Securities and Exchange Commission and the Canadian securities regulators.
GRAHAM W. SAVAGE, CHAIR
SUSAN E. CATES
GREGORY MONAHAN
February 22, 2022

ADVISORY VOTE ON EXECUTIVE COMPENSATION
The Dodd-Frank Wall Street Reform and Consumer Protection Act requires that we provide our shareowners with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC. Consistent with our shareowners’ preference expressed in voting at the 2017 annual and special meeting of shareowners, the Board determined that an advisory vote on the compensation of our named executive officers will be conducted every year. As described in detail under the heading “Compensation Discussion and Analysis,” beginning on page 19 of this proxy statement, we seek to closely align the interests of our named executive officers with the interests of our shareowners. Our compensation programs are designed to reward executives based on the achievement of both individual and corporate performance targets, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking. In considering our executive compensation program for 2021, we believe our shareowners will find important the information under the heading “Compensation Discussion and Analysis-Executive Summary” on page 19 of this proxy statement.
For these reasons, the Board is asking shareowners to vote to support our pay practices.
The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC. Although the vote we are asking you to cast is advisory and non-binding, our Board and the Compensation Committee value the views of our shareowners and will consider the outcome of the vote when making future compensation decisions for our named executive officers. We believe that Primo benefits from constructive dialogue with our shareowners, and while we will continue to reach out to our shareowners on these and other important issues, we also encourage our shareowners to contact us. Shareowners who wish to communicate with our Board should refer to “Shareowner Communications” on page 52 in this proxy statement for additional information on how to do so.
The text of the resolution is as follows:
“Be it resolved as a resolution of the shareowners that Primo’s shareowners hereby approve, on an advisory basis, the compensation paid to Primo Water Corporation’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including Compensation Discussion and Analysis, compensation tables and narrative discussion.”
The Board unanimously recommends a vote “FOR” the advisory approval of the compensation of our named executive officers, as disclosed in this proxy statement. Because the vote on executive compensation is advisory, there is technically no minimum vote requirement for this proposal. Notwithstanding the advisory nature of the vote, the resolution will be considered passed with the affirmative vote of a majority of the votes cast by shareowners that are present or represented and entitled to vote at the meeting. Unless a proxy specifies that the shares it represents should abstain from voting or vote against the resolution set out above, the persons named in the enclosed proxy intend to vote in favor of the resolution.

ADDITIONAL INFORMATION
Information about Primo
Upon request to our Secretary you may obtain a copy of our Annual Report on Form 10-K for the fiscal year ended January 1, 2022, our 2021 audited financial statements, and additional copies of this document. Copies of these documents may also be obtained on our website at www.primowatercorp.com, on the SEDAR website maintained by the Canadian securities regulators at www.sedar.com and on the EDGAR website maintained by the SEC at www.sec.gov.
In addition, we have made available on our website our Code of Business Conduct and Ethics and our Corporate Governance Guidelines, as well as the charters of each of our Compensation Committee, ESG and Nominating Committee and Audit Committee. Copies of any of these documents are available in print to any shareowner upon request to our Secretary.
Householding
Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one Notice, or if applicable, only one copy of our proxy statement or annual report may have been sent to multiple shareowners in your household. We will promptly deliver a separate copy of any of these documents to you if you request one by writing or calling as follows: Primo Water Corporation, 4221 W. Boy Scout Blvd., Suite 400, Tampa, Florida 33607, Attention: Investor Relations Department; telephone number (813) 313-1732. If you want to receive separate copies of future materials, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.
Approval
Primo’s Board has approved the contents and sending of this proxy statement.

MARNI MORGAN POE

Chief Legal Officer and Secretary
March 31, 2022

APPENDIX A
PRIMO WATER CORPORATION (the “Corporation”)
MANDATE OF THE BOARD OF DIRECTORS
Purpose:
The purpose of this mandate is to set out the responsibilities of the Board of Directors of the Corporation. The Board of Directors is committed to fulfilling its statutory mandate to supervise the management of the business and affairs of the Corporation with the highest standards of ethical conduct and in the best interests of the Corporation. The Board of Directors approves the strategic direction of the Corporation and oversees the performance of the Corporation’s business and management. The management of the Corporation is responsible for presenting strategic plans to the Board of Directors for review and approval and for implementing the Corporation’s strategic direction.
This mandate should be read in conjunction with the Corporate Governance Guidelines of the Corporation which set out additional responsibilities of the Board of Directors and contain guidelines pertaining to, inter alia, board size, selection, expectations, committees and meetings.
Responsibilities:
The Board of Directors shall:
1.
Satisfy itself as to the integrity of the Chief Executive Officer and other senior officers and that the Chief Executive Officer and other senior officers create a culture of integrity throughout the Corporation.

2.
Review and approve the annual operating plan (including the capital budget), long- and short-term strategic plans (which take into account, among other things, the opportunities and risks facing the Corporation’s business) and business objectives of the Corporation that are submitted by management and monitor the implementation by management of the strategic plan.

3.
Identify and review the principal business risks of the Corporation’s business and oversee, with the assistance of the Audit Committee, the implementation and monitoring of appropriate risk management systems and the monitoring of risks.

4.
Ensure, with the assistance of the ESG and Nominating Committee, the effective functioning of the Board of Directors and its committees in compliance with the corporate governance requirements of stock exchange listing rules and applicable law, and that such compliance is reviewed periodically by the ESG and Nominating Committee.

5.
Develop the Corporation’s approach to corporate governance. The ESG and Nominating Committee shall develop a set of corporate governance principles and guidelines that are specifically applicable to the Corporation. The Board of Directors shall review and approve the principles and guidelines applicable to the Corporation and its officers, directors, and employees, including the Code of Ethics for Senior Officers and the Code of Business Conduct and Ethics.

6.
Satisfy itself that internal controls and management information systems for the Corporation are in place, are evaluated as part of the internal auditing process and reviewed periodically at the initiative of the Audit Committee.

7.
Assess the performance of the Corporation’s executive officers, including establishing and monitoring appropriate systems for succession planning as set forth in the Corporate Governance Guidelines of the Corporation (including appointing, training and monitoring senior management) and for periodically monitoring the compensation levels of such executive officers based on determinations and recommendations made by the Human Resources and Compensation Committee.

8.	Ensure that the Corporation has in place a policy for effective communication with shareowners, other stakeholders and the public generally.
9.
Review and, where appropriate, approve the recommendations made by the various committees of the Board of Directors, including, without limitation, to: select nominees for election to the Board; appoint directors to fill vacancies on the Board of Directors; appoint and replace, as applicable, the chairman, the lead independent director, the members of the various committees of the Board of Directors and the chair of each such committee; and establish the form and amount of director compensation.

A-1

The Board of Directors has delegated to the Chief Executive Officer, working with the other executive officers of the Corporation and its affiliates, the authority and responsibility for managing the business of the Corporation.
The Chief Executive Officer shall seek the advice and, in appropriate situations, the approval of the Board of Directors with respect to extraordinary actions to be undertaken by the Corporation, including those that would make a significant change in the financial structure or control of the Corporation, the acquisition or disposition of any significant business, the entry of the Corporation into a major new line of business or transactions involving related parties.
Measures for Receiving Shareowner Feedback:
The Corporation shall provide a mechanism for receiving feedback from shareowners regarding its publicly disseminated materials and otherwise. The Board of Directors, upon recommendation of the ESG and Nominating Committee, will adopt specific procedures for permitting shareowner feedback and communication with the Board of Directors, including procedures that address consideration of persons suggested by shareowners as potential director nominees. Shareowners must comply with the “advance notice” requirements of the Corporation’s by-laws to suggest a nominee to the Board of Directors, unless such requirements are waived by the Board of Directors.
Expectations of Directors:
The Board of Directors shall develop and update, in conjunction with the ESG and Nominating Committee, specific expectations of directors. Such expectations shall be set out in the Corporate Governance Guidelines of the Corporation.
Annual Evaluation:
At least annually, the Board of Directors through the ESG and Nominating Committee shall, in a manner the Board of Directors determines to be appropriate:
•
Conduct a review and evaluation of the performance of the Board of Directors and its members, its committees and their members, including the compliance of the Board of Directors with this mandate and of the committees with their respective charters.

•	Review and assess the adequacy of this mandate.
No Rights Created:
This mandate is a broad policy statement and is intended to be part of the Board of Directors’ flexible governance framework. While this mandate should comply with all applicable law and the Corporation’s articles and by-laws, this mandate does not create any legally binding obligations on the Board of Directors, any committee of the Board of Directors, any director or the Corporation.
A-2

APPENDIX B
PRIMO WATER CORPORATION (the “Corporation”)
AUDIT COMMITTEE (the “Committee”)
CHARTER
Purpose:
The Committee is appointed by the Board of Directors (the “Board”) to assist the Board in fulfilling the oversight responsibilities it has with respect to: (i) the integrity of the financial statements of the Corporation; (ii) the Corporation’s compliance with legal and regulatory requirements; (iii) the qualifications and independence of the Corporation’s independent auditor; (iv) the performance of the Corporation’s internal auditors and independent auditor; and (v) disclosure controls, internal controls over financial reporting, and compliance with ethical standards adopted by the Corporation. In performing its duties, the Committee will foster an environment of open communication and adherence to the Corporation’s policies, practices and procedures at all levels. The Committee will also maintain effective working relationships with the Board, management, and the auditors.
Committee Authority and Responsibilities:
To fulfill its responsibilities and duties, the Committee shall:
Meetings
1.
Report regularly to the Board by means of written or oral reports, submission of minutes of Committee meetings or otherwise, from time to time or whenever it shall be called upon to do so, including a review of any issues that arise with respect to the quality and integrity of the Corporation’s financial statements, the Corporation’s compliance with legal and regulatory requirements, the performance and independence of the Corporation’s independent auditor, and the performance of the internal auditors.

2.
Meet as often as it determines necessary, but not less frequently than quarterly. The Committee shall meet separately in person, by videoconference or telephonically, periodically, with management (including the Chief Financial Officer and Chief Accounting Officer), the internal auditors and the independent auditor, and have such other direct and independent interaction with such persons from time to time as the members of the Committee deem appropriate. The Committee may request any officer or employee of the Corporation or the Corporation’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The time at which, and the place where, the meetings of the Committee shall be held, the calling of meetings and the procedure in all respects of such meeting shall be determined by the Committee, unless otherwise provided for in the by-laws of the Corporation or otherwise determined by resolution of the Board.

3.
Meet privately with management and the independent auditor (together or separately), as frequently as the Committee deems appropriate for the Committee to fulfill its responsibilities, to discuss any concerns of the Committee, management or the independent auditors.

Financial Statement and Disclosure Matters
4.
Meet to review and discuss the annual audited financial statements with management and the independent auditor, including the Corporation’s specific disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and recommend to the Board whether the audited financial statements should be included in the Corporation’s Form 10-K.

5.
Meet to review and discuss the quarterly financial statements with management and the independent auditor prior to filing the Corporation’s Form 10-Q, including the results of the independent auditor’s review of the Corporation’s quarterly financial statements.

6.
Discuss with management and the independent auditor significant financial accounting and reporting issues, complex or unusual transactions and judgments made in connection with the preparation of the Corporation’s financial statements, including any significant changes in the Corporation’s selection or application of accounting principles and the implementation thereof.

7.
Review and discuss with management and the independent auditor any issues as to the adequacy of the Corporation’s internal controls, any special steps adopted in light of material control deficiencies and the adequacy of disclosures about changes in internal control over financial reporting and engage in resolution thereof.

8.
Prepare the audit report required by the rules of the U.S. Securities and Exchange Commission to be included in the Corporation’s annual proxy circular and any other Committee reports required by applicable U.S. or Canadian securities laws or stock exchange listing requirements or rules.

9.
Discuss with management the Corporation’s earnings press releases (including the use of any “pro forma” or “adjusted” non-GAAP information) prior to the public disclosure thereof by the Corporation, as well as financial information and earnings guidance provided to analysts and rating agencies.

10.	Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures, if any, on the Corporation’s financial statements.
11.
Review disclosures made to the Committee by the Corporation’s Chief Executive Officer and Chief Financial Officer during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Corporation’s internal controls.

12.
Review and discuss with management (including the senior internal audit executive) and the independent auditor the Corporation’s internal controls report and the independent auditor’s attestation of the report prior to the filing of the Corporation’s Form 10-K.

Oversight of the Corporation’s Risk Management Function
13.
Oversee the risk management activities of the Corporation, which will include holding periodic discussions with management regarding the Corporation’s guidelines and policies with respect to risk assessment, risk management, and major strategic, financial and operational risk exposures such as fraud, data privacy and security, environmental, competitive and regulatory risks. The Committee shall receive regular reports regarding such risks and the steps management has taken to monitor and control any exposure resulting from such risks. The Committee shall, on at least an annual basis, facilitate a discussion with the Board regarding the Corporation’s risk management function and the Corporation’s major strategic, financial and operational risk exposures.

14.
Review and discuss with the Board and others as it deems appropriate any litigation, claim or other contingency that could have a material effect upon the financial position or operating results of the Corporation.

15.	Oversee the Corporation’s insurance programs, any renewals or replacements thereof, including in respect of directors’ and officers’ insurance and indemnification for members of the Board.
Oversight of the Corporation’s Relationship with the Independent Auditor
16.
Subject to compliance with the requirements of applicable laws, have the sole authority to appoint or replace the independent auditor (subject, if applicable, to shareowner ratification). The Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor and advisors retained by the Committee (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services. The independent auditor shall report directly to the Committee.

17.
Before the engagement of the independent auditor and at least annually thereafter, review and discuss with the independent auditor the independent auditor’s written communications to the Committee regarding the relationships between the auditor and the Corporation that, in the auditor’s professional judgment, may reasonably be thought to bear on its independence and affirming in writing to the Committee that the auditor is independent.

18.
Review with the independent auditor any audit problems or difficulties and management’s response. This review should include a discussion of (i) any restrictions on the scope of the independent auditor’s activities or on access to requested information and (ii) any significant disagreements with management. The Committee may review, as it deems appropriate: (i) any accounting adjustments that were noted or proposed by the independent auditor but were “passed” (as immaterial or otherwise); (ii) any communications between the audit team and the audit firm’s national office respecting auditing or accounting issues presented by the engagement; and (iii) any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditor to the Corporation.
19.
Subject to compliance with the requirements of applicable laws, set clear hiring policies for employees or former employees and partners or former partners of the current and former independent auditor.

20.
At least annually, obtain and review a report from the independent auditor describing: (i) the independent auditor’s internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditor, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the auditor, and any steps taken to deal with any such issues; and (iii) all relationships between the independent auditor and the Corporation (to assess the auditor’s independence).

21.
Based on the above mentioned report and the independent auditor’s work throughout the year, evaluate the qualifications, performance and independence of the independent auditor, and select the Corporation’s auditor for the next year, subject to shareowner ratification. In this evaluation, the Committee shall: (i) consider whether the independent auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the independent auditor’s independence; (ii) evaluate the lead partner of the independent auditor’s team and make sure that there is a regular rotation of the lead partner, and consider whether, in order to assure continuing auditor independence, there should be regular rotation of the independent auditing firm on a regular basis; (iii) evaluate the independent auditor’s team; and (iv) take into account the opinions of management and internal auditors. The Committee shall present its conclusions with respect to the independent auditor to the Board.

22.
Review and discuss quarterly reports from the independent auditor (required by Section 10A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), on: (i) all critical accounting policies and practices to be used; (ii) all alternative treatments of financial information within generally accepted accounting principles (“GAAP”) related to material items that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and (iii) other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences. Additionally, the Committee shall review with the independent auditor the matters required to be discussed under the standards of the Public Company Accounting Oversight Board.

23.
Pre-approve all permitted auditing services and non-audit services (including the fees and terms thereof) to be performed for the Corporation or its subsidiary entities by its independent auditor. Notwithstanding the foregoing, the Chair of the Committee shall be permitted to pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Corporation or its subsidiary entities by its independent auditor; provided that any such pre-approvals shall be subject to ratification by the Committee at its next meeting. This permission is also subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Committee prior to the completion of the audit. The Committee shall review and discuss with the independent auditor the nature and scope of any tax services to be approved, as well as the potential effects of the provision of such services on the auditor’s independence.

24.	Meet with the independent auditor prior to the annual audit to review and discuss the planning and staffing of the audit.
Oversight of the Corporation’s Internal Audit Function
25.
The senior internal audit executive will report directly to the Chair of the Committee and administratively on a dotted line to the Corporation’s Chief Financial Officer. The Committee will review and advise management on the selection and removal of the senior internal audit executive.

26.	Review the significant reports to management prepared by the internal audit department and management’s responses.

27.	Periodically review, with the independent auditor, the internal audit department’s responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.
28.	Periodically review, with the senior internal audit executive, any significant difficulties, disagreements with management, or scope restrictions encountered in the course of the function’s work.
29.	Annually review and recommend changes (if any) to the internal audit charter.
Compliance Oversight Responsibilities
30.	Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated.
31.
Establish procedures for: (i) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls and auditing matters, and (ii) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

32.
Periodically review and discuss with management, the internal auditors, and the independent auditor the overall adequacy and effectiveness of the Corporation’s legal, regulatory and ethical compliance programs, including the Corporation’s Code of Business Conduct and Ethics and Code of Ethics for Senior Officers. The Committee shall periodically receive from management confirmation of its compliance with material legal and regulatory compliance requirements. The Committee shall advise the Board with respect to the Corporation’s policies and procedures regarding compliance with applicable laws and regulations and with the Corporation’s Code of Business Conduct and Ethics and Code of Ethics for Senior Officers. Consistent with these responsibilities, the Committee shall encourage continuous improvement of, and shall foster adherence to, the Corporation’s policies, procedures, and practices at all levels. The Committee shall also provide for open communication among the independent auditor, management, the internal audit function, and the Board.

33.
Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Corporation’s financial statements or accounting policies.

34.	Discuss with the Corporation’s Chief Legal Officer legal matters that may have a material impact on the financial statements or the Corporation’s compliance policies and internal controls.
35.
In order to properly carry out its responsibilities, have the authority, without seeking Board approval and to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Corporation shall provide appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report or performing other audit, review or attest services for the Corporation and to any advisors employed by the Committee, as well as the funding levels for the ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

Committee Membership and Evaluation:
36.
Upon the recommendation of the ESG and Nominating Committee, the Board shall elect annually from among its members a committee to be known as the “Audit Committee” to be composed of at least three independent directors, none of whom shall: (i) accept directly or indirectly from the Corporation or any subsidiary of the Corporation any consulting, advisory or other compensatory fee, other than as remuneration for acting in his or her capacity as a member of the Board or any Board committee, or as a part-time chair or vice-chair of the Board or any Board committee; (ii) be affiliated with the Corporation or any of its affiliates; (iii) be officers or employees of the Corporation or of any of its affiliates, or have been an officer or employee of the Corporation, any of its affiliates or the independent auditor in the three years prior to being appointed to the Committee; or (iv) be an immediate family member of any of these persons.

37.
Each member of the Committee shall meet the independence, experience and financial literacy requirements of any stock exchange upon which the Corporation’s stock is listed from time to time and in accordance with U.S. and Canadian securities laws, including applicable listing standards. At least one member of the Committee shall be an “audit committee financial expert” (as defined by the U.S. Securities and Exchange Commission).

38.
Committee members shall not simultaneously serve on the audit committees of more than two other public companies unless the Board determines that simultaneous service on more than two other audit committees would not impair such member’s ability to effectively serve on the Committee. If such a determination is made, it must be disclosed in the Corporation’s annual proxy circular.

39.
A majority of the members of the Committee shall constitute a quorum. No business may be transacted by the Committee except at a meeting of its members at which a quorum of the Committee is present (in person or by means of telephone or video conference whereby each participant has the opportunity to speak to and hear one another) or by a resolution in writing signed by all the members of the Committee.

40.
Each member of the Committee shall hold such office until the next annual meeting of shareowners after election as a member of the Committee. However, any member of the Committee may be removed or replaced at any time by the Board, with or without cause, and shall cease to be a member of the Committee as soon as such member ceases to be a director or otherwise ceases to be qualified to be a member of the Committee. The Board shall fill Committee member vacancies by appointing a member from the Board. If a vacancy on the Committee exists, the remaining members shall exercise all the Committee’s powers so long as a quorum exists.

41.
Upon the recommendation of the ESG and Nominating Committee, the Board shall elect a member of the Committee to act as Chair of the Committee (the “Chair”). In the absence of the Chair from any meeting of the Committee, the members of the Committee shall appoint one of their number to act as Chair of the meeting. The Chair will appoint a secretary who will keep minutes of all meetings (the “Secretary”), which shall be circulated to members of the Board upon completion. The Secretary need not be a member of the Committee or a director and can be changed by simple notice from the Chair.

42.	The members of the Committee shall be entitled to receive such remuneration for acting as members of the Committee as the Board may from time to time determine.
43.
The Committee may form and delegate authority to subcommittees consisting of one or more members of the Committee when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Committee at its next scheduled meeting.

44.	At least annually, the Committee shall review and reassess the adequacy of this charter. The Committee shall annually review and assess the Committee’s own performance.
Disclosure:
This charter shall be made available on the Corporation’s website.
Interpretations and Determinations:
The Committee and the Board shall have the power and authority to interpret this charter and make any determinations as to whether any act taken has been taken in compliance with the terms hereof.
Limitation of Audit Committee’s Role:
It is not the duty of the Committee to prepare financial statements, to plan or conduct audits or to determine that the Corporation’s financial statements and disclosure are complete and accurate and are in accordance with GAAP and applicable rules and regulations. These are the responsibilities of management and the independent auditor.
No Rights Created:
This charter is a broad policy statement and is intended to be part of the Committee’s flexible governance framework. While this charter should comply with all applicable laws, regulations and listing requirements and the Corporation’s articles and by-laws, this charter does not create any legally binding obligations on the Committee, the Board, any members of the Board or the Corporation.

APPENDIX C
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
PRIMO WATER CORPORATION
SUPPLEMENTARY INFORMATION - NON-GAAP - BONUS ADJUSTED REVENUE
(in millions of U.S. dollars)
Unaudited
	For the Year Ended
	January 1, 2022
	North America	Rest of World	Total
Revenue	$1,562.9	$510.4	$2,073.3

Impact of foreign exchange at target rates	(3.1)	(6.9)	(10.0)
Impact of acquisitions not included in target	(3.6)	(1.4)	(5.0)
Bonus Adjusted Revenue	$1,556.2	$502.1	$2,058.3

PRIMO WATER CORPORATION
SUPPLEMENTARY INFORMATION - NON-GAAP - BONUS ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION & AMORTIZATION
(in millions of U.S. dollars)
Unaudited
	For the Year Ended
	January 1, 2022
	North America	Rest of World	All Other	Total
Operating income (loss)	$146.0	$1.5	$(44.5)	$103.0
Other (income) expense, net	(3.7)	4.9	26.7	27.9
Depreciation and amortization	156.9	60.7	1.5	219.1
EBITDA	$306.6	$57.3	$(69.7)	$294.2

Acquisition and integration costs	5.1	1.7	4.0	10.8
Share-based compensation costs	5.2	2.0	10.3	17.5
COVID-19 costs	1.9	0.4	0.1	2.4
Foreign exchange and other losses, net	0.1	8.4	0.2	8.7
Loss on disposal of property, plant and equipment, net	9.1	0.2	—	9.3
Loss on extinguishment of long-term debt	—	—	27.2	27.2
Gain on sale of business	—	(3.8)	—	(3.8)
Other adjustments, net	(1.4)	12.7	2.4	13.7
Adjusted EBITDA	$326.6	$78.9	$(25.5)	$380.0

Impact of foreign exchange at target rates	(0.2)	0.1	—	(0.1)
Impact of acquisitions not included in target	(0.5)	—	—	(0.5)
Adjustment for refurbishment policy	(4.7)	—	—	(4.7)
Bonus Adjusted EBITDA	$321.2	$79.0	$(25.5)	$374.7

PRIMO WATER CORPORATION
SUPPLEMENTARY INFORMATION - NON-GAAP - BONUS ADJUSTED FREE CASH FLOW
(in millions of U.S. dollars)
Unaudited
For the Year Ended
January 1, 2022
Net cash provided by operating activities from continuing operations	$258.7
Less: Additions to property, plant, and equipment	(152.0)
Free Cash Flow	$106.7

Acquisition and integration cash costs	13.1
COVID-19 related cash costs	2.6
Cash costs related to additions to property, plant and equipment for integration of acquired entities	2.0
Deferral of payroll tax related costs - government programs	9.0
Adjusted Free Cash Flow	$133.4

BONUS ADJUSTMENTS
Impact of foreign exchanges rates to target	(0.1)
Adjustment for acquisitions not included in target	(0.5)
BONUS ADJUSTED FREE CASH FLOW	$132.8

PRIMO WATER CORPORATION
SUPPLEMENTARY INFORMATION - NON-GAAP – PERFORMANCE SHARE UNIT ADJUSTED
PRE-TAX INCOME
(in millions of U.S. dollars)
Unaudited
	For the Year Ended
	December 28, 2019	January 2, 2021	January 1, 2022
Pre-Tax (Loss) Income	$(6.3)	$(152.5)	$6.3

Adjustments per plan
The impact of changes to US GAAP	6.8	0.8	0.8
The impact of changes to tax laws or other regulations in any jurisdiction the Company operates in	—	137.3	2.6
All expenses related to capital markets and M&A transactions authorized by the Board of Directors, including integration costs, professional advisor fees, investment banking fees and gains or losses due to the repurchase of debt or equity	16.6	52.7	38.0
Gains or losses from, or expenses incurred for the restructuring of the Company’s legal and tax structure, including gains or losses due to intercompany loans between the Company's subsidiaries	1.1	1.3	0.5
US GAAP purchase accounting adjustments in connection with (i) the acquisition of DSS by Crestview Partners and by the Company, and (ii) acquisitions by the Company after December 31, 2018	14.4	13.0	10.7
The impact of foreign currency compared to targeted rates	1.3	—	8.7
The impact of retirement provision	—	5.9	0.1
Total adjustments per plan	40.2	211.0	61.4
Adjusted Pre-Tax Income	$33.9	$58.5	$67.7

Primo Water Corporation
4221 W. Boy Scout Blvd.
Suite 400
Tampa, Florida 33607

www.primowatercorp.com

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D70909-P66186 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PRIMO WATER CORPORATION

The Board of Directors recommends you vote FOR the following proposals:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Britta Bomhard	06) Gregory Monahan
02) Susan E. Cates	07) Billy D. Prim
03) Jerry Fowden	08) Eric Rosenfeld
04) Stephen H. Halperin	09) Archana Singh
05) Thomas J. Harrington	10) Steven P. Stanbrook

	For	Against	Abstain
2. Appointment of Independent Registered Certified Public Accounting Firm. Appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm.	☐	☐	☐
3. Non-Binding Advisory Vote on Executive Compensation. Approval, on a non-binding advisory basis, of the compensation of Primo Water Corporation's named executive officers.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
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D70910-P66186

PRIMO WATER CORPORATION
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF SHAREOWNERS
MAY 10, 2022

The shareowner(s) hereby appoint(s) Jerry Fowden, or failing him, Marni Morgan Poe, Chief Legal Officer & Secretary, or ____________________ as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the Common Shares of Primo Water Corporation that the shareowner(s) is/are entitled to vote at the Annual Meeting of Shareowners to be held at 8:00 a.m. (local time in Tampa, Florida) on Tuesday, May 10, 2022, online at www.virtualshareholdermeeting.com/PRMW2022, and any adjournment or postponement thereof.

Each shareowner has the right to appoint a person other than the directors and officers of Primo Water Corporation indicated above to represent them as proxyholder at the Annual Meeting of Shareowners or any adjournment or postponment thereof. Such right can be exercised by filling in that person's name in the blank space located above.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREOWNER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED AS THE PROXYHOLDERS SEE FIT.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

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